UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CRYOLIFE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1655 ROBERTS BOULEVARD, NW

KENNESAW, GEORGIA 30144

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CRYOLIFE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CRYOLIFE, INC. (the “Annual Meeting”) will be held at CryoLife, Inc.’s Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, on May 19, 2009 at 10:00 a.m., Atlanta time, for the following purposes:

1.	To elect as Directors the eight nominees named in the attached proxy statement to serve until the next Annual Meeting of Stockholders or until their successors are elected and have been qualified.

2.	To approve the CryoLife, Inc. 2009 Employee Stock Incentive Plan.

3.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2009.

4.	To transact such other business as may be properly brought before the meeting or any adjournments thereof.

Only record holders of CryoLife’s common stock at the close of business on March 23, 2009 will be eligible to vote at the meeting.

Your attendance at the Annual Meeting is very much desired. However, if there is any chance you may not be able to attend the meeting, please execute, complete, date and return the enclosed proxy card in the envelope provided or vote by telephone as directed on the enclosed proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 19, 2009. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the internet. This proxy statement, the related proxy card and our 2008 Annual Report to Stockholders are available on our corporate website and may be accessed at www.cryolife.com by clicking on “About CryoLife,” then “Investor Relations” and then “Annual Meeting Materials.” In accordance with such rules, we do not use “cookies” or other software that identifies visitors accessing these materials on our website.

By Order of the Board of Directors:

STEVEN G. ANDERSON,
Chairman of the Board, President, and
Chief Executive Officer

Date: April 7, 2009

A copy of CryoLife’s 2008 Annual Report to Stockholders, which includes CryoLife’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, containing financial statements, is enclosed.

1655 ROBERTS BOULEVARD, NW

KENNESAW, GEORGIA 30144

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished for the solicitation of proxies by the Board of Directors of CryoLife, Inc. (“CryoLife,” the “company,” “we,” or “us”) for CryoLife’s Annual Meeting of Stockholders to be held on May 19, 2009, at 10:00 a.m., Atlanta time. The meeting will be held in the auditorium at CryoLife Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. The sending in of a signed proxy will not affect a stockholder’s right to attend the meeting and vote in person. A signed proxy may be revoked by the sending in of a timely, but later dated, signed proxy. Any stockholder sending in or completing a proxy may also revoke it at any time before it is exercised by giving timely notice to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355.

Holders of record of CryoLife’s common stock at the close of business on March 23, 2009 will be eligible to vote at the meeting. CryoLife’s stock transfer books will not be closed. At the close of business on March 23, 2009, CryoLife had outstanding a total of 28,247,584 shares of common stock, excluding a total of 956,766 shares of treasury stock held by CryoLife, which are not entitled to vote. Each outstanding share of common stock will be entitled to one vote, non-cumulative, at the meeting.

Other than the matters set forth herein, management is not aware of any other matters that may come before the meeting. If any other business should be properly brought before the meeting, the persons named on the enclosed proxy card will have discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

This proxy statement and the attached proxy card were first mailed to stockholders on behalf of CryoLife on or about April 7, 2009. Properly executed proxies, timely returned, will be voted as indicated by the stockholder where the person solicited specifies a choice with respect to any matter to be acted upon at the meeting. If the person solicited does not specify a choice with respect to election of Directors, approval of the 2009 Employee Stock Incentive Plan, or ratification of the company’s independent registered public accounting firm, the shares will be voted for management’s nominees for election as Directors, for approval of the 2009 Employee Stock Incentive Plan, and for ratification of the company’s independent registered public accounting firm. In addition to the solicitation of proxies by the use of the mails, Directors and officers of CryoLife may solicit proxies on behalf of management by telephone, email, and personal interview. Such persons will receive no additional compensation for their solicitation activities, and will be reimbursed only for their actual expenses incurred. CryoLife has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers, and CryoLife will reimburse such brokers and nominees for their related out-of-pocket expenses. The costs of soliciting proxies will be borne by CryoLife.

VOTING PROCEDURES AND VOTE REQUIRED

The Secretary of CryoLife, in consultation with the inspector of election, who will be an employee of CryoLife’s transfer agent, shall determine the eligibility of persons present at the Annual Meeting to vote and whether the name signed on each proxy card corresponds to the name of a stockholder of CryoLife. The Secretary, based on such consultation, shall also determine whether or not a quorum of the shares of common stock of CryoLife, consisting of a majority of the shares entitled to vote at the Annual Meeting, exists at the Annual Meeting. Abstentions from voting will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner. Except as specifically noted below, broker non-votes will be disregarded with respect to all proposals.

Nominees for election as Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are eight Directorships to be filled, this means that the eight individuals receiving the most votes will be elected. Abstentions and broker non-votes will therefore not be relevant to the outcome.

The affirmative vote of a majority of the votes cast, either for, against or abstain, by the holders of the shares of common stock voting in person or by proxy at the meeting is required to approve the 2009 Employee Stock Incentive Plan, in order to comply with the requirements of both Florida law and the New York Stock Exchange (“NYSE”) rules. Accordingly, abstentions will have the effect of a vote against the proposal to approve the 2009 Employee Stock Incentive Plan and broker non-votes will be disregarded. In addition, NYSE rules also require that at least 50% of the shares outstanding as of the record date actually cast a vote (either for, against or abstain) with respect to the proposal to approve the 2009 Employee Stock Incentive Plan. Broker non-votes will not be counted as votes cast for purposes of the NYSE 50% vote requirement.

The votes cast for the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered accounting firm must exceed the votes cast against the ratification in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

Shares represented at the annual meeting in person or by proxy are counted for quorum purposes, even if they are not voted on one or more matters. Please note that brokers holding shares for a beneficial owner that have not received voting instructions with respect to the election of Directors or the ratification of the appointment of Deloitte & Touche LLP may vote the beneficial owner’s shares with respect to those matters; however, such brokers who do not receive voting instructions with respect to the approval of the 2009 Employee Stock Incentive Plan may not vote the beneficial owner’s shares with respect to the matter.

There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement.

ANNUAL MEETING ADMISSION

Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders and guests of CryoLife. Admission will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the meeting, please detach your Admission Ticket from the bottom portion of the proxy card and bring it with you to the meeting. If you are a beneficial owner (your shares are held in the name of a bank, broker, or other holder of record) and you plan to attend the meeting, you can obtain an Admission Ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement. Stockholders and proxy holders who do not obtain tickets in advance may obtain them upon verification of ownership or proxy authority at the reception desk on the day of the meeting. Tickets may be issued to others at the discretion of CryoLife. If you are a beneficial owner, in order to vote your shares at the meeting, you must obtain a proxy from the record holder of your shares.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

The Board of Directors of CryoLife recommends a vote “FOR” the election of each nominee for Director named below, “FOR” approval of the 2009 Employee Stock Incentive Plan, and “FOR” ratification of the independent registered public accounting firm.

ELECTION OF DIRECTORS

Directors of CryoLife elected at the Annual Meeting to be held on May 19, 2009 will hold office until the next Annual Meeting or until their successors are elected and qualified.

Each of the eight nominees is currently a Director of CryoLife and has consented to serve on the Board of Directors, if elected. Should any nominee for the office of Director become unable to accept nomination or election, it is the intention of the persons named on the proxy card, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board may recommend.

The following table sets forth the name and age of each nominee, the period during which each such person has served as a Director, the number of shares of CryoLife’s common stock beneficially owned, directly or indirectly, by such person, and the percentage of outstanding shares of CryoLife’s common stock such ownership represented at the close of business on March 23, 2009, according to information received by CryoLife:

Name of Nominee	Service as Director	Age	Shares of CryoLife Stock Beneficially Owned(1)		Percentage of Outstanding Shares of CryoLife Stock
Steven G. Anderson	Since 1984	70	1,532,222	(2)	5.4%
Thomas F. Ackerman (9)(11)	Since 2003	54	45,000	(3)	*
James S. Benson (10)(12)	Since 2005	70	30,000	(4)	*
Daniel J. Bevevino (10)(11)	Since 2003	49	45,000	(5)	*
John M. Cook (9)(11)	Since 1999	66	124,500	(6)	*
Ronald C. Elkins, M.D. (9)(12)	Since 1994	72	66,250	(7)	*
Ronald D. McCall, Esq. (10)(12)(13)	Since 1984	72	168,963	(8)	*
Harvey Morgan (10)(11)	Since 2008	67	6,250	(7)	*

*	Ownership represents less than 1% of the outstanding shares of CryoLife common stock.
(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)	This amount includes:

•	107,924 shares held by Ms. Ann B. Anderson, Mr. Anderson’s spouse,

•	106,500 shares held in a grantor-retained annuity trust, of which Mr. Anderson’s spouse is the trustee,

•	164,674 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2009, and

•	42,500 shares of unvested restricted stock as of March 23, 2009.

(3)	This amount includes 30,000 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2009. This amount also includes 6,250 shares of unvested restricted stock as of March 23, 2009.
(4)	This amount includes 10,000 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2009. This amount also includes 6,250 shares of unvested restricted stock as of March 23, 2009.
(5)	This amount includes 30,000 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2009. This amount also includes 6,250 shares of unvested restricted stock as of March 23, 2009.
(6)	This amount includes 19,500 shares that are held by CT Investments, LLC of which Mr. Cook owns 90% of the membership interests. This amount also includes options to acquire 30,000 shares of common stock that are either presently exercisable or will become exercisable within 60 days after March 23, 2009. This amount also includes 6,250 shares of unvested restricted stock as of March 23, 2009.
(7)	This amount includes 6,250 shares of unvested restricted stock as of March 23, 2009.
(8)	This amount includes 16,000 shares of common stock owned of record by Ms. Marilyn B. McCall, Mr. McCall’s spouse. This amount also includes options to acquire 18,837 shares of common stock that are either presently exercisable or will become exercisable within 60 days after March 23, 2009. This amount also includes 7,662 shares of unvested restricted stock as of March 23, 2009.
(9)	Director is a member of the Compensation Committee.
(10)	Director is a member of the Nominating and Corporate Governance Committee.
(11)	Director is a member of the Audit Committee.
(12)	Director is a member of the Regulatory Affairs and Quality Assurance Policy Committee.
(13)	Mr. McCall is the Presiding Director of the Board.

Steven G. Anderson, a founder of CryoLife, has served as CryoLife’s President, Chief Executive Officer and Chairman of the Board of Directors since its inception. Mr. Anderson has more than 40 years of experience in the tissue preservation and medical device industry. Prior to founding CryoLife, Mr. Anderson was Senior Executive Vice President and Vice President, Marketing, from 1976 until 1983, of Intermedics, Inc. (now Boston Scientific Corporation), a manufacturer and distributor of pacemakers and other medical devices. Mr. Anderson is a graduate of the University of Minnesota.

Thomas F. Ackerman has served as a Director of CryoLife since December 2003. Mr. Ackerman is Executive Vice President and Chief Financial Officer of Charles River Laboratories International, Inc. (NYSE: CRL), a position he has held since 2005. Charles River Laboratories is a leading global provider of solutions that accelerate the drug discovery and development process, including research models and associated services, and outsourced preclinical services. From 1999 to 2005 he served as Senior Vice President and Chief Financial Officer and from 1996 to 1999 he served as Vice President and Chief Financial Officer of Charles River Laboratories, where he has been employed since 1988. Mr. Ackerman is a Director of the University of Massachusetts Amherst Foundation. Mr. Ackerman received a B.S. in Accounting from the University of Massachusetts and became a certified public accountant in 1979 (his license is currently inactive).

James S. Benson has served as a Director of CryoLife since December 2005. Mr. Benson retired from the Advanced Medical Device Association (AdvaMed, formerly known as The Health Industry Manufacturers Association, “HIMA”) in July 2002 as Executive Vice President for Technical and Regulatory Affairs. He was employed by AdvaMed from January 1993 through June 2002. Prior to that, he was employed by the Food and Drug Administration (“FDA”) for 20 years, where he held a number of senior positions. He retired from the FDA as Director of the Center for Devices and Radiological Health (“CDRH”) in December of 1992. Prior to his position as Center Director, he served as Deputy Commissioner from July 1988 through July 1991. During that period, he served as Acting Commissioner for one year, from December 1989 through November 1990. Prior to his position as Deputy Commissioner, he served as Deputy Director of the Center for Devices and Radiological Health from 1978 to 1982. Mr. Benson serves on the Board of Directors for two other companies: CytoMedix, Inc., a public traded company (OTCBB: CYME), and Medical Device Consultants, Inc., a private company. In 2003 Mr. Benson was engaged by the law firm representing a Special Litigation Committee of the Board of Directors of the company to serve as an expert witness in connection with the Special Litigation Committee’s independent investigation into allegations made by the plaintiffs in the stockholder derivative lawsuit filed against the company’s Directors, which was settled in 2005. Mr. Benson also was engaged to serve as an expert witness by a different law firm representing the company in the securities class action stockholder lawsuit filed against the company, which was also settled in 2005.

Daniel J. Bevevino has served as a Director of CryoLife since December 2003. From 1996 until March of 2008, Mr. Bevevino served as the Vice President and Chief Financial Officer of Respironics, Inc. (Nasdaq: RESP), a company that develops, manufactures and markets medical devices used primarily for the treatment of patients suffering from sleep and respiratory disorders. In March 2008, Respironics was acquired by Royal Philips Electronics (NYSE: PHG), whose businesses include a variety of medical solutions including medical diagnostic imaging and patient monitoring systems, as well as businesses focused on energy efficient lighting and consumer products. Mr. Bevevino is currently employed by Philips as the Head of Post-Merger Integration – Respironics to help facilitate the integration of the combined companies. He began his career as a certified public accountant with Ernst & Young (his license is currently inactive). Mr. Bevevino received a B.S. in Business Administration from Duquesne University and an M.B.A. from the University of Notre Dame.

John M. Cook has served as a Director of CryoLife since August 1999. He is a retired Chairman, President, and Chief Executive Officer of PRG-Schultz International, Inc. (Nasdaq: PRGX), the world’s leading recovery audit firm. Mr. Cook served as Chief Executive Officer of PRG-Schultz from its founding in January 1991 until his retirement in July 2005. Prior to PRG-Schultz, he served in a number of top financial and management positions in the retail industry, including Senior Vice President and Chief Financial Officer of Caldor Stores and Senior Vice President of Finance and Controller of Kaufmann’s Department Stores, both May Department Stores affiliates. He holds a B.S. in Accounting from Saint Louis University, where he serves as a member of the Board of Trustees and holds a seat on the Executive Advisory Board of the University’s School of Business and Administration.

Ronald C. Elkins, M.D. has served as a Director of CryoLife since January 1994. Dr. Elkins is Professor Emeritus, Section of Thoracic and Cardiovascular Surgery, University of Oklahoma Health Sciences Center. Dr. Elkins has been a physician at the Health Science Center since 1971, and was Chief, Section of Thoracic and Cardiovascular Surgery, from 1975 to 2002. Dr. Elkins is a graduate of the University of Oklahoma and Johns Hopkins Medical School.

Ronald D. McCall, Esq. has served as a Director of CryoLife since January 1984 and served as its Secretary and Treasurer from 1984 to 2002; however, Mr. McCall has never been an employee of the company and did not receive any compensation for his service as Secretary and Treasurer of the company other than the company’s standard compensation provided to Directors. From 1985 to the present, Mr. McCall has been the owner of the law firm of Ronald D. McCall, P.A., based in Tampa, Florida. Mr. McCall was admitted to the practice of law in Florida in 1961. Mr. McCall received a B.A. and a J.D. from the University of Florida.

Harvey Morgan has served as a Director of CryoLife since May 2008. Mr. Morgan has more than 35 years of investment banking experience, with significant expertise in strategic advisory services, mergers and acquisitions, private placements and underwritings. He has been a Managing Director of the investment banking firm Bentley Associates, L.P. since 2004, and from 2001 to 2004, he was a Principal of Shattuck Hammond Partners, an independent investment banking and financial advisory firm. Mr. Morgan also serves on the Boards of Family Dollar Stores, Inc. (NYSE: FDO) and Cybex International, Inc. (Nasdaq: CYBI). Mr. Morgan received a B.A. in Business Administration from The University of North Carolina at Chapel Hill and an M.B.A. from The Harvard Business School.

CORPORATE GOVERNANCE

Information about the Board of Directors

Our Board of Directors believes that the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board and senior management believe promote this purpose, are sound, and represent best practices. The Board reviews these practices on an ongoing basis.

Director Independence

The Board has adopted certain categorical standards that provide that the following relationships, if existing within the preceding three years, will be considered material relationships that would impact a director’s independence, measured consistently with the NYSE’s interpretation of independence in Section 303A.02 of the NYSE’s listing standards:

•	The Director is or was employed by us, or an immediate family member of the Director is or was employed by us, as an executive officer;

•

The Director or an immediate family member of the Director received or receives more than $120,000 per year in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;

•	The Director was employed by or affiliated with our present or former internal or independent auditors;

•

An immediate family member of the Director was a partner at our present or former internal or independent auditors or, as an employee of our present or former internal or independent auditors, personally worked on our audit;

•

The Director or an immediate family member of the Director is or was employed as an executive officer of another company where any of our current executive officers serve on that company’s compensation committee; or

•

The Director is an executive officer or employee, or an immediate family member of the Director is an executive officer, of another company that makes payments to or receives payments from us, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or two percent of the other company’s consolidated gross revenues.

The Board has adopted categorical standards that provide that the following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

•

If a CryoLife Director is a partner, executive officer, or controlling stockholder of another company or business that does business with us, and the annual amount paid to, or received from, us in the preceding calendar year, or expected to be paid or received in the current calendar year, is less than $120,000 and is also less than fifteen percent of the annual revenues of the other company or business in that year;

•

If a CryoLife Director provides professional services to CryoLife, such as legal, investment banking, or consulting services, either individually or through a personal corporation, and the annual amount received from us in the preceding calendar year, or expected to be received in the current calendar year, is less than $120,000 and is also less than fifteen percent of the gross annual income of the Director in the year received;

•

If a CryoLife Director is an executive officer of another company that is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than five percent of the total consolidated assets of the other company; and

•

If a CryoLife Director serves as an officer, Director, or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than two percent of its total annual charitable receipts. Our automatic matching of employee charitable contributions will not be included in the amount of our contributions for this purpose.

In connection with its annual review based on the information available to it, the Board has determined that, with the exception of Mr. Anderson, none of the Directors currently in office have a material relationship with CryoLife. Accordingly, the Board has determined that these individuals qualify as independent Directors under the NYSE’s current Listing Standards.

Other than Mr. Ackerman and Dr. Elkins, none of the Directors who were determined to be independent have any relationships with us or our management other than their positions on our Board of Directors.

See “Compensation Committee Interlocks and Insider Participation” at page 57 for a discussion of payments made by CryoLife to Mr. Ackerman’s employer, Charles River Laboratories International, Inc. The Board determined that Mr. Ackerman’s relationship with Charles River Laboratories is not a material relationship that could impair his independence based on the relatively small dollar amounts involved when compared to CryoLife’s 2008 revenues and expenses and Charles River Laboratories International, Inc.’s fiscal 2008 revenues, the fact that the purchases from Charles River Laboratories were made on an arm’s length basis, and the Board’s understanding that Mr. Ackerman’s compensation is in no way impacted by the size or amount of the business transacted between the two companies.

Dr. Elkins is a former Chief of the Section of Thoracic and Cardiovascular Surgery at the University of Oklahoma Health Sciences Center and is a Professor Emeritus of the Center, for which he is paid $1 per year. Dr. Elkins receives annual payments from the University of Oklahoma College of Medicine Professional Practice Plan for clinical practice services and for professional fees associated with medical liability reviews. In 2008, the Center paid CryoLife for tissue preservation services and BioGlue provided by CryoLife. Dr. Elkins’ son, Charles Craig Elkins, M.D., is a cardiac surgeon who has implanted CryoLife preserved cardiac tissues at Integris Baptist Medical Center in Oklahoma City. Integris paid CryoLife for tissue preservation services and BioGlue in 2008, and we expect this relationship to continue. The Board considered these relationships and determined that they are not material relationships that could impair Dr. Elkins’ independence. The Board’s basis for this determination was that Dr. Elkins’ and his son’s interests in these transactions were not material and that the dollar amounts accruing to them from the transactions were relatively small.

Presiding Director

Mr. McCall assumed the role of Presiding Director in December 2005. The Presiding Director has frequent contact with Mr. Anderson and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board, including:

•	Acting as chairman of, coordinating and developing agendas for, and moderating each of the non-management Director executive sessions;

•	Presiding at Board meetings when the Chairman of the Board is not present;

•	Receiving and processing communications from concerned parties wishing to contact the non-management Directors;

•	Preparing the agenda for each Board and Committee meeting;

•	Coordinating the activities of the independent Directors;

•	Determining appropriate schedules for Board meetings;

•	Seeking to encourage that the independent Directors perform their duties responsibly while not interfering with the flow of the company’s operations;

•

Assessing the quality, quantity, and timeliness of the flow of information from the company’s management that is necessary for the independent Directors to effectively and responsibly perform their duties;

•	Directing the retention of consultants who report directly to the Board;

•	Overseeing the Nominating and Corporate Governance Committee’s activities with respect to compliance with and implementation of the company’s corporate governance policies;

•

Overseeing the Regulatory Affairs and Quality Assurance Policy Committee’s activities respecting compliance with and implementation of the company’s policies and procedures for the development and implementation of improved safety processes and procedures for new and existing products;

•	Acting as principal liaison between the independent Directors and the Chief Executive Officer on sensitive issues;

•

Evaluating, along with the members of the Compensation Committee and the Nominating and Corporate Governance Committee, the Chief Executive Officer’s performance and meeting with the Chief Executive Officer to discuss the Board’s evaluation;

•	Overseeing the recommendations regarding membership of the various Board committees, as well as selection of the committee chairpersons, by the Nominating and Corporate Governance Committee; and

•	Having the authority to retain such counsel or consultants as the Presiding Director deems necessary to perform his responsibilities.

Board and Committee Meetings

During 2008, no Director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors plus the total number of meetings held by all committees of the Board on which he served. In general, members of the Board of Directors are appointed to committees at the annual meeting of Directors immediately following the Annual Meeting of Stockholders.

During 2008, the Board of Directors held five meetings.

Board attendance at the Annual Meeting of Stockholders is encouraged, but not required. All eight of the current Board members who were nominated for election or re-election at the 2008 annual meeting attended the meeting.

Director Compensation

See “Fiscal 2008 - Director Compensation” at page 56 for a discussion of compensation received by Directors during 2008.

Standing Committees of the Board of Directors

During 2008, the Board of Directors had four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Regulatory Affairs and Quality Assurance Policy Committee. In 2008, the Audit Committee met six times, the Compensation Committee met eight times, the Nominating and Corporate Governance Committee met four times, and the Regulatory Affairs and Quality Assurance Policy Committee met four times. These committees are described below.

Audit Committee—CryoLife’s Audit Committee currently consists of four non-employee Directors: Mr. Cook, Chairman, Mr. Bevevino, Mr. Ackerman, and Mr. Morgan. Messrs. Cook, Ackerman, and Bevevino served on the Audit Committee for all of 2008. Mr. Morgan joined the Audit Committee in May 2008. The Audit Committee reviews the general scope of CryoLife’s annual audit and the nature of services to be performed for CryoLife in connection with it, acting as liaison between the Board of Directors and the independent registered public accounting firm. The Audit Committee also formulates and reviews various company policies, including those relating to accounting practices and internal control systems of CryoLife. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of CryoLife’s independent registered public accounting firm, for engaging or discharging CryoLife’s independent registered public accounting firm, and for assisting the Board in its oversight of legal and regulatory requirements. Each of the members of the Audit Committee meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards and also meets the criteria of Section 303A.06, as set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, regarding listing standards related to audit committees. No member of the Audit Committee serves on the Audit Committee of more than three public companies. In addition, the Board of Directors has determined that all of the current members of the Audit Committee satisfy the definition of an “audit committee financial expert,” as promulgated in Securities and Exchange Commission regulations.

The Audit Committee operates under a written charter. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation, and oversight of CryoLife’s independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by CryoLife’s independent registered public accounting firm. The Audit Committee also oversees and must review and approve all significant related party transactions. See “Policies and Procedures For Review, Approval or Ratification of Transactions with Related Parties” at page 10. The Report of the Audit Committee is on page 12 of this proxy statement.

Compensation Committee—The Compensation Committee operates under a written charter that sets out the committee’s functions and responsibilities. Our Compensation Committee currently consists of three non-employee Directors: Dr. Elkins, Chairman, Mr. Ackerman, and Mr. Cook, each of whom served on the Compensation Committee for all of 2008. Each member of the Compensation Committee meets the independence requirements of Section 303A.02 of the current NYSE Listing Standards, and is a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and a disinterested director within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

Pursuant to the Compensation Committee Charter, the Compensation Committee is responsible for reviewing the performance of executive officers and setting the annual compensation for all senior officers, including the salary and the compensation package of executive officers. The committee, among its other responsibilities:

•	Establishes the corporate goals and objectives upon which the compensation of CryoLife’s Chief Executive Officer is based;

•	Determines the proper relationship of all executive compensation to the performance of CryoLife;

•	Evaluates annually the performance of CryoLife’s CEO in a joint session with the Nominating and Corporate Governance Committee;

•	Evaluates the performance of other executive officers by consulting with the CEO and reviewing officer evaluations;

•	Recommends to the full Board the total amount and form of annual and other compensation paid to CryoLife’s non-employee Directors;

•	Establishes and periodically reviews CryoLife’s policies regarding management perquisites; and

•

Recommends executive compensation plans to the Board for approval, approves grants under CryoLife’s executive bonus plans, and approves grants of stock options and other stock rights and cash incentives under CryoLife’s stock and incentive plans.

The committee consults with Mr. Anderson, the President and CEO of CryoLife, with respect to compensation for all executives. The CEO negotiates with candidates for employment as executive officers, and the negotiated compensation is reflected in each candidate’s employment agreement or other arrangement, subject to approval by the committee. Management develops bonus and equity compensation plans at the direction of the committee and submits these plans to the committee to review and approve.

The committee has the power to retain, determine the terms of engagement and compensation of, and terminate any consulting firm that may assist it in the evaluation of compensation decisions. With respect to compensation decisions made in 2008 with respect to the named executive officers, the committee engaged Mercer Human Resource Consulting, a compensation consultant, for this purpose. The committee also engaged Mercer to advise the committee regarding revisions to the CEO’s contract, development of the 2008 bonus program, and executive stock ownership guidelines. In addition, the committee separately engaged Mercer to provide the committee with a competitive market review of outside Director compensation.

In September 2008, the committee engaged Pearl Meyer & Partners, or “Pearl Meyer,” as its compensation consultant for its compensation decisions made in February 2009. Pearl Meyer prepared an executive compensation study in October 2008, which it supplemented in February 2009, that was used by the committee in making its 2009 compensation decisions.

Nominating and Corporate Governance Committee—CryoLife’s Nominating and Corporate Governance Committee currently consists of four non-employee Directors: Mr. McCall, Chairman, Mr. Benson, Mr. Bevevino, and Mr. Morgan. Messrs. McCall and Benson served on the Nominating and Corporate Governance Committee for all of 2008, and Messrs. Bevevino and Morgan joined the Nominating and Corporate Governance Committee in May 2008. Mr. Ackerman served on the Nominating and Corporate Governance Committee, and as its chairman, from January 2008 to May 2008. Each of these individuals meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards. Among other things, the committee recommends potential candidates for the Board. It also oversees the annual self-evaluations of the Board and its committees. Each year the Nominating and Corporate Governance Committee evaluates the performance of CryoLife’s CEO and the other executive officers in a joint session with the Compensation Committee. The Nominating and Corporate Governance Committee also recommends to the Board how the other Board committees should be structured and which Directors should be members of those committees. The committee also reviews and makes recommendations to the Board of Directors regarding the development of and compliance with the company’s corporate governance guidelines.

Regulatory Affairs and Quality Assurance Policy Committee—CryoLife’s Regulatory Affairs and Quality Assurance Policy Committee currently consists of three non-employee Directors: Mr. Benson, Chairman, Dr. Elkins, and Mr. McCall, each of whom served on the Regulatory Affairs and Quality Assurance Policy Committee for all of 2008. Each of these individuals meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards. Among other things, the committee advises the Audit Committee regarding CryoLife’s regulatory affairs and quality assurance policies relating to new and existing biological products and recommends for Audit Committee approval actions that ensure and enhance CryoLife’s regulatory compliance and policies and procedures for safeguarding the quality and safety of our new and existing biological products. Pursuant to its charter, the committee is directed to:

•	Meet with CryoLife’s regulatory affairs and tissue processing quality assurance administrators, including in-house audit personnel, on a quarterly basis;

•	Become familiar with CryoLife’s internal policies concerning the development and implementation of improved safety processes and procedures; and

•	Become apprised of the appropriateness of the company’s safety processes and procedures and make recommendations regarding them to the Audit Committee.

Policies and Procedures for Stockholders Who Wish to Submit Nominations or Recommendations for Board Membership

Stockholders may submit the names of potential candidates for Director to the Nominating and Corporate Governance Committee. The policy of the Nominating and Corporate Governance Committee is to give the same consideration to nominees submitted by stockholders that it gives to individuals whose names are submitted by management or other Directors, provided that the nominees submitted by stockholders are submitted in compliance with Article XIV of CryoLife’s Bylaws, as discussed below.

Factors to be considered by the committee include:

•	Whether the committee sees a need for an additional member of the Board, or to replace an existing member;

•	The overall size of the Board of Directors;

•	The skills and experience of the nominee, as compared to those of the other members of the Board; and

•	Whether the nominee is the holder of or is associated with a holder of a large number of shares of CryoLife common stock.

Stockholders may also directly nominate a candidate for election to the Board by complying with Article XIV of CryoLife’s Bylaws. The Nominating and Corporate Governance Committee also requires compliance with Article XIV as a prerequisite for its consideration of a potential nominee. A summary of certain provisions of Article XIV as it relates to nominations for Director at the 2010 annual meeting of stockholders is set forth below, but you are urged to read Article XIV in its entirety:

•

We must receive all required information no later than February 18, 2010 but no earlier than January 19, 2010, in order for it to be considered timely —see “Stockholder Proposals” at page 70 of this proxy statement;

•	The sponsoring stockholder should provide information sufficient to inform us that the sponsor qualifies as a stockholder;

•

The sponsoring stockholder should also provide disclosure, as described in the Bylaws, of certain underlying motives that may give rise to a Director nomination, such as any material monetary agreements, arrangements or understandings between a stockholder and his or her nominee; and

•

The nominee should provide the candidate’s written consent to be considered and to serve if elected, a detailed questionnaire that includes questions regarding the background and qualification of the candidate, and a written representation and agreement disclosing certain arrangements that could prevent the candidate from acting in the best interests of CryoLife.

Based on its review of the information provided, the committee may contact the candidate confidentially, and may require that the candidate:

•	Be available upon request to meet with the committee and management with reasonable notice;

•	Execute a non-disclosure agreement; and

•	Provide several references.

From time to time we utilize a third party search firm to identify nominees. All nominees are evaluated according to the same criteria. The committee and the Board have determined that nominees to the Board should be of known integrity, have a good moral and ethical background, and have an appropriate level of education, training, or experience to be able to make a contribution to furthering the goals of CryoLife while being compatible with management and the other Board members. Special knowledge, education, training, and experience that complement the experience of other Board members will be considered. A candidate’s capacity for independent judgment will also be considered. A candidate for Director must be no older than 75 to be nominated for election or re-election by the committee.

The current Board policy requires each Director to offer to voluntarily resign upon a change in such Director’s principal employment or line of business. The Nominating and Corporate Governance Committee will then review whether he or she continues to meet the needs of the Board and will make a recommendation to the Board regarding whether or not it should require the Director to tender his or her resignation.

Current Board policy also limits the number of other public company boards of Directors on which CryoLife Directors may serve. Non-employee Directors may serve on no more than two public company boards of Directors in addition to service on CryoLife’s Board. The CEO may serve on no more than one public company board of Directors in addition to service on CryoLife’s Board.

The Nominating and Corporate Governance Committee has not received any recommended Director nominees for election at the 2009 Annual Meeting from any CryoLife security holder or group of security holders.

Stockholders may communicate the necessary information to the Nominating and Corporate Governance Committee or the Board by following the procedures set forth below at “Communication with the Board of Directors and Its Committees” on page 12.

Code of Business Conduct and Ethics

CryoLife has established a Code of Business Conduct and Ethics that clarifies the company’s standards of conduct in potentially sensitive situations; makes clear that CryoLife expects all employees, officers, and Directors to understand and appreciate the ethical considerations of their decisions; and reaffirms the company’s long-standing commitment to a culture of corporate and individual accountability and responsibility for the highest ethical and business practices.

This Code of Business Conduct and Ethics also serves as the code for the company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, and all other financial officers and executives. In the event that the company amends or waives any of the provisions of the Code of Business Conduct and Ethics applicable to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, the company intends to disclose that information on the company’s website at www.cryolife.com/investornew.htm.

Policies and Procedures for Review, Approval, or Ratification of Transactions with Related Parties

The Board has adopted written policies and procedures for review, approval, or ratification of transactions with related parties.

Types of Transactions Covered

It is our policy to enter into or ratify related party transactions only when the Board of Directors, acting through the Audit Committee or as otherwise described herein, determines that the related party transaction in question is in, or is not inconsistent with, the best interests of CryoLife and its stockholders. We follow the policies and procedures below for any transaction in which we are, or are to be, a participant and the annual amount involved exceeds $50,000 and in which any related party, as defined below, had, has, or will have a direct or indirect interest. Pursuant to the policy, compensatory arrangements with an executive officer or Director that are approved or ratified by the Compensation Committee or compensation received under our employee benefit plans that are available to all employees do not require additional Audit Committee approval.

The company subjects the following related parties to these policies: Directors (and nominees), executive officers, beneficial owners of more than 5% of our stock, any immediate family members of these persons, and any entity in which any of these persons is employed or is a general partner or principal or has a similar position or in which the person has a 10% or greater beneficial ownership interest.

Standards Applied and Persons Responsible for Approving Related Party Transactions

The CEO and the Corporate Secretary are responsible for maintaining a list of all related parties known to them and for submitting to the Audit Committee for its advance review and approval any related party transaction into which we propose to enter. If any related party transaction inadvertently occurs before the Committee has approved it, the CEO or the Corporate Secretary shall submit the transaction to the Committee for ratification as soon as he or she becomes aware of it. If the Committee does not ratify the transaction, it shall direct for the transaction to be either rescinded or modified as soon as is practicable. The CEO or the Corporate Secretary may delegate his or her duties under the policy to another officer of CryoLife if he or she gives notice of the delegation to the Committee at its next regularly scheduled meeting.

When reviewing a related party transaction, the Committee shall examine all factors it deems relevant, including, among other things:

•	Whether the transaction has a business purpose;

•	Whether the transaction is to be entered into on an arms length basis;

•	The prior course of dealing between the parties, if any;

•	Whether such a transaction would violate any provisions of the CryoLife Code of Business Conduct and Ethics or otherwise create the appearance of impropriety;

•	The impact on a Director’s independence in the event the related party is a Director;

•	The terms available to unrelated third parties or to employees generally;

•	Management’s recommendations regarding the transaction;

•	Advice of counsel regarding the legality of the transaction;

•	The financial impact on CryoLife; and

•	Whether or not it is advisable for the approval to comply with Section 607.0832 of the Florida Business Corporation Act, which addresses Director conflict of interest transactions.

If the CEO or the Corporate Secretary determines that it is not practicable or desirable to wait until the next Audit Committee meeting, they shall submit the related party transaction for approval or ratification to the chair of the Committee, who possesses delegated authority to act between Committee meetings. The chair shall report any action he or she has taken under this delegated authority to the Committee at its next regularly scheduled meeting.

The Committee, or the chair, shall approve only those related party transactions that they have determined in good faith are in, or are not inconsistent with, the best interests of CryoLife and its stockholders.

Review of Ongoing Transactions

At the Committee’s first meeting of each fiscal year, the Committee reviews all related party transactions, other than those approved by the Compensation Committee as contemplated in the policy, that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from CryoLife of more than $50,000 annually. Based on all relevant facts and circumstances, taking into consideration the factors discussed above, the Audit Committee shall determine if it is in, or not inconsistent with, the best interests of CryoLife and its stockholders to continue, modify, or terminate the related party transaction.

Communication with the Board of Directors and Its Committees

Interested parties may communicate directly with the Board of Directors, the Presiding Director, the non-management Directors as a group, Committee Chairs, Committees, and individual Directors by mail. CryoLife’s current policy is to forward all communications to the addressees, unless they clearly constitute unsolicited general advertising. Please send all communications in care of Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

Availability of Corporate Governance Documents

You may view current copies of the charters of the Audit, Compensation, Nominating and Corporate Governance, and Regulatory Affairs and Quality Assurance Policy Committees, as well as the company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, on the CryoLife website at www.cryolife.com/investornew.htm. If you are a stockholder, you may receive a printed copy at no charge by making a request to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Blvd., NW, Kennesaw, Georgia 30144.

Notwithstanding anything to the contrary set forth in any of CryoLife’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other CryoLife filings, including this proxy statement, in whole or in part, neither of the following Reports of the Audit Committee and the Compensation Committee shall be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of four Directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of the NYSE that govern audit committee composition, including the requirement that audit committee members all be “Independent Directors” as that term is defined by Sections 303A.02 and 303A.06 of the current NYSE Listing Standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

The Audit Committee oversees CryoLife’s financial processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in CryoLife’s Annual Report on Form 10-K for fiscal 2008 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board and the Audit Committee have adopted a written Audit Committee Charter. Since the first quarter of 2004, CryoLife has retained a separate accounting firm to provide internal audit services. The internal audit function reports directly to the Audit Committee and, for administrative purposes, to the Chief Financial Officer.

During the course of fiscal 2008, management completed the documentation, testing and evaluation of CryoLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte & Touche LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management on internal control over financial reporting contained in CryoLife’s Annual Report on Form 10-K for fiscal 2008, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in CryoLife’s Annual Report on Form 10-K for fiscal 2008 related to its audit of (i) CryoLife’s consolidated financial statements and financial statement schedules, (ii) management’s assessment of the effectiveness of the company’s internal control over financial reporting, and (iii) the effectiveness of the company’s internal control over financial reporting. The Audit Committee continues to oversee CryoLife’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2009.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of CryoLife’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, CryoLife’s independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence from management and CryoLife.

The Audit Committee discussed with CryoLife’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of CryoLife’s internal controls and the overall quality of CryoLife’s financial reporting.

Aggregate fees paid to Deloitte & Touche LLP for the year ended December 31, 2008 were $635,000. See “Ratification of the Independent Registered Public Accounting Firm” at page 69 for further details. The Audit Committee determined that the payments made to its independent registered public accounting firm for non-audit services for 2008 were consistent with maintaining Deloitte & Touche LLP’s independence. In accordance with its Audit Committee Charter, CryoLife’s Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, specified tax services and other services.

In reliance on the reviews and discussions referred to above, the Audit Committee members did not become aware of any misstatement in the audited financial statements and recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee will also select CryoLife’s independent registered public accounting firm for fiscal 2009.

Audit Committee

JOHN M. COOK, CHAIRMAN
THOMAS F. ACKERMAN
DANIEL J. BEVEVINO
HARVEY MORGAN

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Analysis of Total Compensation

The Compensation Committee generally makes formal compensation decisions in February of each year. The Compensation Committee has been using an informal “tally sheet” since the third quarter of 2006 to better understand the total compensation package of each named executive officer and to determine whether CryoLife should make any adjustments to better align each named executive officer’s compensation with CryoLife’s goals and objectives. The tally sheet utilized by the committee is an itemized worksheet of each element of the named executive officers’ compensation that includes a total of all compensation earned during the year. The worksheet includes not only the executives’ base salaries and bonuses, but also the fair value of restricted stock and option grants, as well as other elements of compensation. Beginning in 2007, the materials used by the committee also include internal pay equity analyses and summaries of prior compensatory items, such as the “in-the-money” value of accumulated option and restricted stock grants. The committee included these “wealth accumulation” items to understand whether the company is effectively incentivizing its executives with continued equity award grants. Beginning with the 2007 fiscal year, the committee moved its formal performance evaluation of executive officers, conducted jointly with the Nominating and Corporate Governance Committee, to February of the following year in order to coincide with the committee’s compensation decisions. In connection with the decisions made in February 2008 and 2009, the committee considered tally sheets, wealth accumulation analyses, and internal pay equity comparisons of the CEO’s compensation to the compensation of the next highest paid named executive officer and to the average compensation of the other four named executive officers.

Compensation Philosophy and Objectives

CryoLife’s executive compensation programs are designed to attract, motivate, and retain executives critical to our long-term success and the creation of stockholder value. The committee believes the actions of our executive officers have a profound impact on the short-term and long-term profitability of CryoLife. Therefore, the committee gives significant attention to the design of CryoLife’s compensation package. The committee’s fundamental philosophy is to provide competitive salaries and link the executive officers’ incentive compensation to the achievement of annual and long-term performance goals related to both personal and company performance. The committee has designed the compensation arrangements in a way that maintains an appropriate balance between base salary and annual and long-term incentive compensation. It is the policy of the committee not to award bonuses or other compensation to company officers for the purpose of satisfying margin call obligations owed by such officers without first obtaining stockholder approval.

To help fulfill these objectives, the committee designed the 2007 executive incentive plan and related bonus programs to motivate executive officers to achieve strategic business objectives and personal goals, as well as to continue to perform at the highest levels in the future. Similarly, the committee designed the equity-based compensation programs to align the long-term interests of employees with those of stockholders. The committee’s goal is to achieve total pay levels that are perceived both internally and externally as competitive and fair.

Elements of Compensation Program

CryoLife’s compensation package consists of four primary elements:

•	Base salary;

•	Performance bonus;

•	Stock-based incentive compensation; and

•	Severance/change of control payments.

The named executive officers also receive certain other personal benefits.

Peer Group and Benchmarking

When making compensation decisions, we also look at the compensation of our CEO and the other named executive officers relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers. This is often referred to as “benchmarking.” We believe, however, that a benchmark should be just that—a point of reference for measurement—but not the determinative factor for our executives’ compensation. The purpose of the comparison is not to supplant the analyses of internal pay equity, wealth accumulation and the individual performance of the executive officers that we consider when making compensation decisions.

Because the comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, the committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

In evaluating base salaries, the Compensation Committee utilizes the most current edition of the Radford Salary Survey for U.S. Biotech Companies to benchmark specific executive positions. In addition, at the direction of the Compensation Committee, Mercer, the committee’s compensation consultant through June 2008, established a peer group of companies in 2007 that was utilized for compensation decisions made in 2008 along with data from four 2007 compensation surveys and one 2006 compensation survey. The data presented by Mercer to the committee in its October 17, 2007 executive compensation study was an even blend of the peer group and compensation survey information, trended forward to January 1, 2008 by a factor of 4%. This study, together with Mercer’s December 11, 2007 analysis of management’s 2008 bonus program proposal, is referred to herein as the 2008 peer group information. Components of compensation considered in Mercer’s October 17, 2007 executive compensation study, which was used by the committee in making its 2008 compensation decisions, included:

•	Base salary;

•	Performance bonus, based on the actual bonus earned for 2006;

•	Total cash compensation, calculated as base salary plus actual 2006 bonus earned, including the portion paid in stock;

•	Long-term incentive compensation, calculated as the grant date average of equity awards over the prior three years; and

•	Total direct compensation, calculated as total cash compensation plus the Black Scholes value of equity awards granted during 2007.

The study also analyzed CryoLife’s performance relative to its peers, equity overhang and annual equity grant rates. In selecting the peer group companies and surveys, the committee and Mercer chose a group of companies with median annual revenues of $126 million and utilized surveys of biotech and general industry companies with targeted revenues of $175 million.

In September 2008, the committee engaged Pearl Meyer as its compensation consultant. For compensation decisions made in February 2009, the committee and Pearl Meyer determined to utilize the 2007 peer group for benchmarking purposes, subject to the exclusion of Foxhollow Technologies, Inc., which was acquired by ev3, Inc. in October 2007. The committee and Pearl Meyer also utilized six 2007/2008 compensation surveys of biotech and healthcare companies. The data presented by Pearl Meyer to the committee in its October 16, 2008 and February 11, 2009 executive compensation studies was an even blend of the peer group and compensation survey information, trended forward to January 1, 2009 by a factor of 4.3%. These studies are referred to collectively as the 2009 peer group information. Components of compensation considered in Pearl Meyer’s October 16, 2008 and February 11, 2009 executive compensation studies, which were used by the committee in making its 2009 compensation decisions, included:

•	Base salary;

•	Total cash compensation, calculated as base salary plus actual 2007 bonus earned, including the portion paid in stock; and

•	Total direct compensation, calculated as total cash compensation plus the Black Scholes value of equity awards granted during 2008.

The study also analyzed CryoLife’s performance relative to its peers, equity overhang and annual equity grant rates. In selecting the surveys for 2009 benchmarking, the committee and Pearl Meyer chose a group of companies with targeted revenues of $175 million.

The committee believes that the peer group is representative of the current array of biological implantable devices distributed by CryoLife and the complexities of its business. With the assistance of its compensation consultant, the committee reviews the composition of the peer group periodically to ensure that the companies are relevant for comparative purposes. Our peer group consists of the following companies and survey information:

Peer Group Companies

Abiomed, Inc.	Lifecell Corp.*
Atherogenics, Inc.*	Medical Action Industries, Inc.
Arthrocare Corp.	Micrus Endovascular Corp.
Atrion Corp.	OMRIX biopharmaceuticals LTD
Enzon Pharmaceuticals, Inc.	RTI Biologics, Inc.
ev3, Inc.	Stereotaxis, Inc.
Foxhollow Technologies, Inc.*	Synovis Life Tech, Inc.
Immucor, Inc.	Thoratec Corp.

*	Foxhollow Technologies, Inc. was acquired by ev3, Inc. on October 4, 2007, and as a result, was not included in Pearl Meyer’s October 16, 2008 or February 11, 2009 studies. Lifecell Corp. was acquired by Kinetic Concepts, Inc. on May 27, 2008. As of March 17, 2009, Atherogenics, Inc. was in the midst of a Chapter 11 bankruptcy proceeding pursuant to which it expected to sell itself and/or its key assets.

2008 Compensation Surveys

2007 Mercer U.S. Americas Executive Remuneration Database

2007 Mercer U.S. Integrated Health Networks Survey

2007 Watson Wyatt Report on Top Management Compensation

2007 Watson Wyatt Survey of Hospital and Health Care Management Compensation

2006 Presidio Pay Advisors Biotechnology Industry Executive Compensation Survey

2009 Compensation Surveys

2008 Mercer U.S. Executive Compensation Database

2007/2008 Watson Wyatt Report on Top Management Compensation

2007 CHiPS Executive and Senior Management Total Compensation Survey

2007 Presidio Pay Advisors Biotechnology Industry Executive Compensation Survey

2007/2008 Pearl Meyer Private Biotechnology Industry Survey

2008 Pearl Meyer Private Life Sciences Industry Survey

Base Salary

For most of 2008, we paid all of the named executive officers’ base salaries pursuant to employment agreements; however, in July 2008, the committee determined that for all officers, other than the CEO, it would replace their employment agreements, as they expire, with change of control agreements. See “Employment and Change of Control Agreements” below. As of the date hereof, Messrs. Lee’s and Seery’s employment agreements have expired and been replaced with change of control agreements. Dr. Heacox’s and Mr. Fronk’s employment agreements will expire in May 2009, and the committee anticipates replacing them with change of control agreements as well. With the exception of Mr. Anderson, the committee has the authority to reduce each named executive officer’s base salary as it deems appropriate. With respect to Mr. Anderson, his amended and restated employment agreement provides that we may only reduce his base salary in the event of a general wage reduction, and then only to the same extent as all executive officers’ base salaries are reduced. Mr. Anderson’s employment agreement also provides that he will receive an annual base salary increase that shall be, at a minimum, equal to the annual cost of living increase.

        The committee reexamines base salaries each February as part of its comprehensive compensation review. In February 2008, the committee reviewed a tally sheet showing each named executive officer’s total compensation for 2007. In addition, the committee reviewed the peer group information, comparing base salaries, total cash compensation, and total direct compensation. The committee also reviewed the Radford Salary Survey for U.S. Biotech Companies dated as of September 2007 and internal pay equity analyses between the CEO and the other officers with respect to annual base salary, bonus, equity grants, and total annual compensation. With respect to decisions made in February 2009, the committee reviewed the same tally sheet information and internal pay equity information, updated to 2008, as well as the Radford Salary Survey for Biotech Companies dated as of September 2008 and the updated peer group information.

Set forth below are the base salaries for each executive officer, as in effect in February of 2007 and 2008. The committee did not make any changes to the base salaries of the named executive officers in February 2009. This included Mr. Anderson, who was not contractually entitled to an increase because the annual cost of living index specified by his amended and restated employment agreement did not increase.

Name of Executive Officer	2007 Base Salary	2008 Base Salary	% Change
Steven G. Anderson	$600,000	$619,229	3.2%
D. Ashley Lee	$340,000	$350,897	3.2%
Gerald B. Seery	$250,000	$275,000	10%
Albert E. Heacox	$265,650	$281,589	6%
David M. Fronk	$240,000	$254,400	6%

Analysis

Mr. Anderson

2008 Analysis

Pursuant to his amended and restated employment agreement, in February 2008, Mr. Anderson received an approximately 3.2% cost of living increase in his base salary. The committee determined that, despite its evaluation of Mr. Anderson’s performance as excellent, an additional increase in Mr. Anderson’s salary was unnecessary. The committee based this decision on its review of the 2007 Radford survey and the 2008 peer group information, which both indicated that Mr. Anderson’s base salary was above the 75th percentile. The committee also reviewed the internal pay equity information and determined that the base salary differentials between Mr. Anderson and the other officers were appropriate.

2009 Analysis

As in 2008, the committee determined that, despite its evaluation of Mr. Anderson’s performance as excellent, an increase in Mr. Anderson’s salary in 2009 was unnecessary, based on the committee’s consideration of the current economic climate, and based on the committee’s review of the 2008 Radford survey and the 2009 peer group information, which showed that Mr. Anderson’s base salary continued to be above the 75th percentiles.

Other Named Executive Officers

2008 Analysis

In February 2008, Mr. Anderson recommended, and the committee approved without modification, the base salary increases disclosed in the table above with respect to each of the named executive officers other than Mr. Anderson. The increases were based on the following:

•	Mr. Anderson’s evaluation that each executive’s performance had far exceeded expectations;

•

The committee’s review of the 2007 Radford survey, which showed Mr. Lee’s 2007 salary to be slightly below the 75th percentile, Mr. Fronk’s to be slightly above the 60th percentile, Dr. Heacox’s to be between the 25th and the 50th percentiles, and Mr. Seery’s to be at the 25th percentile;

•

The committee’s review of the 2008 peer group information, which showed that Mr. Lee’s 2007 salary was between the 50th and 75th percentiles, and Mr. Seery’s, Dr. Heacox’s and Mr. Fronk’s 2007 salaries were near or slightly above the 50th percentile;

•	The committee’s subjective determination that the base salary increases were necessary in order to continue to retain and properly motivate the executives; and

•	The committee’s belief, after review of the internal pay equity information, that individual salaries were appropriately sized relative to those of the other executives.

In addition to the above factors, Mr. Seery’s larger percentage increase was based primarily on his role in increasing revenues from preserved cardiac and vascular tissues by approximately 22% in 2007 over 2006 and the committee’s expectation that he would continue to make similar contributions in subsequent years.

2009 Analysis

As with Mr. Anderson, the Committee determined that base salary increases were not warranted for the other named executive officers in 2009. This decision was primarily based on consideration of the current economic climate and a review of the 2008 Radford survey information and the 2009 peer group information, which showed all of the named executive officers other than Mr. Anderson to be near or slightly above the 50th percentiles.

Bonus

2008 Bonus Program

In late 2007, Mr. Lee and Mr. Anderson developed a 2008 bonus program for executives that was modeled after the 2007 bonus program. The 2008 bonus program was prepared pursuant to the 2007 executive incentive plan. Management submitted a draft 2008 bonus program to the committee for its review in December 2007. In connection with its review of the proposed 2008 program, the committee reviewed a December 11, 2007 Mercer analysis of the proposed bonus program’s company performance targets versus historical CryoLife and peer group performance, as well as an assessment of the stretch portion of the bonus. Based on committee comments made as a result of the December 2007 review, management revised the 2008 bonus program to increase the adjusted revenue performance targets. The revised adjusted revenue numbers represented increases of 17.5 % over each of the threshold and maximum levels in the 2007 bonus program. The committee approved the 2008 bonus program, as modified, in February 2008. The 2008 bonus program provided for bonuses based on three performance categories: adjusted revenues, adjusted net income, and personal performance. See “Annual Performance-Based Bonus Plans—2008 Bonus Program” at page 33 for a discussion of the 2008 bonus program. In February 2009, the committee determined to pay the 2008 bonus 100% in cash.

Analysis

In adopting the 2008 program, the committee considered various factors, including its continued belief that the program would motivate executives to increase CryoLife’s revenues, net earnings, and cash flow. The committee also reviewed the 2008 peer group information, which showed total cash compensation for all named executive officers, including the cash and stock portions of the 2006 bonus paid in 2007, to be above the 75th percentile; however, total direct compensation—total cash compensation plus the grant date value of annual option and other equity grants, exclusive of special grants—was between the 50th and 75 th percentiles. This extreme showing relative to the peer group with respect to total cash compensation was primarily the result of the large bonuses paid in February 2007 for the company’s exceptional 2006 performance. The committee concluded that this type of exceptional payment for exceptional performance was appropriate and should be carried forward in the design of the 2008 program. In addition, the 2008 peer group information showed that the named executive officers’ bonus opportunities as a percent of salaries were either below or no more than 5% above the 50th percentile. As a result, based on management’s recommendation, consultations with Mercer regarding the appropriateness of the 2008 performance and bonus payout levels and the review of the 2008 peer group information, the committee subjectively approved the performance measures discussed at “Annual Performance-Based Bonus Plans—2008 Bonus Program” at page 33, as appropriate targets to achieve our goals of increases in 2008 revenues, net income, and cash flow, as well as to drive personal performance and provide appropriate incentives to satisfy employee retention goals. The committee’s decision to require an increase in the adjusted revenues performance measures proposed by management was subjectively made in order to require a greater improvement in adjusted 2008 revenues over 2007 adjusted revenues before threshold and other bonuses would be earned.

In designing the adjusted revenue measures, management and the committee attempted to identify those revenue sources that most closely related to CryoLife’s material ongoing operations and excluded revenue sources that we expected to discontinue or deemphasize. With respect to adjusted net income performance measures, management and the committee determined that it was appropriate to exclude items over which the officers were not likely to have significant control or which we expected to be volatile or difficult to predict. The committee subjectively determined personal performance ratings, with the ratings for all officers other than Mr. Anderson based on Mr. Anderson’s recommendations, which were not modified by the committee. The committee did not communicate specific pre-established personal performance criteria to plan participants. Individual bonus percentages for each officer were carried forward from the 2007 and 2006 bonus programs. The committee believed that these bonus measures continued to provide each executive with a proper bonus potential given his position with and importance to CryoLife and that they were appropriately sized based on 2008 peer group information and the internal pay equity information reviewed by the committee.

The changes in the calculation of adjusted net income for 2008 as compared to 2007 were primarily made to eliminate items from 2007 that were no longer material to 2008. We paid bonuses under the 2008 bonus program in February 2009. The committee based its decision to pay the bonuses 100% in cash on its consideration of the company’s increased cash flow and cash position and its acknowledgement that aggregate 2008 bonus levels were lower than those in 2007, despite excellent 2008 financial performance.

2009 Bonus Program

In late 2008, the committee requested Pearl Meyer to make recommendations to it regarding potential changes to the 2008 bonus program that should be incorporated into the 2009 bonus program. The 2009 bonus program was also prepared pursuant to the 2007 executive incentive plan. The 2009 bonus program provides for bonuses based on the same three performance categories as the 2008 bonus program: adjusted revenues, adjusted net income and personal performance. See “Annual Performance-Based Bonus Plans—2009 Bonus Program” at page 37 for a discussion of the 2008 bonus program and of changes from the 2008 bonus program with respect to the calculation of adjusted revenues and adjusted net income.

Analysis

In adopting the 2009 program, the committee considered various factors, including its continued belief that the program would motivate executives to increase CryoLife’s revenues, net earnings and operating cash flow, as was the case for 2008. The committee also reviewed the 2009 peer group information, which showed total cash compensation for 2007 for all named executive officers, including the cash and stock portions of the 2007 bonus paid in 2008, to be above the 75th percentile. This extreme showing relative to the peer group with respect to total cash compensation was primarily the result of the large bonuses paid in February 2008 for the company’s exceptional 2007 performance. As with respect to the 2008 bonus decisions, the committee concluded that this type of exceptional payment for exceptional performance was appropriate and should be carried forward in the design of the 2009 program, with the changes discussed below. As a result, based on consultations with management, and with Pearl Meyer regarding the appropriateness of the 2009 performance and bonus payout levels, and the review of the 2009 peer group information, the committee subjectively approved the performance measures discussed at “Annual Performance-Based Bonus Plans—2009 Bonus Program” at page 37, as appropriate targets to achieve our goals of increases in 2009 revenues, net income and cash flow, as well as to drive personal performance and provide appropriate incentives to satisfy employee retention goals.

The committee’s decision to add Hemostase revenues to the adjusted revenues performance measure was made at the recommendation of management in order to reflect increased revenues from that product, which we began distributing in 2008. The exclusion of research and development expenses from the adjusted net income measure was based on the committee’s subjective view that this component had a disproportionate impact on bonus levels in prior years and that a number of variables prevented management from forecasting it with precision. The committee adopted management’s performance targets and payout levels as proposed without modification. Management based the increases in performance target levels on CryoLife’s projections provided to the public. The expansion of the range over which adjusted net income bonuses are payable was driven by the current economic climate and management’s and the committee’s subjective belief that forecasts of 2009 results were subject to much more uncertainty than in previous years.

Individual target bonus percentages for Mr. Anderson and Mr. Lee were carried forward from the 2008 bonus program, based on the information discussed at “2008 Bonus Program” above. The committee increased each of the other named executive officers’ target bonus percentages from 35% to 40% in order to bring their bonus opportunities more in line with those of Mr. Anderson and Mr. Lee based on the committee’s review of the internal pay equity information and discussions with Pearl Meyer.

The committee eliminated the additional adjusted net income bonus for the 2009 bonus program based on its belief that this additional bonus was primarily driven by the goal of incentivizing management to return CryoLife to profitability. With this goal having been achieved, the committee determined that this portion of the bonus program was no longer appropriate; however, the committee did remove the cap from the adjusted net income portion of the 2009 bonus program as a result of its discontinuation of the additional adjusted net income bonus. These actions accomplished the committee’s and management’s goal of moving away from a sizeable cliff-vested additional bonus and moving toward a pro rata bonus payment for increasing levels of adjusted net income performance.

The committee believes that the 2009 adjusted revenue bonus minimum performance level and target are challenging, but expects them to be achieved. The 2009 adjusted revenue target is within the range of 2009 product and tissue processing revenue guidance previously publicly announced by the company, while the minimum performance level is below that range. The Committee believes that the maximum 2009 adjusted revenue performance level will be very difficult to achieve. This performance level significantly exceeds the company’s guidance. For 2006, 2007 and 2008, CryoLife paid adjusted revenue bonuses at approximately 98%, 99% and 96% of target, respectively.

The committee believes that 2009 adjusted net income bonus threshold and target performance levels are challenging, but expects the minimum and target levels to be achieved. The 2009 adjusted net income target performance level is consistent with the range of 2009 revenue and other guidance previously publicly announced by the company. The committee believes that the minimum adjusted net income performance level would be consistent with company performance that falls near the bottom end of the company’s 2009 range of revenue and expense guidance. The committee believes that adjusted net income performance at levels above the target will be very challenging, but not impossible to achieve. Based on the range of 2009 product and tissue processing revenue and other guidance previously publicly announced by the company, however, the committee does not expect the target level of adjusted net income to be significantly exceeded unless CryoLife outperforms this guidance. For 2006, 2007, and 2008 CryoLife paid adjusted net income bonuses at approximately 172%, 165% and 113% of target, respectively. In addition, CryoLife paid additional adjusted net income bonuses at the maximum levels in 2006 and 2007, as well. CryoLife did not pay an additional adjusted net income bonus for 2008. As discussed above, the Committee has eliminated the additional adjusted net income bonus for 2009.

Equity Incentives

Equity Grant Policy

The committee has discretionary authority over all stock option and other equity grants. It is the current policy of the committee to make annual grants of options and restricted stock at the beginning of each year, except with respect to new hires, and subject to any special grants deemed necessary by the committee’s compensation review. It is the committee’s general policy not to price option grants or deliver stock awards at times when CryoLife’s insiders may be in possession of material non-public information. However, in connection with grants to new hires, the committee may price option grants or deliver equity awards as of the date of hire, provided that management has fully disclosed to the committee at the time of grant any material non-public information. In all other instances, in the event the committee approves the grant of an option or equity award at a time when it is in possession of material non-public information, it is the committee’s general policy to delay the grant and pricing of the option and/or issuance of the equity award until a date after the public dissemination of all such material non-public information.

The committee believes that use of the grant date fair value of equity awards to determine the size of the awards could undervalue CryoLife’s annual equity grants due to the volatility of CryoLife stock, which could result in relatively low market prices being used to value the awards. This could in turn result in the number of shares and options granted being too large. As a result, the committee agreed with its compensation consultants’ recommendations that it consider determining the size of grants based on an analysis of the percentage of the outstanding shares to be granted to the named executive officers. The committee believes that using this approach will avoid the issues involved in valuing equity awards, focus on an annual grant rate, which the committee believes is increasingly important to stockholders and proxy advisors, and allow the remaining share reserve to be estimated more precisely. The committee continues to evaluate this policy.

Annual Grants

2007, 2008, and 2009 Option and Restricted Stock Grants to Named Executive Officers

	2007 Grants		2008 Grants		2009 Grants
	Stock Options	Restricted Stock	Stock Options	Restricted Stock	Stock Options	Restricted Stock
Steven G. Anderson	63,750	10,625	63,750	10,625	125,000	21,250

D. Ashley Lee	37,500	6,250	37,500	6,250	37,500	12,500

Gerald B. Seery	22,500	3,750	22,500	3,750	22,500	7,500

Albert E. Heacox	22,500	3,750	22,500	3,750	22,500	7,500

David M. Fronk	15,000	2,500	15,000	2,500	15,000	5,000

The committee made the grants disclosed above as part of the committee’s annual equity grants. In connection with the option grants in 2007, the committee determined to revise the standard option agreement to provide for annual vesting at one-third per year over three years and a seven year term. Also in 2007, the committee made the restricted stock grant subject to full vesting upon the third anniversary of the grant. The 2008 and 2009 grants continue to reflect these changes. All vesting of equity awards is subject to earlier termination in certain instances following termination of employment. When setting the 2008 and 2009 equity grant levels and terms, the committee reviewed the most recent peer group information and executive compensation reports prepared by its compensation advisors, the aggregate equity holdings of each executive, including the value of in-the-money options, and internal pay equity comparisons with respect to equity grants. The committee also consulted with Mr. Anderson regarding equity grants in 2008 and 2009.

Analysis

2008 Grants

The committee’s decision in February 2008 not to change the size, relative proportions or terms of the option and restricted stock grants was based on the factors discussed above, including Mercer’s grant size recommendations, which called for aggregate share usage of approximately ..74% of shares outstanding. The committee adopted the Mercer recommendations without limitation. On a percent of shares outstanding basis, the aggregate Mercer grant recommendations were positioned between the 50th and 75th percentiles of the 2008 peer group. In addition, the 2008 peer group information showed that CryoLife’s three year average of the grant date value of equity awards made in 2005 through 2007 to the named executive officers was significantly below the 50th percentile for all named executive officers except Mr. Lee, and was slightly below the 50th percentile for Mr. Lee. It also showed that with respect to total direct compensation, Mr. Anderson and Mr. Lee were between the 50th and 75th percentiles, Mr. Seery was slightly above the 50th percentile, and Dr. Heacox and Mr. Fronk were below the 50th percentile. Based on this information and the factors discussed above, including Mr. Anderson’s concurrence in the size and proportion of the equity awards, the committee saw no need for changes in the size, relative proportions, or form of the 2008 equity grants relative to 2007.

The committee determined vesting schedules in consultation with Mercer and believes that they provide the appropriate long-term incentive for continued employment.

2009 Grants

The committee’s 2009 equity grant decisions were based upon consultations with management and Pearl Meyer and the committee’s review of the materials discussed above. Management requested increased option grant levels relative to 2008 based on CryoLife’s excellent financial performance in 2008 relative to 2007 that had nonetheless resulted in lower bonus levels for 2008. The committee considered this request and consulted Pearl Meyer regarding appropriate 2009 equity grant levels. Following this consultation, the committee determined to double the size of each executive officer’s restricted stock award but to maintain the size of option grants for all executive officers except Mr. Anderson. In addition, the committee increased the size of Mr. Anderson’s 2009 option award to 125,000 shares. The committee based its decisions regarding the size of the restricted stock awards on the considerations discussed above, on its belief, after consultation with Pearl Meyer, that CryoLife’s annual burn rate would remain within acceptable limits, and on its review of the total direct compensation information provided by Pearl Meyer. This information placed each named executive officer’s total direct compensation, after consideration of the increased restricted stock grants but before considering Mr. Anderson’s increased option grant, below the 50th percentile of the 2009 peer group. The committee determined the increase in the size of Mr. Anderson’s 2009 option grant subjectively following consultation with Mr. Anderson, the committee’s review of the “in the money value” of Mr. Anderson’s accumulated stock option and restricted stock, and the disproportionate impact on Mr. Anderson of the expiration in 2008 of a large number of his “underwater” options.

Stock Ownership Guidelines

In October 2007, the Compensation Committee requested that Mercer update its recommendations regarding executive stock ownership requirements for consideration by the committee at its next scheduled meeting. In December 2007, Mercer recommended to the committee that stock ownership guidelines for the named executive officers be approved that would roughly approximate the following multiples of their 2007 base salaries: Mr. Anderson—5x, Mr. Lee—3x, Mr. Seery and Dr. Heacox—2x, and Mr. Fronk—1x. Using an average trading price of the common stock of $10.14 and rounding to the nearest 10,000 shares, Mercer recommended the following stock ownership guidelines as an approximation of the recommended base salary multiples: Mr. Anderson—300,000, Mr. Lee—100,000, Mr. Seery and Dr. Heacox—50,000, and Mr. Fronk—20,000. Based on the then-current equity holdings of the named executive officers and expected future option and restricted stock grants, Mercer recommended that the named executive officers be given five years to meet the ownership guidelines. Following the committee’s consultation with Mercer and with Mr. Anderson with respect to the named executive officers other than himself, the committee and the Nominating and Corporate Governance Committee recommended, and the full Board approved, the Mercer recommendations without modification. The new stock ownership guidelines become effective on February 20, 2013. They immediately superseded previous guidelines adopted in July 2007, which were rescinded.

Employment and Change of Control Agreements

At the beginning of 2008, each of the named executive officers was a party to an employment agreement with CryoLife. During 2008, the committee determined that it would enter into change of control agreements with each of the corporate officers, other than Mr. Anderson, as their employment agreements expired, rather than extending their existing employment agreements or entering into new employment agreements. Messrs. Lee’s and Seery’s employment agreements expired in September and November of 2008, respectively, and they have entered into change of control agreements with CryoLife. Dr. Heacox’s and Mr. Fronk’s employment agreements expire in May 2009, and it is anticipated that we will offer them change of control agreements at that time. The change of control agreements do not contain any “single trigger” payment provisions, but require a termination of the officer’s employment within two years after or within six months prior to a defined change of control as a condition to the payment of any severance. The change of control agreements provide for a severance payment that is generally based on the executive’s then current annual salary and most recent annual bonus. For Messrs. Lee and Seery, the severance multiple is two times salary and bonus. Although no final decision has been made, the committee expects the multiple for Dr. Heacox and Mr. Fronk to be one times salary and bonus. For a discussion of the terms of the employment and change of control agreements, see “Employment and Change of Control Agreements” at page 30.

Change of Control Agreements

Analysis

In 2008, the committee determined that employment agreements were no longer necessary or appropriate for its officers, other than Mr. Anderson. CryoLife had originally entered into the employment agreements with its other officers following the 2002 FDA recall of certain products and the related adverse publicity that severely challenged its business. At that time, the committee felt that employment agreements were necessary to provide its key employees with security and to insure that CryoLife was able to retain them through a very difficult time. With the issues that faced CryoLife during that period largely resolved, the committee now believes, after consultation with Pearl Meyer, that employment agreements are no longer necessary components of CryoLife’s total compensation package for its officers below the CEO level. The committee believes that its grants of long-term incentives, coupled with the new change of control agreements, provide ample incentives to enable CryoLife to retain these key employees.

It is the committee’s intent that provisions in the change of control agreements regarding an executive’s termination following or in anticipation of a change of control preserve executive morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of CryoLife. In addition, these provisions align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of CryoLife’s stockholders and other constituents without undue concern over whether the transactions may jeopardize the executives’ own compensation. The committee does not believe that the change of control agreements provide undue incentive for the executive officers to encourage a change in control. Finally, the provisions protect stockholder interests in the event of a change in control by helping increase the likelihood of management continuity through the time of the change of control, which could improve company performance and help maintain stockholder value.

The committee has reviewed the potential costs associated with the gross-up payments called for by the change of control agreements and has determined that they are fair and appropriate for several reasons. The excise tax tends to penalize employees who defer compensation, as well as penalizing those employees who do not exercise options in favor of those who do. In addition, the lapse of restrictions and acceleration of vesting on equity awards can cause an executive to incur excise tax liability before actually receiving any cash severance payments. The committee believes that CryoLife’s financial exposure pursuant to the gross-up provisions of the change of control agreements is limited, due to the provision of the agreements that limits aggregate severance, separation and similar payments pursuant to the agreements to the equivalent of the officer’s salary, bonus, and guaranteed benefits paid during the three (3) completed fiscal years ended prior to the date of the termination of the officer’s employment. In addition, the committee believes that the gross-up payments are necessary to ensure proper consideration of a change in control by the executives.

In consultation with Mercer and Pearl Meyer, the committee determined that “single trigger” payment provisions did not provide appropriate incentives to CryoLife’s key employees. The increased termination payments to be provided to Messrs. Lee and Seery were determined based upon their senior officer status and their ability to influence decisions regarding whether or not a change of control transaction should be pursued.

Employment Agreements

Mr. Anderson

In May 2007, the committee began a formal review of Mr. Anderson’s employment agreement, which was scheduled to expire in September 2008 unless notice of non-renewal was given in August 2007. The committee and the Board approved an amendment and restatement of Mr. Anderson’s agreement in July 2007. The terms of Mr. Anderson’s amended and restated agreement are summarized at “Employment and Change of Control Agreements—Steven G. Anderson” at page 30. Pursuant to Mr. Anderson’s amended and restated employment agreement entered into in 2007, he will receive certain compensation upon termination of his employment, other than for cause or upon death, and upon a change in control of CryoLife. The potential payments that could result under each scenario are described further at “Potential Payments Upon Termination or Change in Control” starting on page 45. The committee also approved amendments to Mr. Anderson’s employment agreement in 2008 in order to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

Analysis

Mr. Anderson’s employment agreement had historically contained a provision that paid a severance to him upon his retirement at will equal to two times his salary and bonus. The committee believed that this was appropriate in light of the fact that CryoLife does not provide any pension or similar retirement plan for Mr. Anderson.

In addition to clarifying the language contained in Mr. Anderson’s employment agreement, the committee’s primary goals in its 2007 review of the agreement were to remove the automatic renewal feature from the contract and to modify or remove Mr. Anderson’s right to receive the severance payment upon retirement. Due to the variability of Mr. Anderson’s bonus, which was approximately $590,000 for 2006 and $0 for 2005, CryoLife had taken an increased accounting charge for this retirement payment during the first quarter of 2007 and would be faced with additional charges in the future should Mr. Anderson’s salary and/or bonus increase. In addition, due to the application of provisions in Mr. Anderson’s agreement limiting severance payments to three years of salary, bonus and guaranteed payments, the amount payable to Mr. Anderson upon retirement would have increased on January 1, 2008 by approximately $460,000, and CryoLife would have incurred an equivalent charge to earnings. Should Mr. Anderson’s future bonuses have exceeded his bonus for 2006, CryoLife would have incurred additional charges.

Preliminarily, Mr. Anderson and the committee agreed to proceed to eliminate his right to receive a payment upon retiring at will, believing that the $1,985,000 then accrued by CryoLife for this payment would be reversed, positively impacting earnings; however, upon discussing the proposed accounting treatment with the CryoLife accounting staff, the committee learned that the $1,985,000 charge would not be reversed through earnings, but would merely increase paid-in capital. Given that CryoLife would not receive the anticipated financial statement benefit from rescinding Mr. Anderson’s right to receive a severance payment upon his retirement, the committee determined to attempt to freeze CryoLife’s severance obligation at the currently accrued amount of $1,985,000. With this amendment, CryoLife would not be required to accrue any additional expense for Mr. Anderson’s retirement payment, regardless of any future increases in his salary or bonus. The committee also determined, based on the advice of Mercer contained in an April 2007 review of Mr. Anderson’s contract, to offer him a fixed term contract and to remove the automatic renewal feature. The committee believed that the achievement of these goals justified the additional benefits negotiated by Mr. Anderson, including payment of the retirement benefit at the end of the agreement’s term, a cost of living increase in his annual salary and clarification that any change in control retention payment would not be subject to the quantitative limitation on severance payments.

In determining Mr. Anderson’s severance and change in control benefits, the committee considered a number of factors, including an April 2007 Mercer review and analysis of Mr. Anderson’s prior employment agreement and discussions by Mercer in that report of how the terms of his employment agreement related to those that Mercer believed were customary in the marketplace. After reviewing this analysis, discussing the agreement with Mercer and considering what benefits were appropriate for Mr. Anderson, given his importance to CryoLife, the committee approved the severance, retirement, and change in control benefits described at “Potential Payments Upon Termination or Change in Control” starting on page 45. The committee particularly considered its belief that a takeover attempt of CryoLife was a realistic possibility. The committee’s goal in determining appropriate change in control benefits was for Mr. Anderson to be comfortable enough with his treatment following a change in control that he would be able to address a potential takeover attempt without concern as to how it might negatively impact him personally, and would not feel the need to seek other employment due to his perception that a change in control could be imminent or would have a material negative impact on him. In addition, given his unique ability to influence whether or not a potential change in control is pursued, the committee wished to provide him with an appropriate incentive to further a change in control that might be in the best interests of the stockholders. As a result, the committee determined that a change in control payment that was not conditioned on termination of employment was appropriate for Mr. Anderson.

Dr. Heacox and Mr. Fronk

In February 2007, the committee reviewed the employment agreements of Dr. Heacox and Mr. Fronk, which would renew for an additional year if notice was not given by April 2007. The committee, following consultation with Mercer, determined to take no action, and Dr. Heacox’s and Mr. Fronk’s employment agreements automatically renewed in May 2007, moving the termination dates to May 5, 2009. Pursuant to their employment agreements, Dr. Heacox and Mr. Fronk will receive certain compensation upon termination of their employment, other than for cause or upon death, although they will not receive any severance payments upon a change in control of CryoLife that does not result in the termination of their employment. The potential payments that could result under each scenario are described further at “Potential Payments Upon Termination or Change in Control” starting on page 45. As discussed above, it is currently the committee’s intent to replace these employment agreements with change of control agreements when they expire. The committee also approved amendments to Dr. Heacox’s and Mr. Fronk’s employment agreements in 2008 in order to bring them into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

Analysis

The committee subjectively determined that the terms of Dr. Heacox’s and Mr. Fronk’s agreements were appropriate in order to provide them with competitive compensation and to continue to provide them with sufficient incentives to further the interests of CryoLife and its stockholders.

The committee approached Dr. Heacox’s and Mr. Fronk’s severance and change in control payments from the standpoint of its desire to provide them with benefits similar to those of Mr. Anderson and other senior executives, but more appropriate for their positions, while providing a more typical change in control payment conditioned upon termination of employment. The committee believed that an increase in the amount of their severance payment, from 1x salary and bonus to 2x salary and bonus, provided them with sufficient protection if their employment were terminated in connection with a change in control, and that, given their relative inability to influence whether or not a change in control is pursued, it was not necessary to provide them with a payment that was triggered upon a change in control without regard to termination of employment. See “Change of Control Agreements” above for a discussion of the committee’s decision-making process regarding the proposed replacement of Dr. Heacox’s and Mr. Fronk’s employment agreements with change of control agreements.

Limitations on Severance, Separation and Benefit Payments

In November 2005, the committee recommended, and the Board adopted, a resolution limiting severance, separation, and benefit payments for the CEO and other employees at the Vice President level or higher to an amount equaling no more than three times the employee’s base salary, plus bonuses and guaranteed benefits. The committee adopted this policy in connection with the settlement of stockholder litigation and in order to reduce the amounts CryoLife may be obligated to pay pursuant to change in control or severance arrangements in connection with tax gross-up payments related to excise taxes under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. These severance and change in control payments are discussed at “Potential Payments Upon Termination or Change in Control” starting on page 45. As discussed above under “Employment Agreements,” the committee approved, and CryoLife has agreed, that Mr. Anderson’s retention payment following a change in control is not subject to this “three times” limitation.

Perquisites

CryoLife generally does not provide perquisites to its officers without prior committee approval. To the extent that perquisites are incidental to a business-related expense, such as personal use of a business club, the named executive officers are generally required to reimburse CryoLife for any incremental cost. Other than these incidental personal benefits, none of our executives receive any perquisites, except for Mr. Anderson, whose compensation is discussed at “Employment and Change of Control Agreements—Steven G. Anderson” at page 30, and except for airline club memberships we provide for each named executive officer other than Mr. Fronk and customary Christmas gifts valued at less than $500 per person.

Tax Impact of Compensation Decisions

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally sets a limit of $1 million on the amount of compensation, other than certain “performance-based” compensation that complies with the requirements of Section 162(m), that CryoLife may deduct for federal income tax purposes in any given year with respect to the compensation of each of the named executive officers other than Mr. Lee. CryoLife has historically structured its stock option grants to make them exempt from being included in the $1 million aggregate compensation calculation, and the committee intends to continue this practice. In February 2007, the committee established the 2007 Executive Incentive Plan and adopts a bonus program under the plan in February of each year. After careful review, the committee has determined that only Mr. Anderson might reasonably be expected to have any likelihood of exceeding the $1 million dollar deductibility limit of Section 162(m) in 2009, and that the amount by which he is likely to exceed that limit, if at all, is not expected to be material to CryoLife. Accordingly, the committee has determined not to attempt to qualify compensation under the 2007 Executive Incentive Plan and related bonus programs for an exemption from the $1 million deductibility limit of Section 162(m) at this time. The committee intends to separately consider the issue of deductibility under Section 162(m) with respect to all future executive bonus plans and other relevant compensation decisions. The application of Section 162(m) did not influence the committee’s allocation of compensation among the various short and long-term compensation components during 2008.

Section 409A

Since Section 409A of the Code, which deals with deferred compensation arrangements, was enacted, the committee’s policy has been to structure all executive compensation arrangements, to the extent feasible, to comply with the provisions of Section 409A so that the executives do not have to pay additional tax and CryoLife does not incur additional withholding obligations. The committee intends to continue this practice and has amended all of the named executive officers’ currently outstanding employment agreements in order to bring them into compliance with Section 409A.

Sections 280G and 4999

Employment agreements and/or change of control agreements with the named executive officers provide for tax gross-up payments if the executive must pay any excise tax pursuant to Sections 280G and 4999 of the Code. We designed these payments to place the executive in the same position he would have been in had the excise tax not been imposed, subject to the limitation that we will not pay severance or similar payments in excess of three times the executive’s salary, bonus, and guaranteed benefits, as discussed above. This limitation mitigates our risk pursuant to these gross-up provisions, and the committee has reviewed the potential liability associated with this provision in each executive’s employment or change of control agreement and has determined that this limitation is appropriate and reasonable.

CONCLUSION

The committee believes that the mix of compensation elements discussed above represents a balance that has motivated and will continue to motivate CryoLife’s management team to produce the best results possible given current regulatory and market challenges, overall economic conditions, and the difficulty of predicting CryoLife’s performance in the short term. The committee will continue to evaluate all elements of compensation on at least an annual basis, however, to ensure that total compensation, as well as each element thereof, remains competitive and fair, in light of all relevant factors, and that CryoLife’s compensation programs continue to provide appropriate incentives to further CryoLife’s overall compensation and business objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion & Analysis with management. In reliance on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2008, and CryoLife’s 2009 Proxy Statement on Schedule 14A, for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE:

RONALD C. ELKINS, M.D., CHAIRMAN
THOMAS F. ACKERMAN
JOHN M. COOK

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)		(f)		(g)		(h)		(i)		(j)
Steven G. Anderson Chairman of the Board of Directors, President, and Chief Executive Officer	2008	$618,228	$88,240	(1)	$234,733	(2)	$194,539	(3)	$334,718	(4)	$45,266	(5)	$34,022	(6)	$1,549,746
	2007	$600,000	$63,000	(7)	$202,959	(8)	$111,181	(9)	$345,281	(10)	$733,362	(11)	$28,448	(12)	$2,084,231
	2006	$600,000	$54,006	(13)	$284,721	(14)	$75,351	(15)	$299,780	(16)	$400,520	(17)	$4,100	(18)	$1,718,478

D. Ashley Lee Executive Vice President, Chief Operating Officer, and Chief Financial Officer	2008	$349,405	$42,108	(1)	$134,301	(2)	$249,964	(3)	$189,673	(4)	—		$14,820	(19)	$980,271
	2007	$340,000	$35,700	(7)	$115,614	(8)	$200,784	(9)	$195,659	(10)	—		$4,500	(20)	$892,257
	2006	$340,000	$30,603	(13)	$163,391	(14)	$118,225	(15)	$169,876	(16)	—		$4,400	(21)	$826,495

Gerald B. Seery Senior Vice President, Sales and Marketing	2008	$271,575	$21,656	(1)	$67,990	(2)	$129,729	(3)	$80,553	(4)	—		$6,174	(20)	$577,677
	2007	$250,000	$15,313	(7)	$56,781	(8)	$105,325	(9)	$94,133	(10)	—		$4,472	(20)	$526,024
	2006	$250,000	—	(13)	$48,812	(14)	$52,102	(15)	$112,307	(22)	—		$69,777	(23)	$532,998

Albert E. Heacox, Ph.D. Senior Vice President, Research and Development	2008	$280,759	$22,175	(1)	$72,933	(2)	$101,348	(3)	$88,789	(4)	—		$4,840	(20)	$570,844
	2007	$265,650	$16,274	(7)	$61,719	(8)	$74,739	(9)	$104,692	(10)	—		$4,429	(20)	$527,503
	2006	$265,650	$12,560	(13)	$84,694	(14)	$34,193	(15)	$87,401	(16)	—		$4,400	(24)	$488,898

David M. Fronk Vice President, Regulatory Affairs and Quality Assurance	2008	$252,427	$17,172	(1)	$56,250	(2)	$79,493	(3)	$68,757	(4)	—		$4,840	(20)	$478,939
	2007	$240,000	$12,600	(7)	$48,779	(8)	$64,221	(9)	$85,856	(10)	—		$4,400	(20)	$455,856
	2006	$240,000	$10,261	(13)	$65,908	(14)	$33,940	(15)	$70,756	(16)	—		$4,400	(24)	$425,265

(1)	These amounts represent the personal performance component of the award that we made pursuant to the 2008 bonus program under the 2007 Executive Incentive Plan, which we paid 100% in cash in February 2009.
(2)	These amounts represent the expense we recognized for financial statement reporting purposes, in accordance with SFAS 123(R), with respect to the 2008 fiscal year for the fair value of the restricted stock awards granted in 2007 and 2008. We valued the restricted stock awards at $9.02 and $9.06, respectively, the closing prices on the respective dates of issuance, February 14, 2007 and February 19, 2008. See “Grants of Plan-Based Awards” at page 29 for information on awards made in 2008. See notes 9 and 9, respectively, of the Notes to Consolidated Financial Statements filed with CryoLife’s Annual Reports on Form 10-K for the years ended December 31, 2007 and December 31, 2008 for assumptions we used in valuing the stock awards.
(3)	These amounts reflect the SFAS 123(R) expense we incurred in 2008 for all outstanding options for which we incurred expense in 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No forfeitures for the above named officers occurred during CryoLife’s 2008 fiscal year. See Note 9 of the Notes to Consolidated Financial Statements filed with CryoLife’s annual report on Form 10-K for the year ended December 31, 2008 for assumptions we used in valuing the option awards. These amounts reflect our accounting expense for these awards, and do not necessarily correspond to the actual value that the named executive officers will recognize.

(4)	These amounts represent the adjusted revenue and adjusted net income performance components of the awards earned pursuant to the 2008 bonus program under the 2007 Executive Incentive Plan. We paid all of these awards 100% in cash in February 2009.
(5)	The amount shown represents the sum of the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his post-employment medical plan, which is discussed further at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 44 and the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his retirement severance benefit, which is discussed further at “Retirement Severance Benefit” under “Pension Benefits” also on page 44. We have calculated these changes by subtracting the actuarial present values calculated as of the measurement dates used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for the 2007 completed fiscal year from the actuarial present values calculated as of the measurement dates used for financial reporting purposes with respect to CryoLife’s audited financial statements for the 2008 completed fiscal year.
(6)	This amount includes our matching contribution of $4,600 to the CryoLife 401K plan. Also includes reimbursement of expenses at certain private clubs, auto and gas expense reimbursement and a holiday gift basket.
(7)	These amounts represent the cash portion of the personal performance component of the award that we made pursuant to the 2007 bonus program under the 2007 Executive Incentive Plan, which we paid in February 2008. We paid the personal performance component of the bonus award 70% in cash and 30% in stock, with the stock valued at $9.73 per share, the closing price of our common stock on the date of issuance, February 25, 2008.
(8)	These amounts represent the expense we recognized for financial statement reporting purposes, in accordance with SFAS 123(R), with respect to the 2007 fiscal year for the fair value of the restricted stock awards granted in 2007 and the unrestricted stock awards issued under the 2007 bonus program under the 2007 Executive Incentive Plan. We valued the restricted shares at $9.02 per share, the closing price of our common stock on the date of issuance, February 14, 2007. We paid the bonus award pursuant to the 2007 bonus program under the 2007 Executive Incentive Plan 70% in cash and 30% in stock, with the stock valued at $9.73 per share, the closing price of our common stock on the date of issuance, February 25, 2008. See Note 9 of the Notes to Consolidated Financial Statements filed with CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2007 for assumptions we used in valuing the stock awards.
(9)	These amounts reflect the SFAS 123(R) expense we incurred in 2007 for all outstanding options for which we incurred expense in 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No forfeitures for the above named officers occurred during CryoLife’s 2007 fiscal year. See Note 9 of the Notes to Consolidated Financial Statements filed with CryoLife’s annual report on Form 10-K for the year ended December 31, 2007 for assumptions we used in valuing the option awards. These amounts reflect our accounting expense for these awards, and do not necessarily correspond to the actual value that the named executive officers will recognize.
(10)	These amounts represent the cash portion of the adjusted revenue and adjusted net income performance components of the awards earned pursuant to the 2007 bonus program under the 2007 Executive Incentive Plan, as well as the cash portion of the additional adjusted net income performance-based bonus awards earned pursuant to the 2007 bonus program under the 2007 Executive Incentive Plan. We paid all of these awards in February 2008. We paid the adjusted revenue and adjusted net income performance components of the bonus award, as well as the additional adjusted net income performance-based bonus, 70% in cash and 30% in stock. We valued the stock portion of these awards at $9.73 per share, the closing price of our common stock on the date of issuance, February 25, 2008.
(11)	The amount shown represents the sum of the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his post-employment medical plan, which is discussed further at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 44 and the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his retirement severance benefit, which is discussed further at “Retirement Severance Benefit” under “Pension Benefits” also on page 44. We have calculated these changes by subtracting the actuarial present values calculated as of the measurement dates used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for the 2006 completed fiscal year from the actuarial present values calculated as of the measurement dates used for financial reporting purposes with respect to CryoLife’s audited financial statements for the 2007 completed fiscal year.
(12)	This amount represents our matching contribution of $4,500 to the CryoLife 401K plan, as well as reimbursement of expenses at certain private clubs, auto and gas expense reimbursement and a holiday gift basket.
(13)	These amounts represent the cash portion of the personal performance component of the awards that we made pursuant to the 2006 Performance-Based Bonus Plan, which we paid in February 2007. We paid the personal performance component of the bonus award 60% in cash and 40% in stock, with the stock valued at $8.57 per share, the closing price of our common stock on the date of issuance, February 13, 2007. Mr. Seery did not participate in the personal performance component of the 2006 Performance-Based Bonus Plan due to his participation in a quarterly commission plan, which we terminated effective January 1, 2007.
(14)	These amounts represent the expense we recognized for financial statement reporting purposes, in accordance with SFAS 123(R), with respect to the 2006 fiscal year for the fair value of the unrestricted stock awards granted in 2006 and the unrestricted stock awards issued under the 2006 Performance-Based Bonus Plan in February 2007. All of the stock was valued at the closing price of the CryoLife common stock on the date the stock was approved for issuance. See Note 11 of the Notes to Consolidated Financial Statements filed with CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2006 for assumptions we used in valuing the stock awards. We paid the bonus award under the 2006 Performance-Based Bonus Plan 60% in cash and 40% in stock, with the stock valued at $8.57 per share, the closing price of our common stock on the date of issuance, February 13, 2007.
(15)	These amounts reflect the SFAS 123(R) expense we incurred in 2006 for all outstanding options for which we incurred expense in 2006. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No forfeitures for the above named officers occurred during CryoLife’s 2006 fiscal year. See Note 11 of the Notes to Consolidated Financial Statements filed with CryoLife’s annual report on Form 10-K for the year ended December 31, 2006 for assumptions we used in valuing the option awards. These amounts reflect our accounting expense for these awards, and do not necessarily correspond to the actual value that the named executive officers will recognize.
(16)	These amounts represent the cash portion of the adjusted revenue and adjusted net income performance components of the awards earned pursuant to the 2006 Performance-Based Bonus Plan as well as the cash portion of the additional adjusted net income performance-based bonus awards earned pursuant to the 2006 Performance-Based Bonus Plan, all of which we paid in February 2007. We paid the adjusted revenue and adjusted net income performance components of the bonus award, as well as the additional adjusted net income performance-based bonus, 60% in cash and 40% in stock, with the stock valued at $8.57 per share, the closing price of our common stock on the date of issuance, February 13, 2007.

(17)	The amount shown represents the sum of the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his post-employment medical plan, which is discussed further at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 44, and the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his retirement severance benefit, which is discussed further at “Retirement Severance Benefit” under “Pension Benefits,” also on page 44. We have calculated these changes by subtracting the actuarial present values calculated as of the measurement dates used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for the 2005 completed fiscal year from the actuarial present values calculated as of the measurement dates used for financial reporting purposes with respect to CryoLife’s audited financial statements for the 2006 completed fiscal year.
(18)	This amount represents our matching contribution of $4,100 to the CryoLife 401K plan. We provided Mr. Anderson with perquisites and other personal benefits in 2006 valued at less than $10,000.
(19)	This amount includes our matching contribution of $4,600 to the CryoLife 401K plan. Also includes reimbursement of expenses at certain private clubs and a holiday gift basket.
(20)	These amounts represent our matching contributions to the CryoLife 401K plan. We provided each named executive officer other than Mr. Anderson in 2007 and 2008 and Mr. Lee in 2008 with perquisites and other personal benefits valued at less than $10,000 in each year.
(21)	This amount represents our matching contribution of $4,400 to the CryoLife 401K plan. We provided Mr. Lee with perquisites and other personal benefits in 2006 valued at less than $10,000.
(22)	This amount includes $50,924, representing the cash portion of the adjusted net income performance component of the award earned pursuant to the 2006 Performance-Based Bonus Plan as well as the cash portion of the additional adjusted net income performance-based bonus award earned pursuant to the 2006 Performance-Based Bonus Plan, each of which we paid in February 2007. We paid the adjusted net income performance component of the bonus award as well as the additional adjusted net income performance-based bonus 60% in cash and 40% in stock, with the stock valued at $8.57 per share, the closing price of CryoLife’s common stock on February 13, 2007. This amount also includes $61,383, representing payments we made pursuant to Mr. Seery’s quarterly commission plan, which we terminated effective January 1, 2007.
(23)	This amount represents our matching contribution of $4,100 to the CryoLife 401K plan and $65,677 that we paid to taxing authorities on Mr. Seery’s behalf for the increased tax liability incurred and estimated to be incurred by Mr. Seery as a result of his employment outside of the United States in prior years. We provided Mr. Seery with perquisites and other personal benefits in 2006 valued at less than $10,000.
(24)	The amount represents our matching contributions to the CryoLife 401K plan of $4,400. We provided each of Dr. Heacox and Mr. Fronk with perquisites and other personal benefits in 2006 valued at less than $10,000.

GRANTS OF PLAN-BASED AWARDS (1)

Name	Grant Date		Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						Estimated Possible Payouts Under Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Committee Action Date	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)		Target ($)		Maximum ($)		Threshold ($)		Target ($)		Maximum ($)
(a)	(b)			(c)		(d)		(e)		(f)		(g)		(h)		(i)	(j)	(k)		(l)
Steven G. Anderson	2/19/08	(2)	2/19/08	156,046	(3)	260,076	(3)	393,965	(3)
	2/19/08	(2)	2/19/08							66,877	(4)	111,461	(4)	168,842	(4)
	2/19/08	(5)	2/19/08	43,346	(6)			86,692	(6)
	2/19/08	(5)	2/19/08							18,577	(7)			37,154	(7)
	2/19/08	(8)	2/19/08													10,625				96,263
	2/25/08	(9)	2/19/08														63,750	9.73	8.97	276,038

D. Ashley Lee	2/19/08	(2)	2/19/08	88,426	(3)	147,377	(3)	223,247	(3)
	2/19/08	(2)	2/19/08							37,897	(4)	63,161	(4)	95,677	(4)
	2/19/08	(5)	2/19/08	24,563	(6)			49,126	(6)
	2/19/08	(5)	2/19/08							10,527	(7)			21,054	(7)
	2/19/08	(8)	2/19/08													6,250				56,625
	2/25/08	(9)	2/19/08														37,500	9.73	8.97	162,375

Gerald B. Seery	2/19/08	(2)	2/19/08	40,425	(3)	67,375	(3)	100,969	(3)
	2/19/08	(2)	2/19/08							17,325	(4)	28,875	(4)	43,272	(4)
	2/19/08	(5)	2/19/08	19,250	(6)			38,500	(6)
	2/19/08	(5)	2/19/08							8,250	(7)			16,500	(7)
	2/19/08	(8)	2/19/08													3,750				33,975
	2/25/08	(9)	2/19/08														22,500	9.73	8.97	97,425

Albert E. Heacox, Ph.D.	2/19/08	(2)	2/19/08	41,394	(3)	68,989	(3)	104,505	(3)
	2/19/08	(2)	2/19/08							17,740	(4)	29,567	(4)	44,788	(4)
	2/19/08	(5)	2/19/08	19,711	(6)			39,422	(6)
	2/19/08	(5)	2/19/08							8,448	(7)			16,895	(7)
	2/19/08	(8)	2/19/08													3,750				33,975
	2/25/08	(9)	2/19/08														22,500	9.73	8.97	97,425

David M. Fronk	2/19/08	(2)	2/19/08	32,054	(3)	53,424	(3)	80,927	(3)
	2/19/08	(2)	2/19/08							13,738	(4)	22,896	(4)	34,683	(4)
	2/19/08	(5)	2/19/08	17,808	(6)			35,616	(6)
	2/19/08	(5)	2/19/08							7,632	(7)			15,264	(7)
	2/19/08	(8)	2/19/08													2,500				22,650
	2/25/08	(9)	2/19/08														15,000	9.73	8.97	64,950

(1)	This table provides detail regarding stock options and other equity awards that we granted during fiscal 2008, as well as bonus plan awards that we made during fiscal 2008. The table does not include the stock option and restricted stock grants that we made in February 2009 or the grants that we made pursuant to the 2009 Bonus Program under the 2007 Executive Incentive Plan, as more particularly discussed with respect to each named executive officer at “Compensation Discussion & Analysis” starting on page 14.
(2)	We granted this award pursuant to the 2008 bonus program under the 2007 Executive Incentive Plan adopted by the Board on February 19, 2008. Although we originally expected to pay this award 70% in cash and 30% in stock, pursuant to the Compensation Committee’s discretionary authority, we paid this award in February 2009 100% in cash. The award also included a personal performance component that is not included in the possible payouts set forth above, as we do not communicate the specific personal performance goals at the time of grant. See “Annual Performance-Based Bonus Plans—2008 Bonus Program” starting on page 33 for a discussion of 2008 bonus awards under the 2007 Executive Incentive Plan.
(3)	This amount represents 70% of the bonus award, or the portion of the award we expected to pay in cash. In February 2009, the Compensation Committee determined to pay 100% of this award in cash. As a result, we did not pay any portion of this award in stock.
(4)	This amount represents 30% of the bonus award, or the portion of the award we expected to pay in stock. In February 2009, the Compensation Committee determined to pay 100% of this award in cash. As a result, we did not pay any portion of this award in stock.

(5)	We granted this award pursuant to the additional adjusted net income component of the 2008 bonus program under the 2007 Executive Incentive Plan adopted by the Board on February 19, 2008. There is no “target” for this bonus plan. We expected to pay this award in February 2009, 70% in cash and 30% in stock; however, no bonus was earned under this award in 2008. See “Annual Performance-Based Bonus Plans - 2008 Bonus Program” starting on page 33 for a discussion of 2008 bonus awards under the 2007 Executive Incentive Plan.
(6)	This amount represents 70% of the additional bonus award, or the portion of the award we expected to pay in cash. No bonus was earned under this award in 2008.
(7)	This amount represents 30% of the additional bonus award, or the portion of the award we expected to pay in stock. No bonus was earned under this award in 2008.
(8)	We issued these restricted shares pursuant to our 2004 Employee Stock Incentive Plan. All shares vest on the third anniversary of the grant date if the reporting person remains in the continuous employ of the company.
(9)	We granted these options pursuant to the 2004 Employee Stock Incentive Plan. One-third of the shares became exercisable on the first anniversary of grant, and an additional one-third will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the third anniversary, assuming continuous employment. The exercise price of $9.73 per share is equal to the closing price of the company’s common stock on the New York Stock Exchange on the date of issuance, February 25, 2008. These options have a seven year term.

Employment and Change of Control Agreements

Steven G. Anderson

Compensation and Basic Terms of Employment

Effective July 30, 2007, CryoLife entered into an amended and restated employment agreement with Steven G. Anderson. Pursuant to the agreement, CryoLife employs Mr. Anderson in the capacity of President, CEO and Chairman of the Board. The term of the amended agreement will run through December 31, 2010 and will not automatically renew. The agreement provides for the following compensation:

•

Annual base salary set at $600,000 through December 31, 2007; for each year thereafter, Mr. Anderson’s base salary will be increased by a minimum amount based on the increase in the cost of living index. This adjustment resulted in Mr. Anderson’s base salary being increased to $619,229 in February 2008. There was no increase in 2009, due to a decrease in the cost of living index;

•

Bonus compensation on terms and in amounts no less favorable to him than those contained in CryoLife’s 2007 Executive Incentive Plan and the 2007 bonus program for Mr. Anderson approved thereunder, with such modifications as may reasonably be imposed for all executive officers and approved by at least two-thirds of CryoLife’s independent directors; provided that if CryoLife’s CFO advises the Compensation Committee that it would materially and negatively impact CryoLife to pay all or a portion of the bonus in cash, the Compensation Committee may choose to pay the bonus in CryoLife common stock, but only to the extent that such action is taken with respect to all executive officers of CryoLife;

•

Reimbursement of monthly car payments, auto expenses and dues and business-related expenses at certain social and business clubs, subject to an annual limitation equal to 10% of Mr. Anderson’s base salary;

•

Enrollment in the standard CryoLife medical plan and contributory 401K plan, which includes a CryoLife matching contribution of 50% of Mr. Anderson’s contribution with respect to up to 4% of his base salary, subject to the annual maximum allowed by the Internal Revenue Service; and

•	Life insurance coverage of at least two times base pay; Mr. Anderson has currently agreed for this coverage to be limited to $350,000.

Pursuant to Mr. Anderson’s employment agreement, Mr. Anderson will receive certain compensation upon termination of his employment, other than for cause or upon death or disability and upon a change in control of CryoLife. The potential payments that CryoLife may make under each scenario are described further at “Potential Payments Upon Termination or Change in Control” starting on page 45.

Non-Compete Commitment

During the term of his employment and for two years after any termination of his employment, Mr. Anderson agrees not to accept a position as a CEO, President, or Chief Operating Officer with, or provide comparable level executive consultation to, any competitors of CryoLife in the cardiac or vascular tissue processing business or biological glue business within the U.S. or the European Union. Mr. Anderson must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of his employment and for two years after any termination of his employment, Mr. Anderson agrees not to solicit or hire away any person employed by CryoLife or any customer of CryoLife without CryoLife’s prior written consent.

409A Compliance

On November 4, 2008, we entered into an amendment to the employment agreement with Mr. Anderson in order to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

D. Ashley Lee and Gerald B. Seery

As of September 5, 2008 and November 1, 2008, respectively, CryoLife is not party to an employment agreement with Mr. Lee or Mr. Seery. On October 24, 2008 and November 2, 2008, respectively, CryoLife entered into change of control agreements with Mr. Lee and Mr. Seery that provide that the company will pay to each of them a severance payment if he is terminated by the company without cause or terminates his own employment for good reason for a period extending from six months before to two years after a change of control of CryoLife.

Basic Terms of the Change of Control Agreement

•

The initial term of the agreements ends September 1, 2011, and each agreement renews on September 1, 2011, and every three-year anniversary thereafter, for an additional three-year term, unless CryoLife gives notice at least thirty days prior to the end of the then-current term that the agreement shall not be extended.

•

The severance payment is an amount equal to two times the aggregate of base salary as of the date of termination and bonus compensation for the year in which the termination of employment occurs, or if the bonus for that year has not yet been awarded, the most recently awarded bonus compensation. The potential payments that CryoLife may make under this scenario are described further at “Potential Payments Upon Termination or Change in Control” starting on page 45.

•

Change of control as defined in the agreement means a change in the ownership of CryoLife, a change in the effective control of CryoLife or a change in the ownership of a substantial portion of the assets of CryoLife, as described further at “Potential Payments Upon Termination or Change in Control” starting on page 45.

•	The Agreement is not an employment agreement and Messrs. Lee’s and Seery’s employment is “at will.”

Agreement Not to Solicit

Mr. Lee and Mr. Seery agree not to solicit any actual or prospective customers of CryoLife with whom they have had contact for a competing business or to solicit employees of CryoLife to leave CryoLife and join a competing business during the term of the agreement and for a period of one year following the termination of the agreement. CryoLife is not required to make the severance payment and Mr. Lee and Mr. Seery are required to repay any portion of the severance payment already received if they solicit customers or employees of CryoLife during the term of the agreement and for a period of one year following the termination of the agreement.

Albert E. Heacox, Ph.D.

Compensation and Basic Terms of Employment

On May 4, 2006, CryoLife entered into an amended and restated employment agreement with Albert E. Heacox, Ph.D. Pursuant to the agreement, CryoLife employs Dr. Heacox in the capacity of Senior Vice President of Research and Development. The agreement expires on May 4, 2009 and provides for the following compensation:

•

Annual base salary set at $265,650, subject to yearly review by the Compensation Committee. The Committee increased Dr. Heacox’s base salary to $281,589 in February 2008 but made no adjustment in February 2009;

•	Bonus as set by the Compensation Committee on a yearly basis, at its discretion; and

•

Enrollment in the standard CryoLife medical plan, life insurance plan, and contributory 401K plan, which includes a CryoLife matching contribution of 50% of Dr. Heacox’s contribution with respect to up to 4% of his base salary, subject to the annual maximum allowed by the Internal Revenue Service.

Pursuant to Dr. Heacox’s employment agreement, Dr. Heacox will receive certain compensation upon termination of his employment, other than for cause, or upon termination following a change in control of CryoLife. The potential payments that we may make under each scenario are described further at “Potential Payments Upon Termination or Change in Control” starting on page 45.

We do not currently intend to renew the employment agreement and, upon its expiration this year, we plan to offer Dr. Heacox a change of control agreement.

Non-Compete Commitment

During the term of employment and for one year after any termination of his employment, Dr. Heacox agrees not to accept a position as Senior Vice President of Research and Development with any competitors of CryoLife in the cardiac, vascular, or orthopedic tissue processing business or biological glue business within the U.S. Dr. Heacox must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of his employment and for one year after any termination, Dr. Heacox agrees not to solicit or hire away any person employed by CryoLife without CryoLife’s prior written consent.

409A Compliance

On December 9, 2008, we entered into an amendment to the employment agreement with Dr. Heacox in order to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

David M. Fronk

Compensation and Basic Terms of Employment

On May 4, 2006, CryoLife entered into an amended and restated employment agreement with David M. Fronk. Pursuant to the agreement, CryoLife employs Mr. Fronk in the capacity of Vice President of Regulatory Affairs and Quality Assurance. The agreement expires on May 4, 2009 and provides for the following compensation:

•

Annual base salary set at $240,000, subject to yearly review by the Compensation Committee. The Committee increased Mr. Fronk’s base salary to $254,400 in February 2008 but made no adjustment in February 2009;

•	Bonus as set by the Compensation Committee on a yearly basis, at its discretion; and

•

Enrollment in the standard CryoLife medical plan, life insurance plan, and contributory 401K plan, which includes a CryoLife matching contribution of 50% of Mr. Fronk’s contribution with respect to up to 4% of his base salary, subject to the annual maximum allowed by the Internal Revenue Service.

Pursuant to Mr. Fronk’s employment agreement, Mr. Fronk will receive certain compensation upon termination of his employment, other than for cause, or upon termination following a change in control of CryoLife. The potential payments that we may make under each scenario are described further at “Potential Payments Upon Termination or Change in Control” starting on page 45.

We do not currently intend to renew the employment agreement and, upon its expiration this year, we plan to offer Mr. Fronk a change of control agreement.

Non-Compete Commitment

During the term of employment and for one year after any termination of his employment, Mr. Fronk agrees not to accept a position as Vice President of Regulatory Affairs and Quality Assurance with any competitors of CryoLife in the cardiac, vascular, or orthopedic tissue processing business or biological glue business within the U.S. Mr. Fronk must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of Mr. Fronk’s employment and for one year after any termination, Mr. Fronk agrees not to solicit or hire away any person employed by CryoLife without CryoLife’s prior written consent.

409A Compliance

On December 11, 2008, we entered into an amendment to the employment agreement with Mr. Fronk in order to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

Plan-Based Awards

CryoLife granted the awards disclosed in the Grants of Plan-Based Awards table pursuant to:

•	The 2007 Executive Incentive Plan and the 2008 bonus program;

•	The 2004 Employee Stock Incentive Plan; and

The material terms of these plans and CryoLife’s 1998 Long-Term Incentive Plan and 2002 Stock Incentive Plan are as follows:

Annual Performance-Based Bonus Plans

2008 Bonus Program

The 2008 bonus program under the 2007 Executive Incentive Plan provided for bonuses of up to a maximum of 90.9% of participants’ 2008 base salaries, varying among participants, based on three areas:

•	Adjusted revenues;

•	Adjusted net income; and

•	Personal performance rating.

All bonus criteria related to company and individual performance for the full 2008 fiscal year. We intended to pay all bonuses 70% in cash and 30% in unrestricted shares of CryoLife stock, subject to the discretion of the committee, which was exercised in February 2009 to pay 100% of the bonus in cash. See the tables below at Adjusted Revenues and Adjusted Net Income for a description of the calculation of adjusted revenues and adjusted net income.

Adjusted Revenues

Each named executive officer could earn a bonus of up to a specified percentage of his 2008 base salary based on CryoLife achieving 2008 adjusted revenues in the range of $95,280,000 to $116,454,000. The adjusted revenues target for this plan was $105,867,000. No bonus was payable if the specified minimum adjusted revenues goal was not met.

2008 Bonus Named Executive Officer Could Earn as Percentage of His Base Salary

	Adjusted Revenues* of $95,280,000 (Minimum)	Adjusted Revenues* of $105,867,000 (Target)	Adjusted Revenues* of $116,454,000 (Maximum)
Steven G. Anderson	12%	24%	36%

D. Ashley Lee	12%	24%	36%

Gerald B. Seery	8.8%	17.5%	26.2%

Albert E. Heacox	7%	14%	21%

David M. Fronk	6%	12%	18%
* Adjusted revenues were fiscal 2008 revenues from cardiac and vascular allograft tissue processing, BioGlue and related product sales, and CardioWrap sales.

2008 Bonus Actually Earned by Named Executive Officer Based on Company Actual

Adjusted Revenues of $101,764,000

	Bonus Earned	Bonus Earned as Percentage of Base Salary
Steven G. Anderson	$119,816	19.3%

D. Ashley Lee	$67,896	19.3%

Gerald B. Seery	$38,799	14.1%

Albert E. Heacox	$31,783	11.3%

David M. Fronk	$24,612	9.7%

Adjusted Net Income

Each named executive officer could earn a bonus of up to a specified percentage of his 2008 base salary based on the company achieving 2008 adjusted net income in the range of $11,701,000 to $16,500,000. The adjusted net income target for this plan was $13,766,000. No bonus was payable if the specified minimum adjusted net income goal was not met.

2008 Bonus Named Executive Officer Could Earn as Percentage of His Base Salary

	Adjusted Net Income* of $11,701,000 (Minimum)	Adjusted Net Income* of $13,766,000 (Target)	Adjusted Net Income* of $16,500,000 (Maximum)
Steven G. Anderson	12%	24%	39.9%

D. Ashley Lee	12%	24%	39.9%

Gerald B. Seery	5.2%	10.5%	17.5%

Albert E. Heacox	7%	14%	23.3%

David M. Fronk	6%	12%	19.9%
* Adjusted net income was defined as GAAP net income for 2008, exclusive of :

• Interest expense; • Interest Income; • Stock compensation expense, other than stock compensation expense related to the bonus program itself; • Other income and expense; and • Income taxes.

2008 Bonus Actually Earned by Named Executive Officer Based on Company Actual

Adjusted Net Income* of $15,608,000

	Bonus Earned	Bonus Earned as Percentage of Base Salary
Steven G. Anderson	$214,901	34.7%

D. Ashley Lee	$121,777	34.7%

Gerald B. Seery	$41,754	15.2%

Albert E. Heacox	$57,006	20.2%

David M. Fronk	$44,144	17.4%

Additionally, each named executive officer could earn from 10% to 20% of his base salary if the company achieved additional adjusted net income goals. There was no adjusted net income target for this additional bonus. No additional bonus was payable if the specified minimum adjusted net income level was not met.

2008 Additional Adjusted Net Income Bonus Named Executive Officer Could Earn as

Percentage of Base Salary

	Adjusted Net Income* of $8,500,000 (Minimum)	Target	Adjusted Net Income* of $9,500,000 (Maximum)
Steven G. Anderson	10%	—	20%

D. Ashley Lee	10%	—	20%

Gerald B. Seery	10%	—	20%

Albert E. Heacox	10%	—	20%

David M. Fronk	10%	—	20%

Because the minimum additional adjusted net income minimum for 2008 was not met, the named executive officers did not earn an additional adjusted net income bonus for 2008.

Personal Performance

Each named executive officer could earn a bonus based on his personal performance rating. With respect to each named executive officer, the committee determines the personal performance rating of 1-5, with a rating of 1 resulting in the highest bonus payable. Mr. Anderson provides performance reviews of the named executive officers, other than himself, to the committee to aid the committee in determining performance ratings.

2008 Personal Performance Bonus Named Executive Officer Could Earn as Percentage of His Base Salary

	Rating of 4 or 5	Rating of 3 (Minimum)	Rating of 2	Rating of 1 (Maximum)
Steven G. Anderson	0%	12%	13.5%	15%

D. Ashley Lee	0%	12%	13.5%	15%

Gerald B. Seery	0%	7%	7.9%	8.8%

Albert E. Heacox	0%	7%	7.9%	8.8%

David M. Fronk	0%	6%	6.8%	7.5%

2008 Additional Bonus Actually Earned by Named Executive Officer Based on Named Executive

Officer’s Performance Rating

	Performance Rating	Bonus Earned*	Bonus Earned as Percentage of Base Salary
Steven G. Anderson	1.5	$88,240	14.25%

D. Ashley Lee	3	$42,108	12%

Gerald B. Seery	2	$21,656	7.9%

Albert E. Heacox	2	$22,175	7.9%

David M. Fronk	2	$17,172	6.8%

2009 Bonus Program

The 2009 bonus program under the 2007 Executive Incentive Plan provides for bonuses of a percentage of participants’ weighted average 2009 base salaries, varying among participants, based on the same three performance categories as the 2008 bonus program. However, with respect to the 2009 bonus program, adjusted revenues are defined as:

•	Revenues from cardiac and vascular allograft tissue processing,

•	BioGlue and related product sales, and

•	Hemostase sales.

Adjusted net income under the 2009 bonus program is defined as GAAP net income for 2009, exclusive of:

•	Interest expense,

•	Interest income,

•	Stock compensation expense, other than any stock compensation expense related to the bonus program itself,

•	Research and development expense, other than that portion of research and development expense pertaining to salaries and related expenses,

•	Other income and expense, and

•	Income taxes.

Unlike the adjusted net income component of the 2008 bonus program, the adjusted net income component of the 2009 bonus program does not have a maximum performance level and the amount of the adjusted net income portion of the bonus is not capped.

As with the 2008 bonus program, all bonus criteria relate to company and individual performance for the full fiscal year. All bonuses will be paid 100% in cash, subject to the discretion of the committee to pay a portion of the bonus in stock.

Adjusted Revenues

Each named executive officer can earn a bonus of up to a specified percentage of his base salary based on CryoLife achieving 2009 adjusted revenues in the range of $106,200,000 to $132,774,000. No bonus is payable if the specified minimum adjusted revenues goal is not met.

Potential Adjusted Revenue Bonus Payouts Under 2009 program

	Adjusted Revenues of $106,200,000 (Minimum)	Adjusted Revenues (Target)	Adjusted Revenues of $132,774,000 (Maximum)
Steven G. Anderson	14.4%	24%	36%

D. Ashley Lee	14.4%	24%	36%

Gerald B. Seery	9.6%	16%	24%

Albert E. Heacox	9.6%	16%	24%

David M. Fronk	9.6%	16%	24%

Adjusted Net Income

Each named executive officer can earn a bonus equal to a specified percentage of his base salary based on the company achieving specified adjusted net income levels. No bonus is payable if the specified minimum adjusted net income goal is not met, and there is no cap on the bonus. Additional levels of performance above the target pay additional proportionate bonus amounts.

Potential Adjusted Net Income Bonus Payouts Under 2009 Program

	Minimum	Target
Steven G. Anderson	12%	24%

D. Ashley Lee	12%	24%

Gerald B. Seery	8%	16%

Albert E. Heacox	8%	16%

David M. Fronk	8%	16%

Unlike the 2008 bonus program, the 2009 bonus program does not contain an additional adjusted net income bonus component; however, as noted above, the 2009 bonus program does not contain a cap on the amount of the adjusted net income bonus component.

Personal Performance

As with respect to 2008, each named executive officer can earn a bonus based on his personal performance review. The potential percentage bonuses payable, and the standards for the performance ratings, remain the same for the 2009 program as under the 2008 program, subject to the increases approved for Dr. Heacox and Mr. Fronk. See “Compensation Discussion & Analysis—2009 Bonus Program” at page 19.

2004 Employee Stock Incentive Plan. On February 24, 2004, the Board adopted the 2004 Employee Stock Incentive Plan, which the stockholders approved in June 2004. This Plan authorizes us to grant the following to CryoLife’s employees and officers:

•	Options;

•	Stock appreciation rights;

•	Restricted stock unit awards;

•	Restricted and unrestricted stock awards; and

•	Stock units.

We may award a maximum of 2 million shares of common stock under the 2004 Employee Stock Incentive Plan, subject to certain adjustments. Of these 2 million shares, approximately 114,000 shares were available for grant as of March 23, 2009. In addition, the 2004 Employee Stock Incentive Plan provides that:

•	We may issue a maximum of 2 million shares subject to options that we intend to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended;

•	We may issue a maximum of 400,000 shares as options and stock appreciation rights to any one individual during any consecutive twelve-month period;

•	We may issue a maximum of 2 million shares in the aggregate as stock awards; and

•

We may issue no more than 2 million shares to any one individual during any one fiscal year pursuant to awards that we intend to be “performance-based compensation” as that term is used for purposes of Internal Revenue Code Section 162(m).

The 2004 Employee Stock Incentive Plan terminates in June 2014, unless the Board terminates it before that date. If the Board terminates the 2004 Employee Stock Incentive Plan, although no further awards may be made, the Plan will remain in effect as long as any options, stock appreciation rights, or other stock awards that we granted under the Plan are outstanding. Unless the committee establishes a higher price or establishes a method which determines a higher price at the time the award is granted, the exercise price for each option and stock appreciation right will be equal to 100% of the fair market value of our common stock on the date of grant of the award, determined as the closing price of our common stock on the NYSE on the date of grant.

Terms of 2004 Employee Stock Incentive Plan Awards

All of the restricted stock awards that we granted to named executive officers in 2008 were issued under the 2004 Employee Stock Incentive Plan. These awards have the following terms:

•	The restricted stock awards vest on the third anniversary of the grant date if the employee remains continuously employed by CryoLife; and

•

If an employee who was granted a restricted stock award ceases to be employed by CryoLife for any reason, he or she will automatically forfeit any portion of the award that has not vested at the time his or her employment was terminated.

All the stock options that we granted to named executive officers in 2008 we issued pursuant to the 2004 Employee Stock Incentive Plan. The terms of the options granted pursuant to this plan, are as follows:

•	All options vest over a three-year period at 33 1/3% per year, beginning on the first anniversary of the grant date;

•	All options have a seven year term;

•	All options have an exercise price equal to the closing price of the common stock on the NYSE on the grant date; and

•

All options expire upon termination of employment, except in the event of disability, death, or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option.

2002 Stock Incentive Plan. In March 2002, the Board of Directors adopted the 2002 Stock Incentive Plan, which the stockholders subsequently approved in May 2002. We may grant awards under the 2002 Stock Incentive Plan to employees, officers or directors of CryoLife and consultants and advisers to CryoLife and its subsidiaries. The 2002 Stock Incentive Plan terminates in March 2012, unless the Board terminates it prior to that date. CryoLife’s 2002 Stock Incentive Plan allows grants of:

•	Options;

•	Stock appreciation rights;

•	Stock units;

•	Performance shares; and

•	Restricted stock awards.

We may grant awards under the 2002 Stock Incentive Plan with respect to up to a maximum of 974,000 shares of common stock. Of these 974,000 shares, approximately 206,000 shares were available for grant as of March 23, 2009. In addition, the 2002 Stock Incentive Plan imposes the following limitations:

•	We may issue a maximum of 974,000 shares pursuant to options that we intend to be incentive stock options under Section 422 of the Internal Revenue Code;

•	We may issue a maximum of 100,000 shares as options and stock appreciation rights to any one individual during any consecutive twelve-month period;

•	We may issue a maximum of 100,000 shares in the aggregate as stock awards; and

•

We may pay a maximum of $400,000 as an award to any one individual for any performance goals established for any performance period (including the fair market value of stock subject to awards denominated in shares).

We did not make any grants to executives under this plan in 2008.

1998 Long-Term Incentive Plan. In December 1997, the Board of Directors adopted the CryoLife 1998 Long-Term Incentive Plan, which the stockholders subsequently approved in May 1998. The 1998 Long-Term Incentive Plan was amended in 2000 and allowed us to grant options, stock appreciation rights, and other awards with respect to up to a maximum of 900,000 shares of common stock, subject to certain adjustments. This Plan terminated in 2008, and we may not make any additional grants under it.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008 (1)

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market Value of shares or units of stock that have not vested ($)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)		(i)	(j)

Steven G. Anderson	22,400	41,100	(2)	$4.2500	8/21/2011
	10,000	—		$5.0300	5/4/2011
	8,000	2,000	(3)	$5.3600	12/29/2009
	10,000	—		$7.6300	6/3/2010
	15,000	—		$11.6300	5/26/2010
	3,584	—		$27.9000	5/29/2012
	15,000	—		$29.1500	12/7/2010
	3,240	—		$30.8560	5/17/2011
	21,250	42,500	(4)	$8.7000	2/23/2014
	—	63,750	(5)	$9.7300	2/25/2015
						10,625	(9)	$103,169	(9)
						10,625	(10)	$103,169	(10)

D. Ashley Lee	17,200	25,800	(2)	$4.2500	8/21/2011
	6,000	3,000	(3)	$5.3600	12/29/2009
	12,500	25,000	(4)	$8.7000	2/23/2014
	—	37,500	(5)	$9.7300	2/25/2015
	80,000	150,000	(6)	$5.0300	11/4/2011	6,250	(9)	$60,688	(9)
						6,250	(10)	$60,688	(10)

Gerald B. Seery	8,600	12,900	(2)	$4.2500	8/21/2011
	7,500	15,000	(4)	$8.7000	2/23/2014
	—	22,500	(5)	$9.7300	2/25/2015
	40,000	60,000	(7)	$5.7950	2/7/2012
						3,750	(9)	$36,413	(9)
						3,750	(10)	$36,413	(10)

Albert E. Heacox, Ph.D.	—	15,450	(2)	$4.2500	8/21/2011
	3,000	3,000	(3)	$5.3600	12/29/2009
	7,031	15,000	(4)	$8.7000	2/23/2014
	—	22,500	(5)	$9.7300	2/25/2015
	1,183	30,000	(7)	$5.7950	2/7/2012
						3,750	(9)	$36,413	(9)
						3,750	(10)	$36,413	(10)

David M. Fronk	3,440	10,320	(2)	$4.2500	8/21/2011
	4,000	2,000	(3)	$5.3600	12/29/2009
	5,000	10,000	(4)	$8.7000	2/23/2014
	—	15,000	(5)	$9.7300	2/25/2015
	18,897	30,000	(7)	$5.7950	2/7/2012
	1,000	2,000	(8)	$6.1600	11/2/2010
						2,500	(9)	$24,275	(9)
						2,500	(10)	$24,275	(10)

(1)	This table does not include the restricted stock granted on February 16, 2009 and stock option grants made on February 23, 2009. See “Compensation Discussion & Analysis” starting on page 14 for further discussion of these grants.
(2)	One-third of the options vest on each of February 21, 2009, February 21, 2010, and February 21, 2011, assuming continuous employment.
(3)	The options vest on June 29, 2009, assuming continuous employment.
(4)	One-half of the options vest on each of February 23, 2009 and February 23, 2010, assuming continuous employment.

(5)	One-third of the options vest on each of February 25, 2009, February 25, 2010 and February 25, 2011, assuming continuous employment.
(6)	One-third of the options vest on each of May 4 2009, 2010, and 2011, assuming continued employment.
(7)	One-third of the options vest on each of August 7, 2009, August 7, 2010, and August 7, 2011, assuming continuous employment.
(8)	One-half of the options vest on each of May 2, 2009 and May 2, 2010, assuming continuous employment.
(9)	The restricted stock will vest on February 14, 2010, assuming continuous employment. Market value is based on the closing price of the company’s common stock on the NYSE on December 31, 2008 of $9.71.
(10)	The restricted stock will vest on February 14, 2011, assuming continuous employment. Market value is based on the closing price of the company’s common stock on the NYSE on December 31, 2008 of $9.71.

OPTION EXERCISES AND STOCK VESTED (1)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Steven G. Anderson	69,164	$455,489	—	—

D. Ashley Lee	26,000	$200,860	—	—

Gerald B. Seery	33,000	$193,985	—	—

Albert E. Heacox, Ph.D.	43,556	$268,558	—	—

David M. Fronk	13,799	$90,567	—	—

(1)	This table provides information regarding stock option exercises and vesting of restricted stock during 2008.
(2)	Value Realized on Exercise is equal to the number of shares acquired multiplied by the difference between the exercise price and the closing price on the NYSE on the date of exercise, as detailed in the table below, without regard to any proceeds that may have been received upon any sale of the underlying shares:

Stock Option Exercise Detail

Name	Shares Subject to Option	Exercise Price	Exercise Date	Closing Price on the NYSE on Date of Exercise

Steven G. Anderson	1,350	$8.0000	8/19/2008	$15.1100
	11,400	$8.0000	8/19/2008	$15.1100
	11,414	$2.2000	2/26/2008	$9.6058
	9,496	$4.7750	5/28/2008	$11.4000
	29,014	$4.7750	5/27/2008	$10.8000
	6,490	$4.7750	5/22/2008	$10.9000

D. Ashley Lee	6,000	$5.3600	10/8/2008	$9.3700
	10,000	$5.0300	8/11/2008	$14.0100
	10,000	$5.0300	8/7/2008	$13.7300

Gerald B. Seery	5,500	$6.2100	9/15/2008	$13.8100
	5,500	$6.2100	8/15/2008	$14.5200
	5,500	$6.2100	7/15/2008	$10.9900
	5,500	$6.2100	6/16/2008	$11.1600
	5,500	$6.2100	5/15/2008	$11.4200
	5,500	$6.2100	4/15/2008	$10.6300

Albert E. Heacox, Ph.D.	4,970	$2.2000	2/4/2008	$7.0000
	9,000	$5.3600	12/19/2008	$8.8300
	10,300	$4.2500	10/8/2008	$9.3700
	18,817	$5.7950	9/18/2008	$14.2000
	469	$8.7000	9/18/2008	$14.2000

David M. Fronk	7,700	$2,2000	1/29/2008	$7.3000
	4,000	$5.3600	8/6/2008	$13.9800
	996	$6.1600	8/6/2008	$13.9800
	1,103	$5.7950	8/6/2008	$13.9800

PENSION BENEFITS (1)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)		(e)

Steven G. Anderson	Post- Employment Medical Plan for Steven G. Anderson	N/A	$93,992	(2)	—
	Retirement Severance Benefit	N/A	$1,875,657	(3)	—

(1)	CryoLife does not maintain any plans providing for payments or other benefits at, following, or in connection with retirement for Mr. Lee, Mr. Seery, Dr. Heacox, or Mr. Fronk.
(2)	The amount shown represents the actuarial present value of Mr. Anderson’s accumulated benefit under the Post-Employment Medical Plan included in his employment agreement, computed as of December 31, 2008, which is the measurement date used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for 2008. See “Post-Employment Medical Plan for Steven G. Anderson” below for the assumptions applied in quantifying the present value of the current accrued benefit.
(3)	The amount shown represents the actuarial present value of Mr. Anderson’s accumulated benefit under the Retirement Severance Benefit included in his employment agreement, computed as of December 31, 2008, which is the measurement date used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for 2008. Consistent with the methodology customarily applied to present value calculations for accounting, we discounted Mr. Anderson’s 24 month payment stream based on our incremental borrowing rate of 5.5% at December 31, 2008.

Post-Employment Medical Plan for Steven G. Anderson

Mr. Anderson’s employment agreement provides that upon certain terminations of Mr. Anderson’s employment, including retirement, CryoLife will continue to provide medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the remainder of their lives. In quantifying the present value of the current accumulated benefit for the Post-Employment Medical Plan for Steven G. Anderson, CryoLife used a measurement date of December 31, 2008. To calculate mortality, CryoLife used the 1994 Group Annuity Mortality Table with Projection Scale AA (post retirement only). The applicable discount rate was 8.54%. CryoLife assumed that Mr. Anderson would retire two years from the measurement date. CryoLife assumed no possibility of termination prior to that time. Salary increase was irrelevant since the benefits are not salary related. CryoLife developed the starting claims cost using the Reden & Anders Commercial Comprehensive Pricing Model, factoring in the plan provisions currently in effect. The starting claims cost for a 70 year old participant is approximately $13,000 before taking Medicare into account.

See “Potential Payments Upon Termination or Change in Control” starting on page 45 for further discussion of the material terms and conditions of payments and benefits payable under this plan.

Retirement Severance Benefit

Pursuant to his employment agreement, Mr. Anderson may voluntarily terminate his employment at any time for reason of retirement. The agreement defines retirement as cessation by Mr. Anderson of full-time employment of any kind. Upon retirement, CryoLife will pay Mr. Anderson a severance payment equal to $1,985,000. See “Potential Payments Upon Termination or Change in Control” below for further discussion of the material terms and conditions of payments and benefits payable under this retirement severance benefit.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the named executive officers in the event of specified terminations of their employment or upon a change in control of CryoLife. The amount of compensation we would be required to pay to each named executive officer in each situation is listed in the tables below. Amounts we have included in the tables are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of any such event, the amount of future bonuses, and with respect to Mr. Anderson, his and his spouse’s ages and life expectancies. All of the tables listed in this section assume that the relevant termination or change in control event occurred on December 31, 2008, the last business day of CryoLife’s 2008 fiscal year.

Steven G. Anderson, Chairman of the Board of Directors, President and Chief Executive Officer (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change in Control Without Regard to Termination		Certain Termination Events Following a Change in Control
Cash Compensation	$1,985,000	(2)	$1,985,000	(2)	—		—		$1,985,000	(2)	$1,201,487	(3)	$3,186,487	(4)

Accelerated Stock Options	—		—		—		—		—		$276,031	(5)	$276,031	(5)

Accrued Vacation Pay	$41,679	(6)	$41,679	(6)	$41,679	(6)	$41,679	(6)	$41,679	(6)	—		$41,679	(6)

Medical Benefits	$267,809	(7)	$267,809	(7)	—		$148,664	(8)	$267,809	(7)	—		$267,809	(7)

Vested Stock Options	$246,167	(9)	$246,167	(9)	$246,167	(9)	$246,167	(9)	$246,167	(9)	$246,167	(9)	$246,167	(9)

Accelerated Restricted Stock	—		—		—		—		—		$206,338	(10)	$206,338	(10)

280G Tax Gross-up	—		—		—		—		—		—		$887,832	(11)

Total:	$2,540,655		$2,540,655		$287,846		$436,510		$2,540,655		$1,930,023		$5,112,343

(1)	This table assumes all termination and change in control events occurred as of December 31, 2008.
(2)	Mr. Anderson’s employment agreement provides for a severance payment equal to $1,985,000 upon termination of his employment due to expiration of the employment agreement, voluntary retirement, or disability, or upon his termination of the agreement for good reason, to be paid in 24 equal monthly installments over the two year period following the termination date.
(3)	The amount shown is equal to one times the sum of Mr. Anderson’s 2008 salary and 2007 bonus, which was paid in February 2008, including both the cash and stock portions of the bonus. If the change in control had occurred on or after February 17, 2009, the date on which the Compensation Committee approved payment of bonuses for 2008, the amount shown would have been $1,042,187, which is equal to one times the sum of Mr. Anderson’s 2009 base salary and his 2008 bonus.
(4)	The amount shown is the sum of $1,985,000 and one times the sum of Mr. Anderson’s 2008 salary and 2007 bonus, which was paid in February 2008, including both the cash and stock portions of the bonus. This amount assumes that following a change in control Mr. Anderson retired or terminated his employment for good reason, or we terminated him because of disability or without cause. Mr. Anderson would also receive the amount shown if we terminated his employment without cause at any time within the 12 months prior to the change in control. If the change in control had occurred on or after February 17, 2009, the date on which the Compensation Committee approved payment of bonuses for 2008, the amount to be paid to him would have been $3,027,187, which is equal to $1,985,000 plus Mr. Anderson’s 2009 base salary and his 2008 bonus; however, his employment agreement and CryoLife’s bylaws provide that total severance, separation, and similar payments are limited to an amount equal to his annual salary over the three years ended prior to the termination or other determinative event, including bonuses and guaranteed benefits. Application of this provision would reduce this payment.

(5)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change in control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change in control if the Compensation Committee does not determine otherwise. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE as of December 31, 2008 of $9.71.
(6)	The amount shown represents payment of $297.71 per accumulated hour that Mr. Anderson had not taken as of December 31, 2008. Mr. Anderson had 140 accumulated hours as of December 31, 2008.
(7)	Under the terms of Mr. Anderson’s employment agreement, if Mr. Anderson voluntarily retires, terminates his employment for good reason or we terminate him without cause or because of disability, we will continue to provide major medical insurance benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, not to exceed $25,000 per year, increased by the Consumer Price Index using September 1, 2005 as the base date. We used the assumptions discussed at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 44 when valuing this benefit, except that we did not utilize a discount rate.
(8)	Under the terms of Mr. Anderson’s employment agreement, in the event of Mr. Anderson’s death, CryoLife will continue to provide major medical insurance benefits to Mr. Anderson’s wife, Ann B. Anderson, for the duration of her life, not to exceed $25,000 per year, increased by the Consumer Price Index using September 1, 2005 as the base date. We used the assumptions discussed at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 44 when valuing this benefit, except that we did not utilize a discount rate.
(9)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.
(10)	We have issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all unvested shares of restricted stock become fully vested upon a change in control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.
(11)	The amount shown represents the estimated amount to be paid to reimburse Mr. Anderson for excise taxes arising as a result of the payments disclosed in this table. The actual 280G tax gross-up amount is $1,279,241, which has been reduced to $887,832 because of the limitation on total severance, separation and similar payments discussed at footnote 4 above.

Change in Control

Mr. Anderson’s employment agreement dictates the payments Mr. Anderson will receive if a change in control occurs. Upon the occurrence of a change in control, we will pay Mr. Anderson a retention payment equal to his salary and bonus for the year in which the change in control occurs, provided that he either remains employed by us at that time, or if he is not so employed, that we terminated him without cause within 12 months before the change in control. If a change in control occurs before we award the bonus for that year, then we will base the bonus component on the previous year’s bonus. The bonus for these purposes includes any cash bonus payments and the present value of non-cash bonuses such as options or restricted stock. We will pay the retention payment in addition to any termination payments that may be due to Mr. Anderson following termination of employment.

The following events would constitute a change in control requiring a retention payment:

•	Any person or group, other than a group of which Mr. Anderson is a member, acquires, over a period of 12 months or less, 35% or more of the total voting power of CryoLife stock;

•

A majority of the members of CryoLife’s Board are replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election; or

•

Any person or group, but excluding any group of which Mr. Anderson is a member, acquires, over a period of 12 months or less, assets from CryoLife having a value equal to at least 40% of the total gross fair market value of all of CryoLife’s assets immediately prior to such acquisition; however, it will not be a change in control if the assets are transferred to a CryoLife stockholder in return for CryoLife stock, or if the assets are transferred to an entity which is at least 50% owned by CryoLife or to a person or group that owns at least 50% of the total voting power of our stock.

Death

Mr. Anderson’s employment agreement terminates automatically upon Mr. Anderson’s death. We will continue to provide major medical benefits to his wife, Ann B. Anderson, for the duration of her life, provided that our cost is limited to $25,000 per year, as increased by the Consumer Price Index using September 1, 2005 as the base date. We will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of death.

Disability

Mr. Anderson’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Mr. Anderson in writing that we intend to terminate his employment. The termination will become effective 30 days after Mr. Anderson receives the notice unless he returns to full-time work. If we terminate Mr. Anderson’s employment because of disability, we will pay a severance payment equal to $1,985,000. We will continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $25,000 per year, as increased by the Consumer Price Index using September 1, 2005 as the base date.

Termination for Cause

If we determine that Mr. Anderson has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Mr. Anderson has not substantially performed his duties. We may also terminate Mr. Anderson’s employment for cause if he willfully engages in illegal conduct or gross misconduct that we can demonstrate materially injured CryoLife. If we terminate Mr. Anderson for cause, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of his termination.

Termination by Mr. Anderson for Good Reason or by CryoLife for any Reason other than Cause, Death or Disability

Mr. Anderson can terminate his employment for good reason if any of the following events occur during the term of the agreement:

•	He is assigned duties inconsistent with his current position or duties;

•	CryoLife takes any other action resulting in diminution of his position or duties, unless the action was inadvertent and was promptly remedied;

•	CryoLife fails to pay the base salary, bonus, or all reasonable expenses under the agreement;

•	CryoLife threatens to terminate Mr. Anderson for reasons other than for cause, death, or disability; or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Mr. Anderson terminates his employment for good reason or if we terminate him for any reason other than for cause, death, or disability, we will pay Mr. Anderson a severance payment equal to $1,985,000. We will also continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $25,000 per year, as increased by the Consumer Price Index using September 1, 2005 as the base date.

Retirement

Mr. Anderson may voluntarily terminate his employment at any time for reason of retirement. The agreement defines retirement as cessation by Mr. Anderson of full-time employment of any kind. Upon retirement, we will pay Mr. Anderson a severance payment equal to $1,985,000. We will also continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $25,000 per year, as increased by the Consumer Price Index using September 1, 2005 as the base date.

Expiration of Employment Agreement

Mr. Anderson’s employment agreement will expire on December 31, 2010, unless both parties agree to extend the term. Upon expiration of the employment agreement, Mr. Anderson will receive the same payments and benefits as he would upon retirement, as described in the preceding paragraph.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 24 equal monthly installments starting 30 days after Mr. Anderson is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•

We will delay payment of the severance payment until six months after Mr. Anderson’s termination if necessary to prevent Mr. Anderson from having to pay additional tax under Section 409A of the Internal Revenue Code; provided that when payments begin, the first payment will be equal to the total amount of those payments that have been delayed.

•

We will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change in control or within six months before the change in control if Section 409A allows us to make such a payment without Mr. Anderson having to pay additional tax.

We will subject any severance payment to normal payroll tax withholding. Upon employment termination, we will also pay Mr. Anderson at a rate per day equal to Mr. Anderson’s base salary then in effect divided by 260 for all accumulated vacation days that he has not taken.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment, or distribution that we make to Mr. Anderson or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Mr. Anderson to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Limitation on Termination Payments

Notwithstanding the foregoing, the agreement limits all severance, separation, and similar payments to Mr. Anderson to a maximum of three years of salary, including bonuses and guaranteed benefits. If necessary, we will reduce any gross-up payment to comply with this limit; however, Mr. Anderson’s agreement provides that as soon as practicable following November 3, 2009, CryoLife agrees to amend Mr. Anderson’s agreement as well as CryoLife’s Bylaws to remove the three times salary and bonus cap on severance, separation, and/or similar payments. CryoLife does not deem a retention payment made in connection with a change in control to be a severance, separation, and/or similar payment for purposes of this limitation.

Mr. Anderson’s non-compete and non-solicitation agreements are described at “Employment and Change of Control Agreements” starting on page 30, above.

D. Ashley Lee, Executive Vice President, Chief Operating Officer, and Chief Financial Officer (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason		Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change in Control Without Regard to Termination		Certain Termination Events Following a Change in Control
Cash Compensation	—		—		—		—		—		—		—		$1,359,836	(2)

Accelerated Stock Options	—		—		—		—		—		—		$881,168	(3)	$881,168	(3)

Accrued Vacation Pay	$675	(4)	$675	(4)	$675	(4)	$675	(4)	$675	(4)	$675	(4)	—		$675	(4)

Vested Stock Options	$507,037	(5)	$507,037	(5)	$507,037	(5)	$507,037	(5)	$507,037	(5)	$507,037	(5)	$507,037	(5)	$507,037	(5)

Accelerated Restricted Stock	—		—		—		—		—		—		$121,375	(6)	$121,375	(6)

280G Tax Gross-Up	—		—		—		—		—		—		—		—

Total:	$507,712		$507,712		$507,712		$507,712		$507,712		$507,712		$1,509,580		$2,870,091

(1)	This table assumes all termination and change in control events occurred as of December 31, 2008.
(2)	The amount shown is equal to two times the sum of Mr. Lee’s 2008 salary and his bonus for 2007 which was paid in February 2008, including both the cash and stock portions of the bonus. This amount assumes that following a change in control Mr. Lee terminated his employment for good reason, or we terminated him without cause. Mr. Lee would also receive the amount shown if we terminated his employment without cause at any time within the 6 months prior to the change in control. If the termination or change in control had occurred on or after February 17, 2009, the date on which the Compensation Committee approved payment of bonuses for 2008, the amount shown would have been $1,165,358, which is equal to two times the sum of Mr. Lee’s 2009 salary and his 2008 bonus.
(3)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change in control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change in control if the Compensation Committee does not determine otherwise. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.
(4)	The amount shown represents payment of $168.70 per accumulated hour of unused current year vacation that Mr. Lee had not taken as of December 31, 2008. Mr. Lee had 4 accumulated current year hours as of December 31, 2008.
(5)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.
(6)	We have issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all shares of restricted stock become fully vested upon a change in control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.

Change in Control

Mr. Lee’s change of control agreement dictates the payments he will receive if a change in control occurs. The following events would constitute a change in control under the agreement and would require a severance payment to Mr. Lee if coupled with the termination by CryoLife of Mr. Lee’s employment without cause or his termination of his employment for good reason during a period extending from six months before to two years after a change in control of CryoLife:

•

Any person, including a syndicate or group, acquires ownership of CryoLife stock that, taken together with CryoLife stock held by such person or group, constitutes more than 50% of the total voting power of the stock of CryoLife;

•	Any person, including a syndicate or group, acquires ownership of stock of CryoLife possessing 30% or more of the total voting power of CryoLife stock;

•

A majority of the members of CryoLife’s Board are replaced during any 12 month period by individuals whose appointment or election is not endorsed by a majority of the Board prior to the date of appointment or election; and

•

Any person, including a syndicate or group, acquires assets from CryoLife that have a total gross fair market value equal to more than 40% of the total gross fair market value of all CryoLife assets immediately prior to such acquisition.

We will not be required to make a severance payment to Mr. Lee in connection with a change in control if he is terminated by us for cause, which means:

•	An intentional act of fraud, embezzlement, theft, or any other material violation of law that occurs during or in the course of Mr. Lee’s employment with CryoLife;

•	Intentional damage by Mr. Lee to CryoLife assets;

•	Intentional disclosure by Mr. Lee of CryoLife’s confidential information contrary to CryoLife policies;

•	Material breach of Mr. Lee’s obligations under the agreement;

•	Intentional engagement by Mr. Lee in any activity which would constitute a breach of his duty of loyalty or of his assigned duties;

•	Intentional breach by Mr. Lee of any of CryoLife’s policies and procedures;

•	The willful and continued failure by Mr. Lee to perform his assigned duties, other than as a result of incapacity due to physical or mental illness; or

•	Willful conduct by Mr. Lee that is demonstrably and materially injurious to CryoLife, monetarily or otherwise.

Mr. Lee may terminate his employment for good reason in connection with a change in control without forfeiting his severance pay if any of the following events occur during the term of the agreement:

•

The assignment to Mr. Lee, without his consent, of any duties materially inconsistent with his position, authority, duties or responsibilities, including changes in status, offices, or titles and any change in Mr. Lee’s reporting requirements that would cause him to report to an officer who is junior in seniority to the officer to whom he previously reported; or

•

Any other action by CryoLife that results in a material diminution in his position, authority, duties, responsibilities, or aggregate compensation, excluding for this purpose an isolated, insubstantial, and inadvertent action taken in good faith and which is remedied by CryoLife within thirty (30) days after receipt of notice from Mr. Lee.

The change of control agreement provides that we will pay any severance payment due in a lump sum not later than 30 days following the date of termination, or 30 days following a change in control in the event of an anticipatory termination. We will delay payment of the severance payment until six months after Mr. Lee’s termination if necessary to prevent Mr. Lee from having to pay additional tax under Section 409A of the Internal Revenue Code. We will also subject any severance payment to normal payroll tax withholding.

Mr. Lee’s non-solicitation agreement is described at “Employment and Change of Control Agreements” starting on page 30, above.

Gerald B. Seery, Senior Vice President, Sales and Marketing (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change in Control Without Regard to Termination		Certain Termination Events Following a Change in Control
Cash Compensation	—		—		—		—		—		—		$855,852	(2)

Accelerated Stock Options	—		—		—		—		—		$320,484	(3)	$320,484	(3)

Vested Stock Options	$211,131	(4)	$211,131	(4)	$211,131	(4)	$211,131	(4)	$211,131	(4)	$211,131	(4)	$211,131	(4)

Accelerated Restricted Stock	—		—		—		—		—		$113,287	(5)	$113,287	(5)

280G Tax Gross-Up	—		—		—		—		—		—		—

Total:	$211,131		$211,131		$211,131		$211,131		$211,131		$644,902		$1,500,754

(1)	This table assumes all termination and change in control events occurred as of December 31, 2008.
(2)	The amount shown is equal to two times the sum of Mr. Seery’s 2008 salary and his bonus for 2007 which was paid in February 2008. This amount assumes that following a change in control Mr. Seery terminated his employment for good reason, or we terminated him without cause. Mr. Seery would also receive the amount shown if we terminated his employment without cause at any time within the 6 months prior to the change in control. If the termination or change in control had occurred on or after February 17, 2009, the date on which the Compensation Committee approved payment of bonuses for 2008, the amount to be paid to him pursuant to his employment agreement would have been $754,419, which is equal to two times the sum of Mr. Seery’s 2009 salary and his 2008 bonus.
(3)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change in control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change in control if the Compensation Committee does not determine otherwise. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.
(4)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.
(5)	We have issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all shares of restricted stock become fully vested upon a change in control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.

Change in Control

Mr. Seery’s change of control agreement dictates the payments he will receive if a change in control occurs. Mr. Seery’s change of control agreement is identical to Mr. Lee’s change of control agreement in all material respects. Please see the description of Mr. Lee’s change of control agreement, above.

Albert E. Heacox, Ph.D., Senior Vice President, Research and Development (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change in Control Without Regard to Termination		Certain Termination Events Following a Change in Control
Cash Compensation	—		$453,568	(2)	—		—		—		—		$907,136	(3)

Accelerated Stock Options	—		—		—		—		—		$230,007	(4)	$230,007	(4)

Vested Stock Options	$24,783	(5)	$24,783	(5)	$24,783	(5)	$24,783	(5)	$24,783	(5)	$24,783	(5)	$24,783	(5)

Accelerated Restricted Stock	—		—		—		—		—		$113,287	(6)	$113,287	(6)

280G Tax Gross-Up	—		—		—		—		—		—		—

Total:	$24,783		$478,351		$24,783		$24,783		$24,783		$368,077		$1,275,213

(1)	This table assumes all termination and change in control events occurred as of December 31, 2008.
(2)	The amount shown is equal to one times the sum of Dr. Heacox’s 2008 salary and his bonus for 2007 that was paid in February 2008. If the termination had occurred on or after February 17, 2009, the date on which the Compensation Committee approved payment of bonuses for 2008, the amount shown would have been $392,553, which is equal to one times the sum of Dr. Heacox’s 2009 salary and his 2008 bonus.
(3)	The amount shown is equal to two times the sum of Dr. Heacox’s 2008 salary and his bonus for 2007 that was paid in February 2008. If the termination had occurred on or after February 17, 2009, the date on which the Compensation Committee approved the payment of bonuses for 2008, the bonus calculation would have been $785,106, which is equal to two times the sum of Dr. Heacox’s 2009 salary and his 2008 bonus.
(4)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change in control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change in control if the Compensation Committee does not determine otherwise. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.
(5)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.
(6)	We have issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all shares of restricted stock become fully vested upon a change in control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.

Change in Control

Dr. Heacox’s employment agreement dictates the payments he will receive if a change in control occurs. The following events would constitute a change in control under the agreement and could result in an increased severance payment upon termination as discussed above:

•	Any person, including a syndicate or group, becomes the beneficial owner of 20% or more of CryoLife’s voting securities;

•

CryoLife merges or consolidates with another corporation and as a result less than 60% of the outstanding voting securities of the resulting or surviving entity are owned by either the stockholders of CryoLife immediately before the merger or consolidation or the stockholders of CryoLife entitled to vote on the merger or consolidation as of the relevant record date;

•

Any individuals who were on the Board as of May 4, 2006 and any new director whose appointment was approved by a vote of at least two-thirds of the directors who either were directors on May 4, 2006 or whose appointment was previously so approved cease for any reason to constitute a majority of directors; or

•	CryoLife transfers substantially all of its assets to another corporation that is a less than 60% owned subsidiary of CryoLife.

Death

Dr. Heacox’s employment agreement terminates automatically upon Dr. Heacox’s death. We will not be required to make any other payments except for payments we owe under any obligations that accrued through the date of death.

Disability

Dr. Heacox’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Dr. Heacox in writing that we intend to terminate his employment. The termination will become effective 30 days after Dr. Heacox receives the notice unless he returns to full-time work. If we terminate Dr. Heacox’s employment because of disability, we will not be required to make any other payments except for payments we owe under any obligations that accrued through the date of termination.

Termination for Cause

If we determine that Dr. Heacox has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Dr. Heacox has not substantially performed his duties. We may also terminate Dr. Heacox’s employment for cause if he willfully engages in illegal conduct or gross misconduct that we can demonstrate materially and demonstrably injured CryoLife. If we terminate Dr. Heacox for cause, we will not be required to make any other payments except for payments we owe under any obligations that accrued through the date of his termination.

Termination by Dr. Heacox for Good Reason or by CryoLife for any Reason other than Cause, Death or Disability

Dr. Heacox can terminate his employment for good reason if any of the following events occur during the term of his agreement:

•	He is assigned duties inconsistent with his current position or duties;

•	CryoLife takes any other action resulting in diminution of Dr. Heacox’ position or duties, unless the action is inadvertent and is promptly remedied;

•	CryoLife fails to pay the base salary, bonus, or all reasonable expenses under the agreement;

•	CryoLife threatens to terminate Dr. Heacox for reasons other than for cause, death, or disability; or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Dr. Heacox terminates his employment for good reason or if we terminate him for any reason other than for cause, death, or disability, we will pay Dr. Heacox a severance payment equal to one times his salary and bonus for the year in which the termination occurred. However, if a change in control has occurred, as discussed below, and if Dr. Heacox has remained employed at that time or if he was terminated without cause within the 6 months preceding the change in control, we will pay an increased severance payment equal to two times Dr. Heacox’ salary and bonus for the year in which the termination occurs.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 24 equal monthly installments starting 30 days after Dr. Heacox is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•

We will begin to pay the severance payment six months after Dr. Heacox’s termination if necessary to prevent Dr. Heacox from having to pay additional tax under Section 409A of the Internal Revenue Code.

•

We will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change in control or within six months before the change in control occurs if Section 409A allows us to make such a payment without Dr. Heacox having to pay additional tax.

We will subject any severance payment to normal payroll tax withholding. If the termination occurs before we award a bonus for that year, then we will base the bonus compensation component of the severance payment on the prior year’s bonus. For these purposes, the term bonus includes cash bonus payments and the present value of non-cash bonuses, such as options or restricted stock.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment, or distribution that we make to Dr. Heacox or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Dr. Heacox to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Limitation on Termination Payments

Notwithstanding the foregoing, the agreement limits all severance and similar payments to Dr. Heacox to the maximum of three years of salary, including bonuses and guaranteed benefits. If necessary, we will reduce any gross-up payment to comply with this limit.

Dr. Heacox’s non-compete and non-solicitation agreements are described at “Employment and Change of Control Agreements” starting on page 30, above.

David M. Fronk, Vice President, Regulatory Affairs and Quality Assurance (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change in Control Without Regard to Termination		Certain Termination Events Following a Change in Control
Cash Compensation	—		$393,079	(2)	—		—		—		—		$786,158	(3)

Accelerated Stock Options	—		—		—		—		—		$199,697	(4)	$199,697	(4)

Accrued Vacation Pay	$2,446	(5)	$2,446	(5)	$2,446	(5)	$2,446	(5)	$2,446	(5)	—		$2,446	(5)

Vested Stock Options	$118,764	(6)	$118,764	(6)	$118,764	(6)	$118,764	(6)	$118,764	(6)	$118,764	(6)	$118,764	(6)

Accelerated Restricted Stock	—		—		—		—		—		$89,012	(7)	$89,012	(7)

280G Tax Gross-Up	—		—		—		—		—		—		—

Total:	$121,210		$514,289		$121,210		$121,210		$121,210		$407,473		$1,196,077

(1)	This table assumes all termination events occurred as of December 31, 2008.
(2)	The amount shown is equal to one times the sum of Mr. Fronk’s 2008 salary and his bonus for 2007 that was paid in February 2008. If the termination had occurred on or after February 17, 2009, the date on which the Compensation Committee approved payment of bonuses for 2008, the amount shown would have been $340,329, which is equal to one times the sum of Mr. Fronk’s 2009 salary and his 2008 bonus.
(3)	The amount shown is equal to two times the sum of Mr. Fronk’s 2008 salary and his bonus for 2007 that was paid in February 2008. If the termination had occurred on or after February 17, 2009, the date on which the Compensation Committee approved the payment of bonuses for 2008, the bonus calculation would have been $680,658, which is equal to two times the sum of Mr. Fronk’s 2009 salary and his 2008 bonus.
(4)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change in control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change in control if the Compensation Committee does not determine otherwise. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.
(5)	The amount shown represents payment of $122.31 per accumulated hour of unused current year vacation that Mr. Fronk had not taken as of December 31, 2008. Mr. Fronk had 20 accumulated current year hours as of December 31, 2008.
(6)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.
(7)	We have issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all shares of restricted stock become fully vested upon a change in control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2008 of $9.71.

Change in Control

Mr. Fronk’s change of control agreement dictates the payments he will receive if a change in control occurs. Mr. Fronk’s employment agreement is identical to Dr. Heacox’s employment agreement in all material respects. Please see the description of Dr. Heacox’s employment agreement, above.

FISCAL 2008

DIRECTOR COMPENSATION

The following table provides compensation information for the one year period ended December 31, 2008 for each person who was a member of our Board of Directors in 2008, other than Steven G. Anderson:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($) (10)	Total ($)
(a)	(b)		(c)		(d)	(h)

Thomas F. Ackerman	$41,667	(1)	$74,584	(9)	—	$116,251

James S. Benson	$45,000	(2)	$74,584	(9)	—	$119,584

Daniel J. Bevevino	$40,000	(3)	$74,584	(9)	—	$114,584

John M. Cook	$50,000	(4)	$74,584	(9)	—	$124,584

Ronald C. Elkins, M.D.	$47,500	(5)	$74,584	(9)	—	$122,084

Ronald D. McCall, Esq.	$50,000	(6)	$90,559	(8)(9)	—	$140,559

Harvey Morgan.	$26,667	(7)	$42,596	(9)	—	$69,263

(1)	The amount shown represents annual retainer of $40,000 and $1,667 in chairman’s fees for Mr. Ackerman’s service as Chairman of the Nominating and Corporate Governance Committee from January 2008 to May 2008.
(2)	The amount shown represents annual retainer of $40,000 and $5,000 in chairman’s fees for Mr. Benson’s service as Chairman of the Regulatory Affairs and Quality Assurance Policy Committee.
(3)	The amount shown represents annual retainer of $40,000.
(4)	The amount shown represents annual retainer of $40,000 and $10,000 in chairman’s fees for Mr. Cook’s service as Chairman of the Audit committee.
(5)	The amount shown represents annual retainer of $40,000 and $7,500 in chairman’s fees for Dr. Elkins’ service as Chairman of the Compensation Committee.
(6)	The amount shown represents annual retainer of $40,000 and an additional $10,000, representing the cash portion of the presiding director fee for 2008.
(7)	The amount shown represents the pro rata portion of the annual retainer for May 2008 through December 2008.
(8)	The amount shown represents the portion of the SFAS 123(R) fair value recognized in 2008 with respect to the portion of the presiding director fee that we paid in restricted stock in 2007 and 2008, as well as the annual restricted stock grants made to Mr. McCall in 2007 and 2008. The restricted stock represented here vests 12 months after the date of issuance.
(9)	The amount shown represents the portion of the SFAS 123(R) fair value recognized in 2008 with respect to the grants of restricted shares to these CryoLife Directors in 2007 and 2008. The restricted stock represented here vests 12 months after the date of issuance.
(10)	Non-employee Directors did not receive any option awards in 2008 and there was no SFAS 123(R) charge in 2008 with respect to any grants from prior years. As of December 31, 2008, each Director then in office had the following number of options outstanding: Thomas F. Ackerman: 30,000; James S. Benson: 10,000; Daniel J. Bevevino: 30,000; John M. Cook: 30,000; Ronald C. Elkins, M.D.: 0; Ronald D. McCall, Esq.: 18,837; Harvey Morgan: 0.

Steven G. Anderson, Chairman of the Board, received no compensation other than his executive officer compensation discussed at “Executive Compensation” starting on page 14.

Elements of Non-Employee Director Compensation

Annual Retainer and Committee Chair Fees

Each of the non-employee Directors of the Board of Directors of CryoLife receives an annual cash retainer of $40,000. The Audit Committee Chairman receives an additional $10,000 chairman’s fee, the Compensation Committee Chairman receives an additional $7,500 chairman’s fee, and the Chairmen of the Nominating and Corporate Governance Committee and Regulatory Affairs and Quality Assurance Policy Committee each receive an additional $5,000 chairman’s fee. The Presiding Director also receives an additional $25,000 retainer, with $10,000 paid in cash and $15,000 paid in restricted stock that vests 12 months after the date of issuance. CryoLife pays all cash retainers on a monthly basis. CryoLife pays all cash retainers on a monthly basis. Currently, the Presiding Director is also the Chairman of the Nominating and Corporate Governance Committee and he does not receive any additional compensation for his position as Chairman of that committee.

Restricted Stock Grants

As part of the settlement of stockholder derivative litigation in the third quarter of 2005, CryoLife and its management agreed to several changes in corporate governance, including the requirement that at least 50% of Directors’ annual fees be paid in CryoLife stock through at least December 9, 2009, computed as including the fair value of stock grants, the aggregate amount to be expensed in the case of option grants, and amounts paid in cash to cover taxes on stock grants.

In May 2007, the Compensation Committee recommended, and the Board approved, the termination of the 2004 Non-Employee Directors Stock Option Plan, and the Compensation Committee determined that the annual equity portion of Non-Employee Director compensation would be paid in the form of an annual grant of 6,250 shares of restricted stock. These shares are to be issued each year following the annual meeting of stockholders and vest on the first anniversary of issuance. The size and terms of the grant are subject to annual reevaluation by the Compensation Committee. If a Director ceases to serve as a Director for any reason, he or she will forfeit any unvested portion of the award. The Committee granted these awards in 2008 under the 2008 Non-Employee Directors Omnibus Stock Plan. At the 2008 Annual Meeting, CryoLife Stockholders approved the 2008 Non-Employee Directors Omnibus Stock Plan. We may award a maximum of 300,000 shares of common stock under the 2008 Non-Employee Directors Omnibus Stock Plan. Of these 300,000 shares, approximately 255,000 shares were available for grant as of March 23, 2009. The Compensation Committee and the Board expect that future equity grants to Non-Employee Directors will be made pursuant to the 2008 Non-Employee Directors Omnibus Stock Plan.

Compensation Committee Interlocks and Insider Participation

The following three Directors served on the Compensation Committee of CryoLife’s Board of Directors for all of fiscal 2008: Dr. Elkins, Chairman, Mr. Ackerman, and Mr. Cook. No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers currently serve, or served during fiscal 2008, as a member of the Compensation Committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers currently serve, or served during fiscal 2008, as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

In 2008, CryoLife was invoiced $141,888 by Charles River Laboratories International, Inc. for supplies for clinical trials purchased from Charles River Laboratories during 2008. In 2009, CryoLife has paid less than $42,000 for 2009 invoices to Charles River Laboratories through March 23, 2009, for supplies and clinical trials purchased from Charles River Laboratories in 2009, and CryoLife anticipates that this relationship will continue for the foreseeable future. The fees charged in 2008 and 2009 were determined through arms’ length negotiations. Mr. Ackerman is an Executive Vice President and Chief Financial Officer of Charles River Laboratories International, Inc. Transactions with Charles River Laboratories International were approved by the Audit Committee pursuant to CryoLife’s Related Party Transaction Policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that CryoLife’s executive officers, Directors, and persons who beneficially own more than 10% of CryoLife’s stock file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, Directors, and greater than 10% beneficial owners are required by SEC regulations to furnish CryoLife with copies of all Section 16(a) forms they file.

Based solely on its review of copies of forms received by it pursuant to Section 16(a) of the Securities Exchange Act of 1934 or written representations from reporting persons, CryoLife believes that with respect to 2008 all Section 16(a) filing requirements applicable to its executive officers, Directors, and greater than 10% beneficial owners were complied with.

Certain Transactions

CryoLife employs Mr. Anderson’s son, Bruce G. Anderson, age 42, as Vice President, U.S. Sales and Marketing, a position to which he was promoted on July 29, 2008. He has held various positions within CryoLife since 1994. His compensation during 2008, including commissions and 2008 bonus, was approximately $246,358. For 2009, his base salary is approximately $200,000. In conjunction with his promotion, he received 5,000 shares of restricted stock that will vest three years from the date of grant and an incentive stock option for 25,000 shares with an exercise price of $13.37 that vests ratably over the next three years and has a seven year term. Bruce G. Anderson participates in the annual bonus program under the 2007 Executive Incentive Plan. He also participates in CryoLife’s employee benefit plans on the same basis as all other employees, including CryoLife’s stock option plans and the CryoLife 401K Plan. All compensation paid to Bruce G. Anderson prior to his promotion in July 2008 was approved by the Audit Committee. Pursuant to CryoLife’s Related Party Transaction Policy, all compensation subsequent to his promotion has been and will continue to be approved by the Compensation Committee.

CERTAIN BENEFICIAL OWNERSHIP

The name and address of each person or entity who owned beneficially 5% or more of the outstanding shares of common stock of CryoLife on March 23, 2009, based on information available to us, together with the number of shares owned and the percentage of outstanding shares that ownership represents, is set forth in the following table. The table also shows information concerning beneficial ownership by the named executive officers and by all current Directors and executive officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after March 23, 2009 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. To CryoLife’s knowledge, none of the shares shown in the table below is subject to a pledge or similar arrangement.

Beneficial Owner	Number of Shares of CryoLife Common Stock Beneficially Owned		Percentage of Outstanding Shares of CryoLife Common Stock
Steven G. Anderson	1,532,222	(1)	5.4%
David M. Fronk	83,867	(2)	*
Albert E. Heacox, Ph.D.	108,883	(3)	*
D. Ashley Lee	313,016	(4)	1.1%
Gerald B. Seery	102,235	(5)	*
Barclays Global Investors, N.A.	1,830,270	(6)	6.5%
All current Directors and Executive Officers as a group (13 persons)	2,677,803	(7)	9.3%

*	Ownership represents less than 1% of outstanding CryoLife common stock.
(1)	This amount includes 107,924 shares held of record by Ms. Ann B. Anderson, Mr. Anderson’s spouse. Also includes 106,500 shares held in a grantor-retained annuity trust, of which Mr. Anderson’s spouse is the trustee. This amount also includes 164,674 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2009. This amount also includes 42,500 shares of unvested restricted stock subject to forfeiture that Mr. Anderson holds as of March 23, 2009. The business address for Mr. Anderson is: c/o CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.
(2)	This amount includes 46,777 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2009. This amount also includes 10,000 shares of unvested restricted stock subject to forfeiture that Mr. Fronk holds as of March 23, 2009.
(3)	This amount includes 31,364 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2009. This amount also includes 5,346 shares owned by Dr. Heacox as trustee of a living trust. This amount also includes 15,000 shares of unvested restricted stock subject to forfeiture which Dr. Heacox holds as of March 23, 2009.

(4)	This amount includes 199,300 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2009. This amount also includes 1,500 shares held by Mr. Lee’s minor children. This amount also includes 25,000 shares of unvested restricted stock subject to forfeiture which Mr. Lee holds as of March 23, 2009.
(5)	This amount includes 75,400 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 23, 2009. This amount also includes 15,000 shares of unvested restricted stock subject to forfeiture which Mr. Seery holds as of March 23, 2009.
(6)

This information is based in part on Schedule 13G filed on February 5, 2009 by a group, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, consisting of Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG. The group has the sole power to vote or to direct the vote of 1,462,262 shares of CryoLife common stock and sole power to dispose or to direct the disposition of 1,830,270 shares of CryoLife common stock. The respective addresses for all of these stockholders are: Barclays Global Investors, N.A, 400 Howard Street, San Franciso, CA 94105; Barclays Global Fund Advisors, 400 Howard Street, San Franciso, CA 94105; Barclays Global Investors, LTD, Murray House, 1 Royal Mint Court, London, EC3N 4HH; Barclays Global Investors Japan Limited, Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan; Barclays Global Investors Canada Limited, Brookfield Place 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada, Ontario M5J 2S1; Barclays Global Investors Australia Limited, Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220; and Barclays Global Investors (Deutschland) AG, Apianstrasse 6, D-85774, Unterfohring, Germany.

(7)	This amount includes:

•	665,285 shares subject to options, that are presently exercisable or will become exercisable within 60 days after March 23, 2009;

•	111,846 shares held as trustees by an executive officer and/or his spouse.

•	19,500 shares held by CT Investments, LLC, which is controlled by Mr. Cook.;

•	123,924 shares held of record by the spouses of executive officers and Directors;

•	1,500 shares held of record by the children of executive officers.

•	162,662 shares of unvested restricted common stock subject to forfeiture that all current Directors and Executive Officers as a group hold as of March 23, 2009.

APPROVAL OF THE CRYOLIFE, INC. 2009 EMPLOYEE STOCK INCENTIVE PLAN

On February 17, 2009, upon recommendation of the Compensation Committee (the “Committee”), the Board of Directors adopted the 2009 Employee Stock Incentive Plan (the “Plan”), subject to stockholder approval. If approved by the stockholders at the Annual Meeting, the Plan will become effective on May 19, 2009.

Under applicable New York Stock Exchange (“NYSE”) rules, the company is required to obtain stockholder approval of the Plan. In addition, stockholder approval of the Plan is necessary to allow the company to grant incentive stock options (“ISOs”) to employees under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and to ensure that certain compensation paid under the Plan can be eligible for an exemption from the limits on tax deductibility imposed by Section 162(m) of the Code, which limits the deductibility of certain compensation paid to individuals, referred to herein as 162(m) Officers, who are, at the end of the tax year in which the company would otherwise claim its tax deduction, the company’s chief executive officer and its other three highest-paid executive officers other than the chief financial officer.

On March 23, 2009, the closing price of CryoLife’s common stock as reported by the NYSE was $5.75.

We are currently authorized to issue 2 million shares pursuant to the 2004 Employee Stock Incentive Plan and 974,000 shares pursuant to the 2002 Stock Incentive Plan. As of March 23, 2009, approximately 114,000 shares and 206,000 shares, respectively, remained available for grant under the existing plans.

Key Terms of the 2009 Employee Stock Incentive Plan

Plan Term	7 years

Eligible Participants	All employees selected by the Committee

Shares Authorized	2,000,000, with up to 2,000,000 authorized to be issued as options or SARs and, except as provided below, up to 500,000 authorized to be issued as other types of awards, including restricted stock; provided, however, that more than 500,000 shares may be issued pursuant to such other awards, but only to the extent that each share so issued above 500,000 reduces the total shares available under the Plan by 1.5 shares

Shares Authorized as a Percent of Outstanding Shares (as of March 23, 2009)	Approximately 7.1%

Award Types	Stock Options (Incentive and Non-Qualified) (“Options”), Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Stock Units and Performance Shares (all types, collectively, “Awards”)

Individual Share Limits	Options and/or SARs relating to no more than 400,000 shares may be granted to any individual in any given fiscal year, and all awards other than Options and SARs granted to any individual in any given fiscal year are limited to no more than 250,000 shares

Vesting Period	Determined by the Committee, but no more than one-third of the shares subject to each grant may vest per year for the first three years, except for awards conditioned on the attainment of Performance Measures

Stock Option Exercise Period	Determined by the Committee, but not more than seven years from the date of grant

Stock Option Exercise Price	Not less than fair market value on date of grant, defined as the closing price on the NYSE on the day of the grant

Prohibited	• Repricings without stockholder approval
• Reload options
• Acceleration of payment or vesting of any award other than for death, disability, retirement or a change in control

Purpose of the 2009 Employee Stock Incentive Plan

The purpose of the Plan is to (i) attract and retain executive officers and other employees of the company and its defined subsidiaries, (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals, (iii) provide incentive compensation opportunities that are competitive with other similar companies and (iv) further identify the interests of participants with those of our stockholders through compensation that is based on the company’s common stock, and thereby promote the long-term financial interests of the company, including the growth in value of the company’s equity and enhancement of long-term stockholder returns.

We believe strongly that our equity compensation programs and emphasis on employee stock ownership have been integral to our past success and will be important to our ability to achieve consistently superior performance in the years ahead. Therefore, the approval of the proposed Plan is vital to our ability to achieve our future growth goals and create even greater stockholder value.

Administration of the 2009 Employee Stock Incentive Plan

Unless otherwise determined by the Board, the Committee will administer the Plan. The Committee is composed solely of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “outside directors” within the meaning of Section 162(m) of the Code, and “independent directors” within the meaning of NYSE listing standards.

The Committee will have the power, in its discretion, to grant Awards under the Plan, to select the individuals to whom Awards are granted, to determine the terms of the grants, to interpret the provisions of the Plan and to otherwise administer the Plan. Except as prohibited by applicable law or stock exchange rules, the Committee may delegate all or any of its responsibilities and powers under the Plan to one or more of its members, including, without limitation, the power to designate participants and determine the amount, timing and term of awards under the Plan. In no event, however, shall the Committee have the power to accelerate the payment or vesting of any Award, other than in the event of death, disability, retirement or a change in control of the company.

The Plan provides that members of the Committee shall be indemnified and held harmless by the company from any loss, cost, liability or expense resulting from claims or litigation arising from actions related to the Plan.

Shares Subject to the 2009 Employee Stock Incentive Plan

Subject to the adjustments described below, the maximum number of shares of CryoLife common stock that may be delivered pursuant to the Plan during its term shall be 2 million. The following additional limits are imposed under the Plan: (i) the maximum number of shares of common stock that may be issued pursuant to Options and SARs is 2 million; (ii) with respect to Awards other than Options and SARs, every share in excess of 500,000 awarded with respect to such other Awards, shall reduce the aggregate number of shares available for issuance under the Plan by 1.5 shares; (iii) the maximum number of shares that may be covered by all Options and/or SARs granted to any individual during any fiscal year is 400,000; and (iv) the maximum number of shares that may be covered by all Awards other than Options and SARs granted to any individual during any fiscal year is 250,000.

If any shares of common stock subject to an Award are forfeited or cancelled, or if an Award terminates or expires without a distribution of shares to the grantee, the shares of common stock with respect to such Award shall, to the extent of any such forfeiture or cancellation, again be available for awards under the Plan; provided, however, that with respect to SARs that are settled in common stock, the aggregate number of shares of common stock subject to the SAR grant shall be counted against the shares available for issuance under the Plan as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise. To the extent that shares of common stock subject to Awards other than Options and SARs, and the issuance of which reduced the aggregate number of shares authorized for issuance under the Plan by 1.5 shares, are forfeited or cancelled, or if such an Award terminates or expires without a distribution of shares to the grantee, the number of shares of common stock remaining for Award grants hereunder shall be increased by 1.5 for each such share.

If the company undergoes a recapitalization, reclassification, stock split, stock dividend, combination, subdivision or another similar transaction affecting the common stock, or if the company makes an extraordinary dividend or distribution (including, without limitation, to implement a spinoff), then, subject to any required action by stockholders, the number and kind of shares available under the Plan, and the various Award grant limitations contained in the Plan, will be automatically adjusted accordingly. In addition, subject to any required stockholder action, the number and kind of shares covered by outstanding Awards and the price per share of outstanding Awards, shall be automatically proportionately adjusted to reflect such an event.

If the company merges or consolidates with another corporation, or is liquidated or disposes of all or substantially all of its assets, then the Committee may deal with outstanding Awards under the Plan in any of the following ways: First, it may provide for each holder of an Option or other Award to receive, upon exercise of such Option or Award, the same securities or other property that the company’s stockholders receive in the transaction. Second, it may provide for each holder of an Option or other Award to receive, upon exercise of such Option or Award, stock of the surviving corporation in the transaction, having a value equal, on a per share basis, to the per share consideration received by the company’s stockholders in the transaction. Third, it may cause Options or other Awards to vest and become exercisable in full (if they have not otherwise vested under the change-in-control provisions of the Plan). Fourth, it may cancel Options or SARs if the company is not the surviving company, provided that the cancellation shall be contingent upon payment to the participant of an amount equal to the difference between the value of the underlying shares (based on the transaction consideration) and the exercise or base price, in the case of in-the-money Options, or the value of each Option or SAR as determined by the Committee in its sole discretion, in the case of out-of-the-money Options.

Eligibility and Participation

Eligibility to participate in the Plan is limited to employees of the company and its defined subsidiaries. All employees (currently approximately 435 employees) are within the class eligible for selection to participate in the Plan, although in fiscal 2008 approximately 80 employees received awards under the company’s various stock incentive plans.

Awards

The committee may grant Awards to eligible employees. The Committee will have complete discretion, subject to the terms of the Plan, to determine the persons to whom Awards will be awarded, the time or times of grant, and the other terms and conditions of the grant. The Awards may be granted with value and payment contingent upon certain Performance Measures, as defined below.

Performance Measures

Under the Plan, Performance Measures are one or more of the following criteria applied to one or more of the company, its divisions or its defined subsidiaries (if applicable, such criteria shall not be required to be calculated in accordance with generally accepted accounting principles (“GAAP”)): (1) return on capital or increase in pretax earnings; (2) return on stockholders’ equity; (3) increase in earnings per share; (4) sales of one or more of products or service offerings; (5) pretax earnings; (6) net earnings; (7) control of operating or non-operating expenses; (8) margins; and (9) market price. Solely with respect to Awards not intended to constitute “performance-based compensation” under Section 162(m) of the Code. Performance Measures shall also include such other factors related to the performance of the company, its divisions or subsidiaries as shall be established by the Committee. For Awards intended to be “performance-based compensation” the grant of Awards and the establishment of Performance Measures shall be made during the period required under Section 162(m) of the Code. Approval of the Plan by our stockholders shall also constitute approval of the Performance Measures in accordance with Section 162(m) of the Code, in order that Awards made to 162(m) Officers that are contingent upon or otherwise based on the achievement of Performance Measures, and that are otherwise made in compliance with the requirements of Section 162(m), shall be excluded from the $1 million deductibility limitations of Section 162(m).

Option Exercise Price and Vesting of Awards

The Committee will determine the exercise price with respect to each Option at the time of grant. The Option exercise price per share of common stock shall not be less than 100% of the fair market value per share of the common stock underlying the Option on the date of grant, and no Option may be repriced in violation of the repricing limitations discussed in “Amendment and Termination” below. For purposes of determining the Option exercise price, fair market value is defined as the closing price on the NYSE on the date of grant. The Committee may determine at the time of grant the terms under which Awards shall vest and become exercisable. However, no Award can have a term in excess of 7 years and all awards will be subject to a minimum three-year vesting schedule, with no more than one-third of the shares subject to the Award vesting each year, except to the extent accelerated by the Committee upon death, disability, retirement or a change in control; provided, however, that at the time of the grant of an Award, the Committee may place restrictions on the exercisability or vesting of the Award that shall lapse, in whole or in part, only upon the attainment of Performance Measures; provided that such Performance Measures shall relate to periods of performance of at least one fiscal year, and if the Award is granted to a 162(m) Officer, the grant of the Award and the establishment of the Performance Measures shall be made during the period required under Code Section 162(m).

Special Limitations on ISOs

If the total fair market value of shares of common stock subject to ISOs that are exercisable for the first time by an employee in a given calendar year exceeds $100,000, valued as of the grant date of the ISO, the Options for shares of common stock in excess of $100,000 for that year will be treated as non-qualified stock options (“NQOs”).

Stock Appreciation Rights (SARs)

An SAR is the right to receive stock, cash, or other property equal in value to the difference between the exercise price of the SAR and the market price of the company’s stock on the exercise date. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR shall confer on the grantee a right to receive an amount with respect to each share of common stock subject thereto, upon exercise thereof, equal to the excess of (A) the fair market value of one share of common stock on the date of exercise over (B) the exercise price of the SAR (which shall be equal to 100% of the fair market value of the company’s stock on the date of grant, unless a higher price is established by the Committee at the time of grant).

Exercise of Options and SARs

Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, before or after grant. For Options, notice of exercise must be accompanied by a payment equal to the applicable Option exercise price plus all withholding taxes due, such amount to be paid in cash or by tendering shares of common stock that are acceptable to the Committee, such shares to be valued at fair market value as of the day the shares are tendered, or paid in any combination of cash and shares, as determined by the Committee.

To the extent permitted by applicable law, a participant may elect to pay the exercise price through the contemporaneous sale by a third party broker of shares of common stock acquired upon exercise yielding net sales proceeds equal to the exercise price and any withholding tax due and the remission of those sale proceeds to the company.

Termination of Options and SARs

Options and SARs shall be exercisable during such periods as may be established by the Committee. However, no Option or SAR may be exercised more than 7 years from the date of grant. To the extent not exercised by the applicable deadline, the Option or SAR will terminate.

Restricted Stock, Restricted Stock Units, Stock Units and Performance Shares

Restricted Stock is common stock that the company grants subject to transfer restrictions and vesting criteria. A Restricted Stock Unit is a right to receive stock at the end of a specified period that the company grants subject to transfer restrictions and vesting criteria. A Stock Unit is a right to receive shares of stock in the future. A Performance Share is a right to receive shares of stock or stock units, which is contingent on the achievement of performance or other objectives during a specified period. The grant of these Awards under the Plan will be subject to such terms, conditions and restrictions as the Committee determines consistent with the terms of the Plan.

Transferability of Awards

Except as otherwise provided by the Committee, Awards may not be transferred except by will or applicable laws of descent and distribution.

Dividend and Dividend Equivalent Rights

Subject to the requirements of Section 409A of the Code, an Award may provide the grantee with the right to receive dividend payments or dividend equivalent payments with respect to stock subject to the Award (both before and after the stock subject to the award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the grantee, and may be settled in cash or stock, as determined by the Committee. Any such settlements and any such crediting of dividends or dividend equivalents may, at the time of grant, be made subject to the transfer restrictions, forfeiture risks, vesting and conditions of the Award and subject to such other conditions, restrictions and contingencies as the Committee shall establish at the time of grant, including the reinvestment of such credited amounts in stock equivalents, provided that all such conditions, restrictions and contingencies shall comply with the requirements of Section 409A of the Code. In the event an Award is conditioned on the achievement of one or more Performance Measures, any dividend payments or dividend equivalent payments will only be earned, vested or acquired to the extent the underlying stock subject to the Award is earned, vested or acquired.

Awards to Employees Subject to Taxation Outside of the United States

Without amending the Plan, Awards may be granted to grantees who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan. Such different terms and conditions may be reflected in addenda to the Plan or in the applicable Award agreement. However, no such different terms or conditions shall be employed if such terms or conditions constitute, or in effect result in, an increase in the aggregate number of shares that may be issued under the Plan or a change in the group of eligible grantees.

Change in Control

In the event of a specified Change in Control of the company, all outstanding Awards shall vest and become exercisable and all restrictions pertaining to such Awards shall lapse and have no further effect. Change of Control, as defined in the Plan, includes certain acquisitions that, taken together with the common stock held by the acquiring person or group, constitute 50% or more of the company’s total voting power of the stock of the company, certain changes in the identity of a majority of the members of the Board of Directors, certain acquisitions in which the acquiring person or group acquires ownership of CryoLife stock possessing 30% or more of the total voting power of the company, and certain acquisitions of company assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the company prior to the acquisition. In the event that the employment of a participant who is an employee of the company or any of its defined subsidiaries is terminated by the company during the six-month period following a Change in Control all of such participant’s outstanding Options and SARs may thereafter be exercised by the participant, to the extent that such Options and SARs were exercisable as of the date of such termination of employment, for (x) a period of six months from such date of termination or (y) until expiration of the stated term of such Option or SAR, whichever period is shorter.

Tax Withholding

Issuance of shares under the Plan is subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations, subject to such requirements as the Committee may impose prior to the occurrence of such withholding and only to the extent of the minimum amount required to be withheld under applicable law. The Committee, in its discretion, may permit such withholding obligations to be satisfied through cash payment by the participant, through the surrender of shares of common stock which the participant already owns, or through the surrender of shares of common stock to which the participant is otherwise entitled under the Plan.

Term of the 2009 Employee Stock Incentive Plan

Unless earlier terminated by the Board of Directors, the Plan will terminate on May 19, 2016. No Awards may be granted under the Plan subsequent to that date, but Awards granted prior to the Plan’s termination shall continue to be exercisable and vest in accordance with their terms.

Amendment and Termination

The Board may, at any time, amend or terminate the Plan, except that the following actions may not be taken without stockholder approval: (i) any increase in the number of shares that may be issued under the Plan (except by certain adjustments provided for under the Plan); (ii) any change in the class of persons eligible to receive Awards under the Plan; (iii) any change in the requirements of the Plan regarding the exercise price of Options or SARs; (iv) any repricing or cancellation and regrant of any Option or, if applicable, other Award at a lower exercise, base or purchase price, whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater Options or any action that provides for Awards that contain a so-called “reload” feature under which additional Options or other Awards are granted automatically to the grantee upon exercise of the original Option or Award; or (v) any other amendment to the Plan that would require approval of the company’s stockholders under applicable law, regulation, rule or stock exchange listing requirement.

Federal Income Tax Consequences

The following discussion addresses certain anticipated United States federal income tax and certain employment tax consequences to the company and to recipients of awards made under the Plan who are citizens or residents of the United States for federal income tax purposes. It is based on the Code and interpretations thereof as in effect on the date of this proxy statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local, or foreign tax consequences. Moreover, it is not intended as tax advice to any individual.

IRS Circular 230 Notice

To ensure compliance with requirements imposed by the Internal Revenue Service, you are hereby notified that any discussion of tax matters set forth in this prospectus was written in connection with the promotion or marketing (within the meaning of IRS Circular 230) of awards made under the Plan, and was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any tax-related penalties under federal law. Each recipient of an award under the Plan should seek advice based on his or her particular circumstances from an independent tax advisor.

Summary of Current Federal Income Tax Rates for Individuals

Ordinary income of individuals, such as compensation income, is currently taxed at a top marginal rate of 35%. In addition, for capital assets sold the maximum long-term capital gains rate for individuals is currently 15%. The maximum federal income tax rate for qualifying dividends received by individuals is currently 15%.

Options

Grant of Options. There will be no federal income tax consequences to the grantee of an Option or the company upon the grant of either an ISO or an NQO under the Plan.

Exercise of NQOs. Upon the exercise of an NQO, the grantee generally will recognize ordinary compensation income, subject to withholding and employment taxes, in an amount equal to: (a) the fair market value, on the date of exercise, of the acquired shares of common stock, less (b) the exercise price paid for those shares. In general, as long as the company satisfies the applicable reporting requirements, the company will be entitled to a tax deduction equal to the compensation income recognized by the grantee. Gains or losses recognized by the grantee upon a subsequent disposition of the shares will be treated as long-term capital gain or loss if the shares are held for more than a year from the date of exercise. Such gains or losses will be short-term gains or losses if the shares are held for one year or less. For purposes of computing gain or loss, the grantee’s basis in the shares received will be the exercise price paid for the shares plus the amount of compensation income, if any, recognized upon exercise of the Option.

Exercise of ISOs. Upon the exercise of an ISO, the grantee will recognize no immediate taxable income for regular income tax purposes, provided the grantee was continuously employed by the company or a subsidiary from the date of grant through the date which is three months prior to the date of exercise (or through the date which is one year prior to the exercise date in the case of termination of employment as a result of total disability). If an Option originally designated as an ISO is exercised after the relevant employment period described above, the exercise of the Option will be treated as the exercise of an NQO for income tax purposes, and compensation income will be recognized by the optionee and the company will be entitled to a deduction in accordance with the rules discussed above concerning NQOs.

The exercise of an ISO will, however, result in an adjustment for alternative minimum tax purposes in an amount equal to the excess of the fair market value of the shares at exercise over the exercise price. That adjustment may result in alternative minimum tax liability to the grantee upon the exercise of the ISO. Subject to certain limitations, alternative minimum tax paid in one year may be carried forward and credited against regular federal income tax liability for subsequent years.

If the grantee retains the shares acquired upon the exercise of the ISO for more than two years from the date of grant and one year from the date of exercise, any gain or loss on a later sale of the shares will be treated as a long-term capital gain or loss, and the company will not be entitled to any tax deduction with respect to the ISO.

If the grantee disposes of the shares of common stock received upon the exercise of an ISO before the expiration of the two-year and one-year holding periods discussed above, a “Disqualifying Disposition” occurs. In that event, the grantee will have ordinary compensation income, subject to income tax withholding and employment taxes, and the company will be entitled to a corresponding deduction at the time of the Disqualifying Disposition. The amount of ordinary income and deduction generally will be equal to the lesser of: (a) the fair market value of the shares of common stock on the date of exercise minus the exercise price; or (b) the amount realized upon disposition of the common stock minus the exercise price. If the amount realized in the Disqualifying Disposition exceeds the value of the shares on the date of exercise, that additional amount will be taxable as either a long-term or short-term capital gain depending on how long the shares were held by the grantee following exercise of the Option. To be entitled to a deduction as a result of a Disqualifying Disposition, the company must satisfy applicable reporting requirements.

Stock Appreciation Rights

Grant of SARs. There will be no federal income tax consequences to either the grantee or the company upon the grant of an SAR.

Exercise of SARs. The grantee generally will recognize ordinary compensation income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of any shares of common stock received upon exercise. Subject to the company satisfying applicable reporting requirements with respect to shares issued upon exercise, the company will be entitled to a deduction equal to the amount includible in the grantee’s income as compensation income as a result of the exercise of the SAR. Any shares of common stock received by the grantee upon the exercise of an SAR will have a tax basis equal to the fair market value of the common stock on the date of exercise. Upon a subsequent sale of those shares, any gain or loss realized by the grantee will be long-term or short-term capital gain or loss, depending upon whether the shares were held for more than one year from the date of exercise.

Restricted Stock and Restricted Stock Units

Restricted Stock. A recipient of Restricted Stock generally does not recognize income and the company generally is not entitled to a deduction at the time of grant. Instead, the recipient recognizes compensation income and the company is generally entitled to a deduction on the date on which vesting occurs (“Vesting Date”). The amount of income recognized and the amount of the company’s deduction will equal the fair market value of the vested stock on the Vesting Date. However, the recipient may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to include in income the fair market value of Restricted Stock at the time of grant. If a Section 83(b) Election is made, the company’s deduction will equal the fair market value of the Restricted Stock at the time of grant. If the grantee makes a Section 83(b) Election and later forfeits the shares the grantee will not be entitled to a deduction for the amount of compensation previously included in income; however, the grantee may recognize a capital loss as a result of the forfeiture.

Restricted Stock Units. A recipient of a Restricted Stock Unit generally does not recognize income and the company is not entitled to a deduction at the time of grant. Instead, the recipient recognizes compensation income at the time payment for the Restricted Stock Units is received by the recipient. The amount of compensation income recognized by the recipient will equal the fair market value of any shares of company common stock received at the time payment for the Restricted Stock Units is received by the recipient. Subject to the company satisfying applicable reporting requirements, the company generally will be entitled to a deduction equal to the amount included in the recipient’s income at the time payment for the Restricted Stock Units is received by the recipient. The grantee is not entitled to make a Section 83(b) Election with respect to Restricted Stock Units.

Dividends or Dividend Equivalent Amounts. Any dividends on Restricted Stock, or dividend equivalent amounts with respect to Restricted Stock Units, paid to the recipient prior to the Vesting Date for Restricted Stock or the time of payment for Restricted Stock Units will be includible in the recipient’s income as compensation income and deductible as such by the company. If the recipient makes a Section 83(b) Election with respect to restricted stock any dividends received by the recipient will be taxed as a dividend to the recipient and the company will not be entitled to a deduction

Section 162(m) Limitation

In general, Section 162(m) of the Code limits to $1 million the federal income tax deduction that may be claimed in any tax year of the company with respect to certain compensation payable to any employee who is the chief executive officer or one of the other three highest paid executive officers of the company, other than the chief financial officer, on the last day of that tax year. This limit does not apply to “performance-based compensation” paid under a plan that meets the requirements of Section 162(m) of the Code and the regulations promulgated thereunder. The company believes that the Options to be granted under the Plan will qualify for the performance-based compensation exception to the Section 162(m) limitations under current law because Options will be issued only if stockholder approval is obtained, and any taxable compensation will be based solely on an increase in value of the stock after the date of grant of the Option since the Option exercise price will be no less than the fair market value of the company common stock on the date of grant. Compensation from Restricted Stock, Restricted Stock Units, Other Cash-Based Awards and other Stock-Based Awards generally will be performance-based compensation only if the vesting conditions as established by the Committee are based upon the Performance Measures.

Golden Parachute Tax and Section 280G of the Internal Revenue Code

The Plan provides for immediate vesting of all then outstanding unvested Awards upon a Change in Control. If the vesting of the Award is accelerated as the result of a Change in Control, all or a portion of the value of the Award at that time might be a “parachute payment” under Section 280G of the Code for certain employees of the company. Section 280G generally provides that if compensation received by the grantee that is contingent on a Change in Control equals or exceeds three times the grantee’s average annual compensation for the five taxable years preceding the Change in Control (a “parachute payment”), the company will not be entitled to a deduction, and the recipient will be subject to a 20% excise tax with respect to that portion of the parachute payment in excess of the grantee’s average annual compensation. The company’s payment obligations with respect to this excise tax are discussed at “Potential Payments Upon Termination or Change in Control” starting on page 45. Section 280G of the Code generally applies to employees or other individuals who perform services for the company if, within the 12-month period preceding the Change in Control, the individual is an officer of the company, a shareholder owning more than 1% of the stock of the company, or a member of the group consisting of the lesser of the highest paid 1% of the employees of the company or the highest paid 250 employees of the company.

Deferred Compensation

Awards made under the Plan, including Awards granted under the Plan that are considered to be deferred compensation for purposes of Section 409A of the Code, must satisfy the requirements of Code Section 409A to avoid adverse tax consequences to recipients, which could include the inclusion of amounts not payable currently in income and interest and an additional tax on any amount included in income. The company intends to structure any Awards under the Plan such that the requirements under Section 409A of the Code are either satisfied or are not applicable to such Awards.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the Plan. We have not undertaken to discuss the tax treatment of Awards under the Plan in connection with a merger, consolidation or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the Awards in connection therewith.

Certain Interests of Directors

In considering the recommendation of the Board of Directors with respect to the Plan, stockholders should be aware that members of the Board of Directors may from time to time have interests that present them with conflicts of interest in connection with the proposal to approve the Plan. For example, Directors who are also employees of the company will be eligible for the grant of Awards under the Plan; however, only Mr. Anderson is currently both a director and employee of the company, and he does not serve on the Compensation Committee. The Board of Directors believes that approval of the Plan will advance the interests of the company and its stockholders by encouraging employees to make significant contributions to the long-term success of the company.

New Plan Benefits

As of the date of this proxy statement, no Awards had been granted under the Plan and none will be granted unless and until the Plan is approved by the company’s stockholders. Because of the discretionary nature of any future awards under the Plan, the amount of such Awards is not determinable at this time with respect to the company’s executive officers, including the named executive officers, and the company’s other employees. Information regarding options and restricted stock granted in fiscal 2008 to certain executive officers of the company under the company’s existing plans is set forth in the table captioned “Grants of Plan-Based Awards,” and information regarding outstanding options and restricted stock under those plans is set forth in the table captioned “Outstanding Equity Awards at December 31, 2008.”

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2008 with respect to shares of CryoLife common stock that may be issued under existing equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan category	(a)	(b)	(c)
Plans approved by shareholders	1,773,010	7.23	1,095,380
Plans not approved by shareholders	—	—	—
Total	1,773,010	7.23	1,095,380

Required Vote

The affirmative vote of a majority of the votes cast, either for, against or abstain, by the holders of the shares of common stock voting is required to approve this proposal. Accordingly, abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect. In addition, NYSE rules also require that at least 50% of the shares outstanding as of the record date actually cast a vote (either for, against or abstain) with respect to this proposal. Broker non-votes will not be counted as votes cast for purposes of the NYSE 50% vote requirement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE

CRYOLIFE, INC. 2009 EMPLOYEE STOCK INCENTIVE PLAN.

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as independent registered public accounting firm for the company for the fiscal year ending December 31, 2009, pending ratification by the company’s stockholders. The submission of this appointment for ratification by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the stockholders do not ratify the appointment of Deloitte & Touche, the selection of such firm as the independent registered public accounting firm for the company will be reconsidered by the Audit Committee, provided that the committee retains sole authority with respect to all decisions regarding the engagement of the company’s independent registered public accounting firm, including the decision as to whether or not the 2009 appointment will stand, regardless of whether the stockholders vote to ratify the appointment.

CryoLife’s Independent Registered Public Accounting Firm

Deloitte & Touche served as our independent registered public accounting firm for the audit of our financial statements for fiscal year 2008 and has been engaged for fiscal year 2009. The company initially engaged Deloitte & Touche as its independent registered public accounting firm in 2002. Representatives of Deloitte & Touche are expected to attend the 2009 Annual Meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

The report of Deloitte & Touche on our audited consolidated financial statements as of December 31, 2008 and December 31, 2007 and for the three years ended December 31, 2008, 2007 and 2006, contained no adverse opinion or disclaimer of opinion and is not qualified or modified as to uncertainty, audit scope, or accounting principles.

Fees Paid To the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the company’s annual financial statements for the years ended December 31, 2008 and 2007, and fees for other services rendered by Deloitte & Touche during those periods.

	2008	2007
Audit fees (1)	$543,000	$520,000
Audit-related fees (2)	$31,000	$75,000
Tax fees (3)	$61,000	$21,000
All other fees	—	—

Total	$635,000	$616,000

(1)	Audit fees consist of work performed for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC.
(2)	Audit-related fees consist of work performed to provide assurance related to the performance of the audit.
(3)	Tax fees consist of tax compliance and reporting. Tax services provided by other firms were not included in this disclosure.

The company’s Audit Committee approved all of the services described above. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such firm’s independence.

Audit Committee’s Pre-approval Policies and Procedures

The Audit Committee has the sole authority to appoint or replace, compensate, and oversee the work of any independent registered public accounting firm, who must be, when required, a registered firm as defined by law whose purpose is the preparation or issuance of an audit report or related work. The independent registered public accounting firm’s reports and other communications are to be delivered directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting.

The Audit Committee pre-approves all audit and non-audit services performed by the independent registered public accounting firm and all engagement fees and terms in connection therewith, except as otherwise permitted by federal law and regulations. To date, no services have been approved by the audit committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which provides a limited exception to the requirement that services be approved in advance by the Audit Committee if certain conditions are met.

Required Vote

The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE &

TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

HOUSEHOLDING

Stockholders who share the same last name and address may receive only one copy of our annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the annual report and proxy statement at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the annual report and proxy statement, you may request that you receive only one copy. All communications should be directed to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355.

If you are a beneficial owner, you can request additional copies of the annual report and proxy statement or you can request householding by notifying your broker, bank or nominee.

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at CryoLife’s 2010 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by CryoLife by December 8, 2009 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of Director candidates, must be received by CryoLife by no later than February 18, 2010 but no earlier than January 19, 2010, in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals that may come before the 2010 Annual Meeting. If the month and day of the next annual meeting is advanced or delayed by more than 30 calendar days from the month and day of the annual meeting to which this proxy statement relates, CryoLife shall, in a timely manner, inform its stockholders of the change, and the date by which proposals of stockholders must be received.

Upon the written request of any record or beneficial owner of common stock of CryoLife whose proxy was solicited in connection with the 2009 Annual Meeting of Stockholders, CryoLife will furnish such owner, without charge, a copy of its Annual Report on Form 10-K without exhibits for its fiscal year ended December 31, 2008. Requests for a copy of such Annual Report on Form 10-K should be addressed to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to sign, complete, date, and return the proxy card in the enclosed envelope, to which no postage need be affixed, or vote by telephone as directed on the enclosed proxy card.

By Order of the Board of Directors:

STEVEN G. ANDERSON, Chairman of the Board, President, and Chief Executive Officer

Date: April 7, 2009

APPENDIX A

CRYOLIFE, INC.

2009 EMPLOYEE STOCK INCENTIVE PLAN

SECTION 1

GENERAL

1.1 Purpose. The CryoLife, Inc. 2009 Employee Stock Incentive Plan (the “Plan”) has been established by CryoLife, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants (as defined in Section 1.2 below), by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s stockholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interests of the Company and its Subsidiaries, as defined in Section 9(h), including the growth in value of the Company’s equity and enhancement of long-term stockholder return. Pursuant to the Plan, Participants may receive Options, SARs, or Other Stock Awards, each as defined herein (collectively referred to as “Awards”). The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), may comply with such requirements, and the Plan and such Awards shall be interpreted in a manner consistent with such requirements.

1.2 Participation. Subject to the terms and conditions of the Plan, the Committee (as defined in Section 6) shall determine and designate, from time to time, from among the Eligible Grantees, as defined in Section 9(f), those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to the provisions of Section 6.2(e), Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9 of the Plan).

SECTION 2

OPTIONS AND SARS

2.1 Definitions.

(a) The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may either be Incentive Stock Options (“ISOs”) or Non-Qualified Options (“NQOs”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

(b) A stock appreciation right (a “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with Subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value (as defined in Section 9) of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2 Exercise Price. The Exercise Price of each Option and SAR granted under this Section 2 shall be not less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award. Unless a higher price is established by the Committee or determined by a method established by the Committee at the time the Option or SAR is granted, the Exercise Price for each Option and SAR shall be equal to 100% of the Fair Market Value on the date of grant of the Award.

2.3 Exercise. An Option and a SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, before or after grant.

2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this Subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or by tendering (by actual delivery of shares) unrestricted shares of Stock that are acceptable to the Committee, valued at Fair Market Value as of the day the shares are tendered, or in any combination of cash or shares, as determined by the Committee.

(c) To the extent permitted by applicable law, a Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5 Settlement of Award. Shares of Stock delivered pursuant to the exercise of an Option or a SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or a SAR as the Committee determines to be desirable.

2.6 Restrictions on Options and SAR Awards. Each Option and SAR shall be subject to the following:

(a) The term of any Option or SAR granted under the Plan shall not exceed seven years from the date of grant.

(b) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(c) The Committee may designate whether any such Awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more “Performance Measures.” The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following, which shall not be required to be calculated in accordance with GAAP, as selected by the Committee: return on capital or increase in pretax earnings of the Company and/or one or more divisions and/or subsidiaries, return on stockholders’ equity of the Company, increase in earnings per share of the Company, sales of the Company and/or one or more products or service offerings, divisions and/or subsidiaries, pretax earnings of the Company and/or one or more divisions and/or subsidiaries, net earnings of the Company and/or one or more divisions and/or subsidiaries, control of operating and/or non-operating expenses of the Company and/or one or more divisions and/or subsidiaries, margins of the Company and/or one or more divisions and/or subsidiaries, market price of the Company’s securities, and, solely for an Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, other factors directly tied to the performance of the Company and/or one or more divisions and/or subsidiaries or other performance criteria. For Awards intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code Section 162(m).

SECTION 3

OTHER STOCK AWARDS

3.1 Definitions. The term “Other Stock Awards” means any of the following:

(a) A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.

(b) A “Performance Share” Award is a grant of a right to receive shares of Stock or Stock Units, which is contingent on the achievement of performance or other objectives during a specified period.

(c) A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2 Restrictions on Other Stock Awards. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award shall be subject to the following:

(a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b) The Committee may designate whether any such Awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures.

SECTION 4

STOCK SUBJECT TO THE PLAN

4.1 Awards Subject to Plan. Awards granted under the Plan shall be subject to the following:

(a) Subject to the following provisions of this Subsection 4.1, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 2 million shares of Stock. Shares of Stock issuable hereunder may, in whole or in part, be authorized but unissued shares or shares of Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Notwithstanding the foregoing, with respect to SARs that are settled in Stock, the aggregate number of shares of Stock subject to the SAR grant shall be counted against the shares available for issuance under the Plan as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise.

(b) Subject to adjustment in accordance with Subsections 4.2 and 4.3, the following additional maximums are imposed under the Plan:

(i) Subject to the proviso contained in this paragraph, the maximum number of shares of Stock that may be issued in conjunction with Other Stock Awards granted pursuant to Section 3 shall be up to 500,000 shares; provided, however, that for every share of Stock in excess of 500,000 awarded hereunder in respect of Other Stock Awards, the maximum number of shares reserved for grant hereunder shall be reduced by 1.5 shares. By way of example, if only grants of Other Stock Awards are made under the Plan, the maximum number of shares that may be issued is 1,500,000.

(ii) The maximum number of shares of Stock that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 400,000 during any fiscal year and the maximum number of shares of Stock that may be covered by Other Stock Awards pursuant to Section 3 shall be 250,000 during any fiscal year; and

(c) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that shares of Stock subject to Other Stock Awards, and the issuance of which reduced the maximum number of shares authorized for issuance under the Plan by 1.5 shares, are forfeited or cancelled, or if such an Award terminates or expires without a distribution of shares to the Participant, the number of shares of Stock remaining for Award grants hereunder shall be increased by 1.5 for each share forfeited, cancelled or otherwise not delivered. Shares of Stock shall not again be available if such shares are surrendered or withheld as payment of either the exercise price of an Award and/ or withholding taxes in respect of an Award. Awards that are settled solely in cash shall not reduce the number of shares of Stock available for Awards. Upon the exercise of any Award granted in tandem with any other Award, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. The maximum number of shares of Stock available for delivery under the Plan shall not be reduced for shares subject to plans assumed by the Company in an acquisition of an interest in another company.

4.2 Adjustments for Changes in Capitalization. If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, or if the Company makes an extraordinary dividend or distribution to its stockholders (including without limitation to implement a spinoff) (each, a “Corporate Transaction”) then, subject to any required action by the stockholders of the Company, the number and kind of shares of Company stock available under the Plan or subject to any limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Committee or otherwise. Subject to any required action by the stockholders, the number and kind of shares covered by each outstanding Award, and the price per share in each such Award, shall also be automatically proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a Corporate Transaction or any other increase or decrease in the number of such shares, or any decrease in the value of such shares, effected without receipt of consideration by the Company. Notwithstanding the foregoing, no fractional shares shall be issued or made subject to an Option, SAR or Stock Award in making the foregoing adjustments. All adjustments made pursuant to this Section shall be final, conclusive and binding upon the holders of Options, SARS and Stock Awards.

4.3 Certain Mergers and Other Extraordinary Events. If the Company merges or consolidates with another corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options or other Awards remain outstanding under this Plan, (A) subject to the provisions of clause (C) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, whether or not the Company is the surviving corporation, each holder of an outstanding Option or other Award shall be entitled, upon exercise of that Option or Award or in place of it, as the case may be, to receive, at the option of the Committee and in lieu of shares of Stock, (i) the number and class or classes of shares of Stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares of Stock as to which that Option may be exercised or are subject to the Award or (ii) shares of stock of the company that is the surviving corporation in such merger, consolidation, liquidation, sale or other disposition having a value, as of the date of payment under Subsection 4.3(i) as determined by the Committee in its sole discretion, equal to the value of the shares of Stock or other securities or property otherwise payable under Subsection 4.3(i); (B) whether or not the Company is the surviving corporation, if Options or other Awards have not already become exercisable, the Board of Directors may waive any limitations set forth in or imposed pursuant to this Plan so that all Options or other Awards, from and after a date prior to the effective date of that merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (C) all outstanding Options or SARs may be cancelled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, provided that with respect to a merger or consolidation the Company is not the surviving company, and provided further that any optionee or SAR holder shall have the right immediately prior to such event to exercise his or her Option or SAR to the extent such optionee or holder is otherwise able to do so in accordance with this Plan or his individual Option or SAR agreement; provided, further, that any such cancellation pursuant to this Section 4.3 shall be contingent upon the payment to the affected Participants of an amount equal to (i) in the case of any out-of-the-money Option or

SAR, cash, property or a combination thereof having an aggregate value equal to the value of such Option or SAR, as determined by the Committee or the Board of Directors, as applicable, in its sole discretion, and (ii) in the case of an in-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the excess of the value of the per-share amount of consideration paid pursuant to the merger, consolidation, liquidation, sale or other disposition, as the case may be, giving rise to such cancellation, over the exercise price of such Option or SAR multiplied by the number of shares of Stock subject to the Option or SAR.

Any adjustments pursuant to this Subsection 4.3 shall be made by the Board or Committee, as the case may be, whose determination in that respect shall be final, binding and conclusive, regardless of whether or not any such adjustment shall have the result of causing an ISO to cease to qualify as an ISO.

4.4 Changes in Par Value. In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

4.5 Limitation on Grantees’ Rights. Except as hereinbefore expressly provided in this Section 4, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award, unless the Committee shall otherwise determine.

4.6 Company Right and Power. The grant of any Award pursuant to this Plan shall not adversely affect in any way the right or power of the Company (A) to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, (B) to merge or consolidate, (C) to dissolve, liquidate or sell, or transfer all or any part of its business or assets or (D) to issue any bonds, debentures, preferred or other preference stock ahead of or affecting the Stock.

4.7 Fractional Shares. If any action described in this Section 4 results in a fractional share for any Participant under any Award hereunder, such fraction shall be completely disregarded and the Participant shall be entitled only to the whole number of shares resulting from such adjustment.

SECTION 5

OPERATION AND ADMINISTRATION

5.1 Effective Date; Duration. The Plan shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”). The Plan shall have a duration of seven years from the Effective Date; provided that in the event of Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding; provided further, however, that no Award may be granted under the Plan on a date that is more than seven years from the Effective Date.

5.2 Vesting. Except as set forth below and in Section 4.3, and other than Options, SARs, Restricted Stock, Restricted Stock Units or Other Stock Awards conditioned upon the attainment of Performance Goals that relate to performance periods of at least one fiscal year, and except to the extent accelerated by the Committee upon death, disability, retirement or Change in Control, no Award granted hereunder may vest in excess of 1/3 of the number of shares subject to the Award per year for the first three years after the grant date. Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an Award shall be considered the day on which such Award is granted. The term of any Award granted under the Plan will not exceed seven years from the date of grant.

5.3 Uncertificated Stock. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

5.4 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of unrestricted shares of Stock to which the Participant is otherwise entitled under the Plan, but only to the extent of the minimum amount required to be withheld under applicable law.

5.5 Use of Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

5.6 Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. In the event an Award is conditioned on the achievement of one or more Performance Measures, any dividend payments or dividend equivalent payments will only be earned, vested or acquired to the extent the underlying Stock subject to the Award is earned, vested or acquired.

5.7 Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish.

5.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

5.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.10 Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

5.11 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

5.12 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.13 Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.14 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and shall be signed, made or presented by the proper party or parties.

5.15 Termination of Employment Following Change In Control. In the event that the employment of a Participant who is an employee of the Company or a Subsidiary is terminated by the Company during the six-month period following a Change in Control, all of such Participant’s outstanding Options and SARs may thereafter be exercised by the Participant, to the extent that such Options and SARs were exercisable as of the date of such termination of employment (x) for a period of six months from such date of termination or (y) until expiration of the stated term of such Option or SAR, whichever period is the shorter.

5.16 Section 409A. It is intended that all Options and SARs granted under the Plan shall be exempt from the provisions of Section 409A of the Code and that all Other Stock Awards under the Plan, to the extent that they constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder). The Plan and any Award Agreements issued hereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

5.17 Regulations and Other Approvals.

(a) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan or make any other distribution of benefits under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws (including, without limitation, the requirements of the Securities Act of 1933) and all applicable requirements of any securities exchange or similar entity, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval, as applicable, has been effected or obtained free of any conditions not acceptable to the Committee.

(c) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933 and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and applicable state securities laws, and the Committee may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

(d) With respect to persons subject to section 16 of the Securities and Exchange Act of 1934, as amended, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3.

5.18 Awards to Employees Subject to Taxation Outside of the United States. Without amending the Plan, Awards may be granted to Participants who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan. Such different terms and conditions may be reflected in Addenda to the Plan or in the applicable Award Agreement. However, no such different terms or conditions shall be employed if such terms or conditions constitute, or in effect result in, an increase in the aggregate number of shares which may be issued under the Plan or a change in the definition of Eligible Grantee.

SECTION 6

COMMITTEE

6.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are non-employee Directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and are outside Directors within the meaning of Code Section 162(m). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Unless otherwise determined by the Board, CryoLife’s Compensation Committee shall be designated as the “Committee” hereunder.

6.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards, and to waive or otherwise modify any vesting or other restrictions contained in awards. The Committee may also, without obtaining stockholder approval, amend any outstanding award to provide the holder thereof with additional rights or benefits of the type otherwise permitted by the Plan, including without limitation, extending the term thereof; provided, however, that in no event may the term of any Option or SAR exceed seven years.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

(e) Subject to Section 4.2 hereof, neither the Board, the Committee nor their respective delegates shall have the authority to (i) reprice (or cancel and regrant) any Option, SAR or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders, (ii) take any other action (whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater options) that has the effect of repricing an Option, SAR or other Award, or (iii) grant any Option, SAR or other Award that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Grantee upon exercise of the original Option, SAR or Award.

(f) Anything in the Plan to the contrary notwithstanding, neither the Board nor the Committee may accelerate the payment or vesting of any Option, SAR or other Award except in the event of death, disability, retirement or a Change in Control.

6.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers hereunder, including without limitation, the power to designate Participants hereunder and determine the amount, timing and terms of Awards hereunder, to any person or persons selected by it, including without limitation, any executive officer of the Company. Any such allocation or delegation may be revoked by the Committee at any time.

6.4 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive unless the Committee determines such records to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.5 Indemnification. Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification or elimination of liability to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 7

AMENDMENT AND TERMINATION

(a) The Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without stockholder approval:

(i) any increase in the number of shares that may be issued under the Plan (except by certain adjustments provided for under the Plan);

(ii) any change in the class of persons eligible to receive Awards under the Plan;

(iii) any change in the requirements of Section 2.2 hereof regarding the Exercise Price of Options and SARs;

(iv) any repricing or cancellation and regrant of any Option or, if applicable, other Award at a lower exercise, base or purchase price, whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater options or any action that provides for Awards that contain a so-called “reload” feature under which additional Options or other Awards are granted automatically to the Grantee upon exercise of the original Option or Award; or

(v) any other amendment to the Plan that would require approval of the Company’s stockholders under applicable law, regulation or rule.

Notwithstanding any of the foregoing, adjustments pursuant to paragraph 4.2 shall not be subject to the foregoing limitations of this Section 7.

(b) Options, SARs and other Awards may not be granted under the Plan after the date of termination of the Plan, but Options and SARs granted prior to that date shall continue to be exercisable according to their terms and other Awards shall continue to vest in accordance with their terms.

SECTION 8

CHANGE IN CONTROL

Subject to the provisions of paragraph 4.2 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control as defined in Section 9:

(a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c) All Stock Units, Restricted Stock, Restricted Stock Units, Performance Shares and other Awards shall become fully vested.

SECTION 9

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Affiliated Company. The term “Affiliated Company” means any company controlled by, controlling or under common control with the Company.

(b) Award. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

(c) Board. The term “Board” shall mean the Board of Directors of the Company.

(d) Change in Control. “Change of Control” means a change in the ownership or effective control of, or in the ownership of a substantial portion of the assets of, the Company, as described in paragraphs (i) through (iii) below.

(i) Change in Ownership of the Company. A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (within the meaning of paragraph (iv)), acquires ownership of the Company stock that, together with the Company stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company.

(A) If any one person or more than one person acting as a group (within the meaning of paragraph (iv)), is considered to own more than 50% of the total voting power of the stock of the Company, the acquisition of additional the Company stock by such person or persons shall not be considered to cause a change in the ownership of the Company or to cause a change in the effective control of the Company (within the meaning of paragraph (ii) below).

(B) An increase in the percentage of the Company stock owned by any one person, or persons acting as a group (within the meaning of paragraph (iv)), as a result of a transaction in which the Company acquires its stock in exchange for property, shall be treated as an acquisition of stock for purposes of this paragraph (i).

(C) Except as provided in (B) above, the provisions of this paragraph (i) shall apply only to the transfer or issuance of the Company stock if such stock remains outstanding after such transfer or issuance.

(ii) Change in Effective Control of the Company.

(A) A change in the effective control of the Company shall occur on the date that either of (1) or (2) below occurs:

(1) Any one person, or more than one person acting as a group (within the meaning of paragraph (iv)), acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

(2) A majority of the members of the the Company Board of Directors are replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of the appointment or election.

(B) A change in effective control of the Company also may occur with respect to any transaction in which either of the Company or the other entity involved in a transaction experiences a Change of Control event described in paragraphs (i) or (iii).

(C) If any one person, or more than one person acting as a group (within the meaning of paragraph (iv)), is considered to effectively control the Company (within the meaning of this paragraph (ii)), the acquisition of additional control of the Company by the same person or persons shall not be considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of paragraph (i)).

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (within the meaning of paragraph (iv)), acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value (within the meaning of paragraph (iii)(B)) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

(A) A transfer of the Company’s assets shall not be treated as a change in the ownership of such assets if the assets are transferred to one or more of the following:

(1) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company stock;

(2) An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(3) A person, or more than one person acting as a group (within the meaning of paragraph (iv)) that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company; or

(4) An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii)(A)(3).

For purposes of this paragraph (iii)(A), and except as otherwise provided, a person’s status is determined immediately after the transfer of assets.

(B) For purposes of this paragraph (iii), gross fair market value means the value of all the Company assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iv) For purposes of this Section 9(d), persons shall be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase, or acquisition of assets, or similar business transaction with the Company. If a person, including an entity shareholder, owns stock in the Company and another entity with which the Company enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction, such shareholder shall be considered to be acting as a group with the other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons shall not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering of the Company’s stock.

(e) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f) Eligible Grantee. The term “Eligible Grantee” shall mean any executive officer or employee of the Company or a Subsidiary, as determined by the Committee in its sole discretion. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Award shall not become vested prior to the date the employee first performs such services.

(g) Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, then the “Fair Market Value” as of that date shall be the closing sale price of the Stock on that date on the New York Stock Exchange.

(h) Subsidiaries. The term “Subsidiary” means any present or future subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, and any present or future business venture designated by the Committee in which the Company has a significant interest, as determined in the discretion of the Committee.

(i) Stock. The term “Stock” shall mean shares of common stock of the Company.

SECTION 10

GOVERNING LAW

This Plan shall be governed by, and construed in accordance with, the laws of the State of Georgia, except to the extent that the Florida Business Corporation Act shall be applicable.

ANNEX

ADMISSION TICKET

2009 Annual Meeting of Stockholders

NON-TRANSFERABLE	May 19, 2009	NON-TRANSFERABLE
10:00 a.m. CryoLife, Inc. 1655 Roberts Boulevard, NW Kennesaw, Georgia 30144

Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders and guests of CryoLife.

Admission will be by ticket only.

If you are a beneficial owner (your shares are held in the name of a bank, broker, or other holder of record) and plan to attend the meeting, you can obtain an admission ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355. Please be sure to enclose proof of ownership such as a bank or brokerage account statement.

Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the reception desk on the day of the meeting.

CRYOLIFE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING ON MAY 19, 2009

The undersigned stockholder hereby appoints STEVEN G. ANDERSON and SUZANNE K. GABBERT, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of CRYOLIFE, INC. to be held on May 19, 2009, and any adjournments thereof.

The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated April 7, 2009, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies to vote as indicated below and in their discretion on any matter that may properly come before the meeting or any adjournment of the meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

May 19, 2009

Proxy Voting Instructions

MAIL – Date, sign, and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718 921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER
ACCOUNT NUMBER

-OR-
IN PERSON – You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries up until 11:59 PM Eastern Time the day before the meeting.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” THE APPROVAL OF THE CRYOLIFE, INC. 2009 EMPLOYEE STOCK INCENTIVE PLAN, AND “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. IF NO VOTING INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. ELECTION OF DIRECTORS ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (see instructions below)	NOMINEES: ¡ Steven G. Anderson ¡ Thomas F. Ackerman ¡ James S. Benson ¡ Daniel J. Bevevino ¡ John M. Cook ¡ Ronald C. Elkins, M.D. ¡ Ronald D. McCall, Esq. ¡ Harvey Morgan

2.    To approve the adoption of the CryoLife, Inc.

       2009 Employee Stock Incentive Plan.

☐    FOR

☐    AGAINST

☐    ABSTAIN

3.    To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2009.

☐    FOR

☐    AGAINST

☐    ABSTAIN

4.    In their discretion, upon such other matters as may properly come before the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee with respect to whom you wish to withhold your vote, as shown here: ●

ADDRESS CHANGES:

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES, AND IN FAVOR OF THE 2009 EMPLOYEE STOCK INCENTIVE PLAN AND THE RATIFICATION OF DELOITTE & TOUCHE LLP

To change the address on your account, please check the box at right and indicate your new address in the address change space above. Please note that changes to the registered name(s) on the account may not be submitted by this method.

☐

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

May 19, 2009

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” THE APPROVAL OF THE CRYOLIFE, INC. 2009 EMPLOYEE STOCK INCENTIVE PLAN, AND “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. IF NO VOTING INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. ELECTION OF DIRECTORS ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (see instructions below)	NOMINEES: ¡ Steven G. Anderson ¡ Thomas F. Ackerman ¡ James S. Benson ¡ Daniel J. Bevevino ¡ John M. Cook ¡ Ronald C. Elkins, M.D. ¡ Ronald D. McCall, Esq. ¡ Harvey Morgan

2.  To approve the adoption of the CryoLife, Inc. 2009

     Employee Stock Incentive Plan.

☐    FOR

☐    AGAINST

☐    ABSTAIN

3.    To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2009.

☐    FOR

☐    AGAINST

☐    ABSTAIN

4.    In their discretion, upon such other matters as may properly come before the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee with respect to whom you wish to withhold your vote, as shown here: ●

ADDRESS CHANGES:

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES, AND IN FAVOR OF THE 2009 EMPLOYEE STOCK INCENTIVE PLAN AND THE RATIFICATION OF DELOITTE & TOUCHE LLP

To change the address on your account, please check the box at right and indicate your new address in the address change space above. Please note that changes to the registered name(s) on the account may not be submitted by this method.

☐

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.